Exhibit 10.1

AMENDMENT NO. 3 TO

LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT, dated as of May 3, 2019 (the “Amendment”), is among:

(i)       HILL-ROM COMPANY, INC., an Indiana corporation (“Hill-Rom”) and as initial Servicer (in such capacity, the “Servicer”);

(ii)       HILL-ROM FINANCE COMPANY LLC, a Delaware limited liability company, as borrower (the “Borrower”); and

(iii)       MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.) (“MUFG”), as Group Agent, as Committed Lender and as Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Servicer, the Borrower, the Group Agent, the Committed Lender and the Administrative Agent have heretofore entered into that certain Loan and Security Agreement, dated as of May 5, 2017 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Agreement”);

WHEREAS, concurrently herewith, the Servicer, the Borrower, the Group Agent, the Committed Lender and the Administrative Agent are entering into that certain Second Amended and Restated Fee Letter, dated as of the date hereof (the “Fee Letter”); and

WHEREAS, the parties hereto wish to modify the Agreement upon the terms hereof.

NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), the parties hereto agree as follows:

A G R E E M E N T:

1.       Definitions. Unless otherwise defined or provided herein, capitalized terms used herein (including in the recitals) have the meanings attributed thereto in (or by reference in) the Agreement.

2.       Amendments to the Agreement. The Agreement is hereby amended to incorporate the changes shown on the marked pages of the Agreement attached hereto as Exhibit A.

3.       Conditions to Effectiveness. This Amendment shall be effective as of the date hereof upon satisfaction of the following conditions precedent:

(a)       Execution of the Amendment. The Administrative Agent shall have received a counterpart of this Amendment duly executed by each of the other parties hereto.

(b)       Execution of the Fee Letter. The Administrative Agent shall have received a counterpart of the Fee Letter duly executed by each of the other parties thereto.

(c)       Upfront Fee. The Administrative Agent shall have received the “Upfront Fee” (under and as defined in the Fee Letter) in accordance with the terms of the Fee Letter.

(d)       No Defaults. No Event of Default or Unmatured Event of Default shall have occurred and be continuing either immediately before or immediately after giving effect to this Amendment and the Fee Letter.

(e)       Performance Test. No Performance Test is currently being breached.

(f)       Representations and Warranties True. The representations and warranties contained in the Agreement and in this Amendment shall be true and correct in all material respects (except that any representation and warranty that is qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of the date hereof both immediately before and immediately after giving effect to this Amendment and the Fee Letter, unless such representations and warranties by their terms refer to an earlier date, in which case they are true and correct in all material respects (except that any such representation and warranty that is qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of such earlier date.

4.       Certain Representations and Warranties. Each of Hill-Rom, the Servicer and the Borrower represents and warrants to the Group Agent, the Committed Lender and the Administrative Agent as follows:

(a)       Representations and Warranties. The representations and warranties made by such party in the Agreement and in any other Transaction Document to which it is a party are true and correct in all material respects (except that any representation and warranty that is qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects) both as of the date hereof and immediately after giving effect to this Amendment and the Fee Letter, unless such representations and warranties by their terms refer to an earlier date, in which case they are true and correct in all material respects (except that any such representation and warranty that is qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of such earlier date.

(b)       Due Authorization, Non-Contravention, etc. The execution, delivery and performance by such party of this Amendment and the Fee Letter are within its corporate powers, have been duly authorized by all necessary action, and do not: (1) contravene its organizational documents; (2) conflict with, result in any breach or (without notice or lapse of time or both) a default under any indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, if such conflict, breach or default could reasonably be expected to have a Material Adverse Effect, or (3) violate any Applicable Law applicable to it or any of its properties if such violation of Applicable Law could reasonably be expected to have a Material Adverse Effect.

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(c)       Validity, etc. This Amendment and the Fee Letter constitute the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law and implied covenants of good faith and fair dealing.

(d)       No Defaults. No Event of Default or Unmatured Event of Default has occurred and is continuing either immediately before or immediately after giving effect to this Amendment and the Fee Letter.

(e)       Performance Test. No Performance Test is currently being breached.

5.       Reference to, and Effect on the Agreement and the Transaction Documents.

(a)       The Agreement (except as specifically amended herein) shall remain in full force and effect and the Agreement and each of the other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto.

(b)       On and after the execution and delivery of this Amendment, each reference in the Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Agreement, and each reference in any other Transaction Document to “the Loan and Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement, as amended by this Amendment.

(c)       The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, the Group Agent or the Committed Lender under, nor constitute a waiver of any provision of, the Agreement or any other Transaction Document.

(d)       To the extent that the consent of any party hereto, in any capacity, is required under the Transaction Documents or any other agreement entered into in connection with the Transaction Documents with respect to any of the amendments set forth herein, such party hereby grants such consent.

6.       Further Assurances. Each of the Servicer and the Borrower hereby agrees to do, at the Borrower’s expense, all such things and execute all such documents and instruments as the Administrative Agent or any Lender may reasonably consider necessary or desirable to give full effect to the transaction contemplated by this Amendment and the documents, instruments and agreements executed in connection herewith.

7.       Transaction Document. This Amendment shall be a Transaction Document under (and as defined in) the Agreement.

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8.       Costs and Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution and delivery of this Amendment and the Fee Letter, including the reasonable Attorney Costs for the Administrative Agent and the other Credit Parties with respect thereto.

9.       Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

10.       Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

11.       GOVERNING LAW. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

12.       CONSENT TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE BORROWER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE BORROWER, THE SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AMENDMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 12 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

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(b) EACH OF THE BORROWER AND THE SERVICER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN THE AGREEMENT. NOTHING IN THIS SECTION 12 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

13.       Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.       Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

15.       Reaffirmation of Performance Guaranty. After giving effect to this Amendment and the Fee Letter, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HILL-ROM COMPANY, INC.,
individually and as the Servicer

By:	/s/ Barbara W. Bodem
Name: Barbara W. Bodem
Title: Senior Vice President and Chief Financial Officer

HILL-ROM FINANCE COMPANY LLC,
as the Borrower

By:	/s/ Barbara W. Bodem
Name: Barbara W. Bodem
Title: President and Chief Financial Officer

S-1	Amendment No. 3 to LSA
(Hill-Rom)

MUFG BANK, LTD.,
as Administrative Agent

By:	/s/ Eric Williams
Name: Eric Williams
Title: Managing Director

MUFG BANK, LTD.,
as Group Agent for the MUFG Group

By:	/s/ Eric Williams
Name: Eric Williams
Title: Managing Director

MUFG BANK, LTD.,
as Committed Lender

By:	/s/ Eric Williams
Name: Eric Williams
Title: Managing Director

S-2	Amendment No. 3 to LSA
(Hill-Rom)

Acknowledged and Agreed:

HILL-ROM HOLDINGS, INC.,
as the Performance Guarantor

By:	/s/ Barbara W. Bodem

Name: Barbara W. Bodem
Title: Senior Vice President and Chief Financial Officer

S-3	Amendment No. 3 to LSA
(Hill-Rom)

EXHIBIT A

[Amendments to the Loan and Security Agreement]

Exh A-1

EXHIBIT A to Amendment No. 3, dated as of May 3, 2019

Conformed to Amendment No. 1, dated as of May 4, 2018

Conformed to Amendment No. 2, dated as of May 30, 2018

EXECUTION COPY

LOAN AND SECURITY AGREEMENT

Dated as of May 5, 2017

by and among

HILL-ROM FINANCE COMPANY LLC,

as Borrower,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Lenders and as Group Agents,

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.),

as Administrative Agent,

and

HILL-ROM COMPANY, INC.,

as initial Servicer

Page

ARTICLE I	DEFINITIONS	1
SECTION 1.01.	Certain Defined Terms	1
SECTION 1.02.	Other Interpretative Matters	~~33~~35
ARTICLE II	TERMS OF THE LOANS	~~34~~36
SECTION 2.01.	Loan Facility	~~34~~36
SECTION 2.02.	Making Loans; Repayment of Loans	~~35~~36
SECTION 2.03.	Interest and Fees	~~37~~38
SECTION 2.04.	Records of Loans	~~37~~39
SECTION 2.05.	Selection of Tranche Periods	~~37~~39
SECTION 2.06.	Defaulting Lenders	~~38~~39
ARTICLE III	[RESERVED]	~~38~~40
ARTICLE IV	SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS	~~38~~40
SECTION 4.01.	Settlement Procedures	~~38~~40
SECTION 4.02.	Payments and Computations, Etc	~~41~~43
ARTICLE V	INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST	~~42~~43
SECTION 5.01.	Increased Costs	~~42~~43
SECTION 5.02.	Funding Losses	~~43~~45
SECTION 5.03.	Taxes	~~43~~45
SECTION 5.04.	Inability to Determine Adjusted LIBOR; Change in Legality	~~47~~49
SECTION 5.05.	Security Interest	~~48~~50
SECTION 5.06.	Successor Adjusted LIBOR	50
ARTICLE VI	CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS	~~49~~51
SECTION 6.01.	Conditions Precedent to Effectiveness and the Initial Credit Extension	~~49~~51
SECTION 6.02.	Conditions Precedent to All Credit Extensions	~~49~~51
SECTION 6.03.	Conditions Precedent to All Releases	~~50~~52
ARTICLE VII	REPRESENTATIONS AND WARRANTIES	~~51~~53
SECTION 7.01.	Representations and Warranties of the Borrower	~~51~~53
SECTION 7.02.	Representations and Warranties of the Servicer	~~57~~59
ARTICLE VIII	COVENANTS	~~61~~63

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(continued)

Page

SECTION 8.01.	Affirmative Covenants of the Borrower	~~61~~63
SECTION 8.02.	Reporting Requirements of the Borrower	~~63~~66
SECTION 8.03.	Negative Covenants of the Borrower	~~66~~68
SECTION 8.04.	Affirmative Covenants of the Servicer	~~68~~71
SECTION 8.05.	Reporting Requirements of the Servicer	~~71~~74
SECTION 8.06.	Negative Covenants of the Servicer	~~74~~77
SECTION 8.07.	Full Recourse	~~76~~79
SECTION 8.08.	Separate Existence of the Borrower	~~77~~79
ARTICLE IX	ADMINISTRATION AND COLLECTION OF RECEIVABLES	~~81~~84
SECTION 9.01.	Appointment of the Servicer	~~81~~84
SECTION 9.02.	Duties of the Servicer	~~82~~85
SECTION 9.03.	Lock-Box Account Arrangements	~~83~~86
SECTION 9.04.	Enforcement Rights	~~83~~86
SECTION 9.05.	Responsibilities of the Borrower	~~85~~87
SECTION 9.06.	Further Actions	~~85~~88
SECTION 9.07.	Servicing Fee	~~85~~88
ARTICLE X	EVENTS OF DEFAULT	~~86~~88
SECTION 10.01.	Events of Default	~~86~~88
ARTICLE XI	THE ADMINISTRATIVE AGENT	~~89~~92
SECTION 11.01.	Authorization and Action	~~89~~92
SECTION 11.02.	Administrative Agent’s Reliance, Etc	~~89~~92
SECTION 11.03.	Administrative Agent and Affiliates	~~90~~93
SECTION 11.04.	Indemnification of Administrative Agent	~~90~~93
SECTION 11.05.	Delegation of Duties	~~90~~93
SECTION 11.06.	Action or Inaction by Administrative Agent	~~90~~93
SECTION 11.07.	Notice of Events of Default; Action by Administrative Agent	~~91~~94
SECTION 11.08.	Non-Reliance on Administrative Agent and Other Parties	~~91~~94
SECTION 11.09.	Successor Administrative Agent	~~92~~94
ARTICLE XII	THE GROUP AGENTS	~~92~~95
SECTION 12.01.	Authorization and Action	~~92~~95

ii

(continued)

Page

SECTION 12.02.	Group Agent’s Reliance, Etc	~~92~~95
SECTION 12.03.	Group Agent and Affiliates	~~93~~96
SECTION 12.04.	Indemnification of Group Agents	~~93~~96
SECTION 12.05.	Delegation of Duties	~~93~~96
SECTION 12.06.	Notice of Events of Default	~~94~~96
SECTION 12.07.	Non-Reliance on Group Agent and Other Parties	~~94~~97
SECTION 12.08.	Successor Group Agent	~~94~~97
SECTION 12.09.	Reliance on Group Agent	~~94~~97
ARTICLE XIII	INDEMNIFICATION	~~95~~97
SECTION 13.01.	Indemnities by the Borrower	~~95~~97
SECTION 13.02.	Indemnification by the Servicer	~~97~~100
ARTICLE XIV	MISCELLANEOUS	~~99~~102
SECTION 14.01.	Amendments, Etc	~~99~~102
SECTION 14.02.	Notices, Etc	~~100~~103
SECTION 14.03.	Assignability; Addition of Lenders	~~100~~103
SECTION 14.04.	Costs and Expenses	~~103~~106
SECTION 14.05.	No Proceedings; Limitation on Payments	~~104~~107
SECTION 14.06.	Confidentiality	~~104~~107
SECTION 14.07.	GOVERNING LAW	~~106~~109
SECTION 14.08.	Execution in Counterparts	~~106~~109
SECTION 14.09.	Integration; Binding Effect; Survival of Termination	~~106~~109
SECTION 14.10.	CONSENT TO JURISDICTION	~~107~~110
SECTION 14.11.	WAIVER OF JURY TRIAL	~~107~~110
SECTION 14.12.	Ratable Payments	~~107~~110
SECTION 14.13.	Limitation of Liability	~~108~~111
SECTION 14.14.	Intent of the Parties	~~108~~111
SECTION 14.15.	USA Patriot Act	~~108~~111
SECTION 14.16.	Right of Setoff	~~109~~112
SECTION 14.17.	Severability	~~109~~112
SECTION 14.18.	Mutual Negotiations	~~109~~112
SECTION 14.19.	Captions and Cross References	~~109~~112

iii

(continued)

Page

SECTION 14.20.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~109~~112

iv

EXHIBITS

EXHIBIT A	–	Form of Loan Request
EXHIBIT B	–	Form of Reduction Notice
EXHIBIT C	–	Form of Assignment and Acceptance Agreement
EXHIBIT D	–	Form of Assumption Agreement
EXHIBIT E	–	[Reserved]
EXHIBIT F	–	[Reserved]
EXHIBIT G	–	Form of Information Package
EXHIBIT H	–	Form of Compliance Certificate
EXHIBIT I	–	Closing Memorandum
EXHIBIT J	–	Special Concentration Obligor Percentages

SCHEDULES

SCHEDULE I	–	Commitments
SCHEDULE II	–	Lock-Box Accounts and Lock-Box Banks
SCHEDULE III	–	Notice Addresses
SCHEDULE IV	–	Subject Account
SCHEDULE 7.01(m)	–	UCC Details
SCHEDULE 8.04(f)	–	Location of Records

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This LOAN AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of May 5, 2017 by and among the following parties:

(i)       HILL-ROM FINANCE COMPANY LLC, a Delaware limited liability company, as Borrower (together with its successors and assigns, the “Borrower”);

(ii)       the Persons from time to time party hereto as Lenders and as Group Agents;

(iii)       MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.) (“MUFG”), as Administrative Agent; and

(iv)       HILL-ROM COMPANY, INC., an Indiana Corporation (“Hill-Rom”) and as initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”).

PRELIMINARY STATEMENTS

The Borrower has acquired, and will acquire from time to time, Receivables from the Originators pursuant to the Purchase and Sale Agreement. The Borrower has requested that the Lenders make Loans from time to time to the Borrower, on the terms, and subject to the conditions set forth herein, secured by, among other things, the Receivables.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Adjusted LIBOR” means with respect to any Tranche Period, the interest rate per annum determined by the applicable Group Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the Intercontinental Exchange Benchmark Administration Ltd. (or the successor thereto if it is no longer making such rates available) LIBOR Rate (“ICE LIBOR”), as published by Reuters (currently Reuters LIBOR01 page) (or any other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London, England time) for deposits in U.S. Dollars with a duration comparable to such Tranche Period on the second Business Day preceding the first day of such Tranche Period (or if a rate cannot be determined under the foregoing, an interest rate per annum equal to the average (rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) of the interest rates per annum at which deposits in U.S. Dollars with a duration comparable to such Tranche Period in a principal amount substantially equal to the Portion of Capital to be funded at Adjusted LIBOR during such Tranche Period are offered to the principal London office of the applicable Group Agent (or its related Committed Lender) by three London banks, selected by the applicable Group Agent in good faith, at approximately 11:00 a.m. (London, England time) on the second Business Day preceding the first day of such Tranche Period), by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The calculation of Adjusted LIBOR may also be expressed by the following formula:

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ICE LIBOR or appropriate successor

Adjusted LIBOR =

1.00 - Euro-Rate Reserve Percentage

Adjusted LIBOR shall be adjusted on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The applicable Group Agent shall give prompt notice to the Borrower of Adjusted LIBOR as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error). Notwithstanding the foregoing, if Adjusted LIBOR as determined herein would be less than zero (0.00), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Administrative Agent” means MUFG, in its capacity as contractual representative for the Credit Parties, and any successor thereto in such capacity appointed pursuant to Section 11.09 or Section 14.03(g).

“Advanced Respiratory Division” means the Advanced Respiratory Division of Hill-Rom.

“Adverse Claim” means any claim of ownership or any Lien; it being understood that any such claim or Lien in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) under the Transaction Documents shall not constitute an Adverse Claim.

“Advisors” has the meaning set forth in Section 14.06(c).

“Affected Person” means each Credit Party, each Program Support Provider, each Liquidity Agent and each of their respective Affiliates.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Receivable” means any Pool Receivable any Obligor of which (a) is an Affiliate of any Hill-Rom Party; (b) is a Person 10% or more of the Voting Stock of which is controlled, directly or indirectly, by any Hill Rom Party or any Affiliate of any Hill Rom Party; or (c) is a Person which, together with any Affiliates of such Person, controls, directly or indirectly, 10% of the Voting Stock of any Hill Rom Party.

“Aggregate Capital” means, at any time of determination, the aggregate outstanding Capital of all Lenders at such time.

“Aggregate Interest” means, at any time of determination, the aggregate accrued and unpaid Interest on the Loans of all Lenders at such time.

“Agreement” has the meaning set forth in the preamble to this Agreement.

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“Allyn Family Group” means the descendants of William N. Allyn and members of such descendants’ families and trusts for the benefit of such Persons.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Hill-Rom Party or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Anti-Terrorism Laws” means each of: (a) the Executive Order; (b) the PATRIOT Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956 and any successor statute thereto; (d) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); (e) the Bank Secrecy Act, and the rules and regulations promulgated thereunder; and (f) any other Law of the United States, Canada or any member state of the European Union now or hereafter enacted to monitor, deter or otherwise prevent: (i) terrorism or (ii) the funding or support of terrorism or (iii) money laundering.

“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of this Agreement.

“Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by a Committed Lender, an Eligible Assignee, such Committed Lender’s Group Agent and the Administrative Agent, and, if required, the Borrower, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit C hereto.

“Assumption Agreement” has the meaning set forth in Section 14.03(i).

“Attorney Costs” means and includes all fees, reasonable and documented out-of-pocket costs, expenses and disbursements of one primary counsel, and one additional local counsel in each applicable jurisdiction, for the Administrative Agent and the other Secured Parties, and, if an actual or potential conflict of interest arises, one additional counsel for each similarly situated group of Secured Parties for which such conflict exists.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

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 “Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate” means, for any day and any Lender, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(a)       the rate of interest in effect for such day as publicly announced from time to time by the applicable Group Agent or its Affiliate as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the applicable Group Agent or its Affiliate based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer; and

(b)       0.50% per annum above the latest Federal Funds Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Rule, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.

“Borrower” has the meaning specified in the preamble to this Agreement.

“Borrower Indemnified Amounts” has the meaning set forth in Section 13.01(a).

“Borrower Indemnified Party” has the meaning set forth in Section 13.01(a).

“Borrower Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to any Credit Party, Borrower Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, all Capital and Interest on the Loans, all Fees and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including interest, fees and other obligations that accrue after the commencement of any Event of Bankruptcy with respect to the Borrower (in each case whether or not allowed as a claim in such proceeding).

“Borrower’s Net Worth” means, at any time of determination, an amount equal to (i) the Unpaid Balance of all Pool Receivables at such time, minus (ii) the sum of (A) the Aggregate Capital at such time, plus (B) the Aggregate Interest at such time, plus (C) the aggregate accrued and unpaid Fees at such time, plus (D) the aggregate outstanding principal balance of all Subordinated Notes at such time, plus (E) the aggregate accrued and unpaid interest on all Subordinated Notes at such time, plus (F) without duplication, the aggregate accrued and unpaid other Borrower Obligations at such time.

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“Borrowing Base” means, at any time of determination, the amount equal to (a) the Net Pool Balance at such time, minus (b) the Required Reserves at such time.

“Borrowing Base Deficit” means, at any time of determination, the amount, if any, by which (a) the Aggregate Capital at such time, exceeds (b) the Borrowing Base at such time.

“Breakage Fee” means (i) for any Interest Period for which Interest is computed by reference to the CP Rate or the Adjusted LIBOR and a reduction of Capital is made for any reason on any day other than a Settlement Date or solely with respect to a LIBOR Loan, the Monthly Settlement Date that corresponds to the end of the related Tranche Period or (ii) to the extent that the Borrower shall for any reason, fail to borrow on the date specified by the Borrower in connection with any request for funding pursuant to Article II of this Agreement, the amount, if any, by which (A) the additional Interest (calculated without taking into account any Breakage Fee or any shortened duration of such Interest Period pursuant to the definition thereof) which would have accrued during such Interest Period (or, in the case of clause (i) above, until the maturity of the underlying Note or end of the related Tranche Period, as applicable) on the reductions of Capital relating to such Interest Period had such reductions not been made (or, in the case of clause (ii) above, the amounts so failed to be borrowed or accepted in connection with any such request for funding by the Borrower), exceeds (B) the amount of interest which would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency or a comparable amount and period from other banks in the eurocurrency market. A certificate as to the amount of any Breakage Fee (including the computation of such amount) shall be submitted by the affected Lender (or applicable Group Agent on its behalf) to the Borrower and shall be conclusive and binding for all purposes, absent manifest error.

“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in New York City, New York and (b) if this definition of “Business Day” is utilized in connection with Adjusted LIBOR, dealings are carried out in the London interbank market.

“Capital” means, with respect to any Lender, the aggregate amounts paid to, or on behalf of, the Borrower in connection with all Loans made by such Lender pursuant to Article II, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 4.01; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.

“Change in Control” means the occurrence of any of the following:

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(a)       with respect to the Parent, an event or series events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Parent and its subsidiaries, any employee benefit plan of the Parent or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than any member or members of the Hillenbrand Family Group or the Allyn Family Group becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)       with respect to the Parent, an event or series events by which during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease (other than by reason of death or disability) to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;

(c)       Hill-Rom ceases to own, directly, 100% of the issued and outstanding Capital Stock and all other equity interests of the Borrower free and clear of all Adverse Claims;

(d)       Parent ceases to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of Hill-Rom, any Originator, Servicer or Borrower;

(e)       any Subordinated Note shall at any time cease to be owned by an Originator, free and clear of all Adverse Claims; provided, however, that any Adverse Claim of the Subordinated Note Financier in any Subordinated Note that occurs pursuant to any Subordinated Note Financing Document shall not be a “Change in Control” pursuant to this clause (e), so long as the Subordinated Note Financier is then party to the No Petition Agreement; or

(f)       a “change of control” (or similar event) shall occur under the Credit Agreement.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (w) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all reports, notes, requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

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“Closing Date” means May 5, 2017.

“Code” means the Internal Revenue Code of 1986, as amended or otherwise modified from time to time.

“Collateral” has the meaning set forth in Section 5.05(a).

“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, the Borrower, the Servicer or any other Person on their behalf in payment of any amounts owed or payable in respect of such Pool Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed or payable in respect of such Pool Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of any related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Pool Receivable and (d) all other proceeds of such Pool Receivable.

“Commitment” means, with respect to any Committed Lender (including a Related Committed Lender), the maximum aggregate amount which such Person is obligated to lend or pay hereunder on account of all Loans, on a combined basis, as set forth on Schedule I or in the Assumption Agreement or other agreement pursuant to which it became a Lender, as such amount may be modified in connection with any subsequent assignment pursuant to Section 14.03 or in connection with a reduction in the Facility Limit pursuant to Section 2.02(e). If the context so requires, “Commitment” also refers to a Committed Lender’s obligation to make Loans hereunder in accordance with this Agreement.

“Committed Lenders” means MUFG and each other Person that is or becomes a party to this Agreement in the capacity of a “Committed Lender”.

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“Concentration Limit” means at any time for any Obligor, the product of (i) such Obligor’s Specified Concentration Percentage and (ii) the aggregate Unpaid Balance of all Eligible Receivables at such time of determination.

“Conduit Lender” means each commercial paper conduit that is or becomes a party to this Agreement in the capacity of a “Conduit Lender”.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contract” means, with respect to any Receivable, the contract or contracts (including any purchase order or invoice), between an Originator and an Obligor, pursuant to which such Receivable arises or which evidences such Receivable and, for purposes of this Agreement only, which has been sold or contributed to Borrower pursuant to the Purchase and Sale Agreement. A “related” Contract with respect to a Pool Receivable means a Contract under which such Pool Receivable arises or which is relevant to the collection or enforcement of such Receivable.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“CP Rate” means, for any Conduit Lender and for any Interest Period for any Portion of Capital, the per annum rate equivalent to the weighted average cost (as determined by the applicable Group Agent and which shall include commissions and fees of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Lender, other borrowings by such Conduit Lender (other than under any Liquidity Agreement) and any other costs and expenses associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Conduit Lender to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Lender) (determined in the case of Notes issued on a discount by converting the discount to an interest equivalent rate per annum); provided, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Borrower agrees that any amounts payable to Conduit Lenders in respect of Interest for any Interest Period with respect to any Portion of Capital funded by such Conduit Lenders at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Conduit Lenders had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by Conduit Lender from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity).

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“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of September 21, 2016, among Hill-Rom Holdings, Inc., an Indiana corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Sumitomo Mitsui Banking Corporation, Wells Fargo Bank, N.A., Fifth Third Bank and The Bank of Nova Scotia, as co-syndication agents, Goldman Sachs Bank USA, TD Bank, N.A., DNB Bank ASA, New York Branch and Capital One, National Association, as co-documentation agents, and each lender from time to time party thereto, as amended, restated, waived, refinanced, or otherwise modified and in effect from time to time.

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originators in effect on the Closing Date as set forth in a certificate delivered to the Administrative Agent on the Closing Date pursuant to Section 6.01, or any replacement certificate provided to the Administrative Agent following the Closing Date in accordance with this Agreement, as modified in compliance with this Agreement.

“Credit Extension” means the making of any Loan.

“Credit Party” means each Lender, the Administrative Agent and each Group Agent.

“Cut-Off Date” means the last day of each Settlement Period.

“Days Sales Outstanding” means, on any date, the number of days equal to the product of (a) 30 and (b) the amount obtained by dividing (i) the aggregate Unpaid Balance of the Pool Receivables on the Cut-Off Date of the mostly recently ended Settlement Period by (ii) the aggregate initial Unpaid Balance of Pool Receivables which were originated during the mostly recently ended Settlement Period.

“Days Sales Outstanding Test” has the meaning set forth in Section 10.01.

“Debt” means, at any time, indebtedness of any Person at any time, without duplication, (a) all obligations for money borrowed or raised, all obligations (other than accounts payable and other similar items arising in the ordinary course of business) for the deferred payment of the purchase price of property, and all capital lease obligations or other obligations which, in each case, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person and all guarantees (whether contingent or otherwise) of such Person guaranteeing the Debt of any other Person, whether directly or indirectly (other than endorsements for collection or deposit in the ordinary course of business).

“Deemed Collections” has the meaning set forth in Section 4.01(d)(ii).

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of an Event of Bankruptcy, or (e) has become the subject of a Bail-In Action.

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“Default Ratio” means, for any Settlement Period, a fraction (expressed as a percentage), (a) the numerator of which is the sum of (i) the aggregate Unpaid Balance of all Defaulted Receivables as of the Cut-Off Date of such Settlement Period, plus (ii) (without duplication) any Losses (net of recoveries) incurred in such Settlement Period and (b) the denominator of which is the aggregate Unpaid Balance of all Receivables on the Cut-Off Date of such Settlement Period.

“Default Ratio Test” has the meaning set forth in Section 10.01.

“Defaulted Receivable” means a Pool Receivable: (a) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment with respect to such Pool Receivable, (b) as to which any Obligor thereof is subject to an Event of Bankruptcy that has occurred and is continuing or (c) which, consistent with the Credit and Collection Policy, would be or should have been written off as uncollectible.

“Diluted Receivable” means a Pool Receivable the entire or partial Unpaid Balance of which is reduced or cancelled due to Dilution.

“Dilution” means the amount by which the Unpaid Balance of a Diluted Receivable is reduced or cancelled due to returns, defect, refunds, allowances, cash discounts, rebates, disputes, rejections, set off, netting, deficit, failure to perform on the part of the related Originator or Servicer, adjustment or any other similar reason other than with respect to the credit-worthiness of any related Obligor.

“Dilution Horizon Ratio” means, as of any date of determination, a fraction (expressed as a percentage) (a) the numerator of which is equal to the aggregate initial Unpaid Balance of all Receivables originated by each Originator during the most recently ended Settlement Period and (b) the denominator of which is the Non-Defaulted Receivables Balance as of the Cut-Off Date of the most recently ended Settlement Period.

“Dilution Ratio” means, with respect to any Settlement Period, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate amount of all Dilutions in respect of Pool Receivables which occurred during such Settlement Period and (b) the denominator of which is the aggregate initial Unpaid Balance of all Receivables which were originated by the Originators during such Settlement Period.

“Dilution Ratio Test” has the meaning set forth in Section 10.01.

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“Dilution Reserve Floor Percentage” means, on any day, a percentage determined as follows:

ADR x DHR

where:

ADR = the	average of the Dilution Ratios for the preceding twelve Settlement Periods; and

DHR = the	Dilution Horizon Ratio on such day.

“Dilution Volatility Ratio” means, on any day, a percentage determined as follows:

(DS-ADR) x (DS/ADR)

where:

DS = the	highest averaged Dilution Ratio for any three (3) consecutive Settlement Periods observed over the preceding 12 Settlement Periods; and

ADR = the average of the Dilution Ratios for the preceding twelve Settlement Periods.

“Disqualified Institution” means those persons, identified by the Borrower in writing to the Administrative Agent from time to time (provided, no such written notice shall apply retroactively to disqualify any Person) as competitors of the Hill-Rom Parties and their Subsidiaries or any of their respective Affiliates to the extent such Affiliates are clearly identifiable solely by similarity of name, in each case, other than bona fide debt funds, provided that such persons shall not become Disqualified Institutions until three (3) Business Days after such notice is given to the Administrative Agent; provided, however, that none of the Lenders, the Group Agents or the Administrative Agent that are party to this Agreement as of the Closing Date or which became a party to this Agreement after the Closing Date with the consent of the Borrower shall be Disqualified Institutions.

“Dynamic Dilution Reserve Percentage” means, on any day, a percentage determined as follows:

{(SF x ADR) + DVR} x DHR

where:

SF = 2.0;

ADR = the	average of the Dilution Ratios for the preceding twelve Settlement Periods;

DVR =	the Dilution Volatility Ratio on such day; and

DHR =	the Dilution Horizon Ratio on such day.

“Dynamic Loss Reserve Percentage” means, on any day, a percentage determined as follows:

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SF x LR x LHR

where:

SF = 2.0;

LR = the highest average Loss Ratio for any three (3) consecutive Settlement Periods observed over the preceding 12 Settlement Periods; and

LHR = Loss Horizon Ratio on such day.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (i) any Committed Lender or any of its Affiliates, (ii) any Person managed by a Committed Lender or any of its Affiliates and (iii) any other financial or other institution that is not a Disqualified Institution.

“Eligible Contract” means a Contract governed by the law of the United States of America or of any State thereof that contains an obligation to pay a specified sum of money on or before a date certain and that has been duly authorized by each party thereto and which (i) does not require any Obligor thereunder to consent to any transfer, sale or assignment thereof or of the related Receivable or any proceeds of any of the foregoing, (ii) is not subject to a confidentiality provision, covenant of non-disclosure or similar restrictions that would restrict the ability of the Administrative Agent or any Credit Party to fully exercise or enforce its rights under the Transaction Documents (including any rights thereunder assigned or originated to them hereunder) with respect to the related Receivable, (iii) is not “chattel paper” as defined in the UCC of any jurisdiction governing the perfection or assignment of the related Receivable, (iv) the payment terms of which have not been modified, extended or rewritten in any manner (except for extensions and modifications expressly permitted hereunder) and (v) remains in full force and effect.

“Eligible Foreign Country” means, at any time, any country or territory that that satisfies each of the following: (i) is not a Sanctioned Country, (ii) is not the United States of America, (iii) is either an OECD Country or a Highly Rated Country and (iv) the Servicer is able to service, administer, collect and enforce the Receivables owing by Obligors of such country or territory to the same extent as Receivables owing from Obligors located in the United States of America.

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“Eligible Foreign Obligor” means an Obligor that is organized in and that has a head office (domicile), registered office and chief executive office that is located in an Eligible Foreign Country.

“Eligible Receivable” means, as of any date of determination, a Receivable:

(a)       (i) which represents all or part of the sales price of goods or services, sold by an Originator and billed to the related Obligor in the ordinary course of such Originator’s business and sold or contributed to Borrower pursuant to the Purchase and Sale Agreement, (ii) for which all obligations of the Originator in connection with which have been fully performed, (iii) no portion of which is in respect of any amount as to which any related Obligor is permitted to withhold payment until the occurrence of a specified event or condition (including “guaranteed” or “conditional” sales or any performance by an Originator), (iv) which is not owed to any Originator or Borrower, in whole or in part, as a bailee or consignee for another Person, (v) which is not issued under cash-in-advance or cash-on-account terms or (vi) which (A) has payment terms of not more than 90 days from the original billing date or (B) is an Extended Pay Receivable; provided that, for the avoidance of doubt, no portion of any Receivable billed to any Obligor for which the related goods or services have not been delivered or performed by an Originator shall constitute an “Eligible Receivable” (including for purposes of calculating the Net Pool Balance);

(b)       for which the related Originator has recognized all of the related revenue on its financial books and records in accordance with GAAP;

(c)       which (i) constitutes an “account” or a “payment intangible”, (ii) is not evidenced by “instruments” or “chattel paper” and (iii) does not constitute, or arise from the sale of, “as-extracted collateral”, in each case, as defined in the UCC;

(d)       each Obligor of which is a commercial Obligor;

(e)       no Obligor of which (i) is a Sanctioned Person, (ii) is a natural Person acting in its individual capacity or (iii) is subject to an Event of Bankruptcy that has occurred and is continuing;

(f)       each Obligor of which either (i) is a U.S. Obligor or (ii) is an Eligible Foreign Obligor;

(g)       no Obligor of which has an aggregate Unpaid Balance of Defaulted Receivables included in the Receivables Pool that is more than 35% of the aggregate Unpaid Balance of all Pool Receivables owed by such Obligor;

(h)       which (i) is not a Defaulted Receivable and (ii) has not been cancelled;

(i)       with regard to which the warranties of Borrower in Section 7.01(k) are true and correct;

(j)       the sale, contribution, pledge or servicing of which pursuant to the Purchase and Sale Agreement and this Agreement does not (i) violate, contravene or conflict with any Applicable Law, the related Contract or any other applicable contracts or other restrictions or (ii) require the consent or approval of, or a license or consent from, any related Obligor, any Governmental Authority or any other Person;

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(k)       which is denominated and payable only in U.S. Dollars in the United States to (i) if such Receivable is a Medicare/Medicaid Receivable, the Subject Account or (ii) otherwise, a Lock-Box Account at a Lock-Box Bank that is subject to an enforceable Lock-Box Agreement;

(l)       which arises under an Eligible Contract that, together with such Receivable, (i) is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor, to pay such Receivable enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to and limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or in law), (ii) is not subject to any dispute, offset, netting, litigation, counterclaim or defense whatsoever (including defenses arising out of violations of usury laws) (other than potential discharge in a bankruptcy of the related Obligor), (iii) is not subject to any Adverse Claim and (iv) the payments thereon are free and clear of any withholding Taxes;

(m)       which together with the Contract and Related Security related thereto, does not (i) require the consent of any related Obligor in order for the related Originator or its assigns to sell, assign, transfer, pledge or hypothecate such Receivable or any Related Security with respect thereto or (ii) contravene any Applicable Law applicable thereto (including Applicable Laws relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) in any respect which could have a material adverse effect on the value, validity, collectability or enforceability of the related Receivable or would or could reasonably be expected to have a Material Adverse Effect and with respect to which the origination thereof did not violate any such Applicable Law in any material respect;

(n)       which together with the Related Security with respect thereto (i) was originated by the applicable Originator in the ordinary course of its business and (ii) satisfies all applicable requirements of the Credit and Collection Policy;

(o)       which together with the Contract and Related Security related thereto, has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 9.02;

(p)       with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with or notices to, any Governmental Authority or other Person required to be obtained, effected or given by an Originator in connection with the creation of such Receivable, the execution, delivery and performance by such Originator of the related Contract or the assignment thereof or of the Related Security with respect thereto under the Purchase and Sale Agreement have been duly obtained, effected or given and are in full force and effect;

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(q)       as to which the Administrative Agent has not notified the Borrower prior to the time of a Credit Extension that the Administrative Agent has determined, in its judgment, that such Receivable (or class of Receivables) or Obligor of such Receivable is not acceptable for funding hereunder;

(r)       the purchase of which is a “current transaction” within Section 3(a)(3) of the Securities Act;

(s)       which represents part or all of the price of the sale of “merchandise,” “insurance” or “services” within the meaning of Section 3(c)(5) of the Investment Company Act and which is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act;

(t)       the purchase of which by Borrower under the Purchase and Sale Agreement does not and the transactions contemplated hereby do not, constitute a Security;

(u)       which (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance;

(v)       which is not supported by any actual or inchoate mechanics, suppliers, materialmen, laborers, employees or repairmen liens or other rights to file or assert any of the foregoing;

(w)       which does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods;

(x)       which is neither (i) a Supplier Receivable nor (ii) an Affiliate Receivable;

(y)       which, unless otherwise consented to in writing by the Administrative Agent after the Closing Date (the effective date, if any, of such consent, the “Subject Medicare/Medicaid Date”), is not a Medicare/Medicaid Receivable; and

(z)       which arises in connection with the sale of hospital beds, furniture, other health care equipment or medical technology systems.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any final rule or regulation issued thereunder and in effect.

“ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which together with the Person is a member of a controlled group of corporations or a controlled group of trades or businesses and would be deemed a “single employer” within the meaning of Sections 414(b), (c) or (m) of the Code or Section 4001 of ERISA.

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro-Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(a)       (i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, examinership, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, examiner, assignee, sequestrator (or other similar official) for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any Applicable Law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts and other than with respect to the Borrower, such proceeding shall remain unstayed or undismissed for a period of sixty (60) days; or (ii) an order for relief in respect of such Person shall be entered in an involuntary case under federal bankruptcy laws or other similar Applicable Laws now or hereafter in effect; or

(b)       such Person (i) shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or (ii) shall consent to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or (iii) shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors (or any board or Person holding similar rights to control the activities of such Person) shall vote to implement any of the foregoing.

“Event of Default” has the meaning specified in Section 10.01. For the avoidance of doubt, any Event of Default that occurs shall be deemed to be continuing at all times thereafter unless and until waived or otherwise addressed pursuant to an amendment, in each case, in accordance with Section 14.01.

“Excess Extended Pay Concentration Amount” means, at any time, the amount (if any) by which (a) the aggregate Unpaid Balance of all Eligible Receivables that are Extended Pay Receivables at such time, exceeds (b) 9.0% of the aggregate Unpaid Balance of all Eligible Receivables at such time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

“Excess Foreign Receivables Concentration Amount” means, at any time, the amount (if any) by which (a) the aggregate Unpaid Balance of all Eligible Receivables, the Obligors of which are Eligible Foreign Obligors at such time, exceeds (b) 10.0% of the aggregate Unpaid Balance of all Eligible Receivables at such time.

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“Excluded Receivable” means any Receivable (without giving effect to the exclusion of “Excluded Receivable” from the definition thereof), that satisfies each of the following criteria: (i) such Receivable was generated by the Advanced Respiratory Division in connection with the sale of goods to individuals, (ii) such Receivable is payable in thirteen installments by either an individual or by Medicare or Medicaid and (iii) such Receivable is payable either to the Subject Account or any other account that does not constitute a Lock-Box Account.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans or Commitment pursuant to a law in effect on the date on which (i) such Lender makes a Loan or its Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Affected Person’s failure to comply with Section 5.03(f) and (g), and (d) any Taxes imposed pursuant to FATCA.

“Executive Order” means Executive Order No. 13224 on Terrorist Financings: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on September 23, 2001.

“Exiting Group” has the meaning set forth in Section 2.02(g).

“Extended Pay Receivable” means any Receivable, with payment terms of more than 90 days but less than 120 days from its original billing date.

“Facility Limit” means $110,000,000 as reduced from time to time pursuant to Section 2.02(e). References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices implemented to give effect to any such intergovernmental agreements.

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“Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).” If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” has the meaning specified in Section 2.03(a).

“Fees” has the meaning specified in Section 2.03(a).

“Final Maturity Date” means the date that (i) is ninety (90) days following the Scheduled Termination Date or (ii) such earlier date on which the Loans become due and payable pursuant to Section 10.01.

“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Capital and Aggregate Interest have been paid in full, (ii) all Borrower Obligations shall have been paid in full, (iii) all other amounts owing to the Credit Parties and any other Borrower Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full and (iv) all accrued Servicing Fees have been paid in full, in each case, other than unasserted contingent indemnity obligations.

“Financial Officer” of any Person means, the chief executive officer, the chief financial officer, the chief accounting officer, the principal accounting officer, the controller, the treasurer or the assistant treasurer of such Person.

“Fitch” means Fitch, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, regulatory body, court, central bank, commission, department or instrumentality of any such government or political subdivision, or any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of a government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic (including any supra-national bodies such as the European Union or the European Central Bank).

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“Governmental Authority Excess Concentration Amount” means, at any time, the amount (if any) by which (a) the aggregate Unpaid Balance of all Eligible Receivable, any Obligor of which is a Governmental Authority, exceeds (b) 9.0% of the aggregate Unpaid Balance of all Eligible Receivables at such time.

“Group” means, (i) for any Conduit Lender, such Conduit Lender, together with such Conduit Lender’s Related Committed Lenders and related Group Agent and (ii) for any other Lender that does not have a Related Conduit Lender, such Lender, together with such Lender’s related Group Agent and each other Lender for which such Group Agent acts as a Group Agent hereunder.

“Group Agent” means each Person acting as agent on behalf of a Group and designated as the Group Agent for such Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Group Agent for any Group pursuant to an Assumption Agreement, an Assignment and Acceptance Agreement or otherwise in accordance with this Agreement.

“Group Agent’s Account” means, with respect to any Group, the account(s) from time to time designated in writing by the applicable Group Agent to the Borrower and the Servicer for purposes of receiving payments to or for the account of the members of such Group hereunder.

“Group Commitment” means, with respect to any Group, at any time of determination, the aggregate Commitments of all Committed Lenders within such Group.

“Highly Rated Country” means, at any time, any Subject Country that satisfies at least two of the following ratings thresholds: (i) it has a transfer and convertibility assessment of at least A by S&P, (ii) it has a foreign currency deposit ceiling of at least A2 by Moody’s and (iii) it has a country ceiling of at least A by Fitch.

“Hill-Rom” has the meaning set forth in the preamble to this Agreement.

“Hill-Rom Parties” means Hill-Rom, the Servicer, the Borrower, the Parent, each Originator and the Performance Guarantor.

“Hillenbrand Family Group” means the descendants of John A. Hillenbrand and members of such descendants’ families and trusts for the benefit of such Persons.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any of its Affiliates under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Independent Director” means a natural person who (A) for the five-year period prior to his or her appointment as Independent Director of the Borrower has not been, and during the continuation of his or her service as Independent Director of the Borrower is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower or Hill-Rom or any of their respective Affiliates (other than his or her service as an Independent Director of the Borrower); (ii) a customer or supplier of the Borrower or Hill-Rom or any of their respective Affiliates (other than his or her service as an Independent Director of the Borrower); or (iii) any member of the immediate family of a person described in (i) or (ii); and (B) has (i) prior experience as an Independent Director for a corporation or limited liability company whose organizational or charter documents required the unanimous consent of all Independent Directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

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“Information Package” means a report, in substantially the form of Exhibit G.

“Intended Tax Treatment” has the meaning set forth in Section 14.14.

“Interest” means, for each Loan for any day during any Interest Period (or portion thereof), the amount of interest accrued on the Capital of such Loan during such Interest Period (or portion thereof) in accordance with Section 2.03(b).

“Interest Period” means, with respect to each Loan, (a) before the Termination Date: (i) initially, the period commencing on the date such Loan is made pursuant to Section 2.01 (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the end of such Settlement Period and (ii) thereafter, each Settlement Period and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) or, in the absence of any such selection, each Settlement Period.

“Interest Rate” means, for any day in any Interest Period for any Loan (or any portion of Capital thereof):

(a)       if such Loan (or such portion of Capital thereof) is being funded by a Conduit Lender on such day through the issuance of Notes, the applicable CP Rate; or

(b)       subject to Section 5.04~~,~~Sections 5.04 and 5.06, if such Loan (or such portion of Capital thereof) is being funded by any Lender on such day other than through the issuance of Notes (including if a Conduit Lender is then funding such Loan (or such portion of Capital thereof) under a Program Support Agreement, or if a Committed Lender is then funding such Loan (or such portion of Capital thereof)), then the applicable Adjusted LIBOR, as determined pursuant to Section 2.05;

provided, however, that, at the election of the Majority Group Agents, the “Interest Rate” for each Loan and any day while an Event of Default has occurred and is continuing shall be an interest rate per annum equal the sum of 2.00% per annum plus the greater of (i) the interest rate per annum determined for such Loan and such day pursuant to clause (a) or (b) above, as applicable, and (ii) the Base Rate in effect on such day; provided, further, that no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law; and provided, further, that Interest for any Loan shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

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“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.

“Lenders” means the Conduit Lenders and the Committed Lenders.

“LIBOR Discontinuance Date” means any of the following:

(a)       the date set in a public statement or publication of information by or on behalf of the administrator of Adjusted LIBOR announcing that it has ceased or will cease to provide Adjusted LIBOR permanently or indefinitely; provided, that, at that time, there is no successor administrator that will continue to provide Adjusted LIBOR;

(b)       the date set in a public statement or publication of information by the regulatory supervisor for the administrator of Adjusted LIBOR, a central bank with jurisdiction over Adjusted LIBOR or the applicable currency thereof, an insolvency official with jurisdiction over the administrator for Adjusted LIBOR, a resolution authority with jurisdiction over the administrator for Adjusted LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for Adjusted LIBOR, which states that the administrator of Adjusted LIBOR has ceased or will cease to provide Adjusted LIBOR permanently or indefinitely, provided that, at that time, there is no successor administrator that will continue to provide Adjusted LIBOR;

(c)       the fifth (5th) consecutive Business Day on which Adjusted LIBOR is not published by the administrator of Adjusted LIBOR and such failure is not a result of a temporary moratorium, embargo or disruption declared by the administrator of Adjusted LIBOR or any regulator or relevant regulatory supervisor; or

(d)       the date which is five (5) Business Days after the date of a published statement by the administrator of Adjusted LIBOR, or the regulatory supervisor for the administrator of Adjusted LIBOR that has the effect that Adjusted LIBOR is no longer representative or may no longer be used as a benchmark reference rate in new transactions.

“LIBOR Loan” means any Loan accruing Interest at Adjusted LIBOR.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, charge, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement, preferential arrangement or similar agreement or arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

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“Liquidity Agent” means any bank or other financial institution acting as agent for the various Liquidity Providers under each Liquidity Agreement.

“Liquidity Agreement” means any agreement entered into, directly or indirectly, in connection with or related to, this Agreement pursuant to which a Liquidity Provider agrees to make loans or advances to, or purchase assets from, a Conduit Lender (directly or indirectly) in order to provide liquidity or other enhancement for such Conduit Lender’s Notes or other senior indebtedness.

“Liquidity Provider” means any lender, credit enhancer or liquidity provider that is at any time party to a Liquidity Agreement or any successor or assign of such lender, credit enhancer or liquidity provider or any similar entity with respect to any permitted assignee of a Conduit Lender.

“Loan” means any loan made by a Lender pursuant to Section 2.02.

“Loan Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Borrower to the Administrative Agent and the Group Agents pursuant to Section 2.02(a).

“Lock-Box Accounts” means each of the accounts (and any related lock-box or post office box) specified in Schedule II (or such as have been notified to and approved by the Administrative Agent in accordance with Section 8.01(h)) maintained at a Lock-Box Bank in the name of the Borrower.

“Lock-Box Agreement” means a valid and enforceable agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Servicer, the Administrative Agent and any Lock-Box Bank, whereupon the Borrower, as sole owner of the related Lock-Box Account(s) and the customer of the related Lock-Box Bank in respect of such Lock-Box Account(s), shall transfer to the Administrative Agent exclusive dominion and control over and otherwise perfect a first-priority security interest in, such Lock-Box Account(s) and the cash, instruments or other property on deposit or held therein.

“Lock-Box Bank” means any bank at which the Borrower maintains one or more Lock-Box Accounts.

“Loss Horizon Ratio” means, as of any date of determination, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate initial Unpaid Balance of all Receivables originated by each Originator during the five most recently ended Settlement Periods and (b) the denominator of which is the Non-Defaulted Receivables Balance as of the Cut-Off Date of the most recently ended Settlement Period.

“Loss Ratio” means, as of any date of determination, a fraction (expressed as a percentage), (a) the numerator of which is the sum of (i) the aggregate Unpaid Balance of all Receivables as to which any payment, or part thereof, remains unpaid for more than 150 but less than 180 days from the original due date for such payment as of the Cut-Off Date of the most recently ended Settlement Period, plus (without duplication) (ii) any Losses (net of recoveries) incurred in such Settlement Period, and (b) the denominator of which is the aggregate initial Unpaid Balance of all Receivables originated by the Originators during the six (6) Settlement Periods most recently ended prior to the current Settlement Period.

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“Loss Ratio Test” has the meaning set forth in Section 10.01.

“Loss Reserve Floor Percentage” means 20.0%.

“Losses” means the Unpaid Balance of any Pool Receivables that either (i) have been, or should have been, written-off as uncollectible by Servicer in accordance with the Credit and Collection Policies or (ii) are owed by an Obligor of which is subject to an Event of Bankruptcy that has occurred and is continuing.

“Majority Group Agents” means one or more Group Agents which in its Group, or their combined Groups, as the case may be, have Committed Lenders representing more than 50% of the aggregate Commitments of all Committed Lenders in all Groups (or, if the Commitments have been terminated, have Lenders representing more than 50% of the aggregate outstanding Capital held by all the Lenders in all Groups); provided, however, that in no event shall the Majority Group Agents include fewer than two (2) Group Agents at any time when there are two (2) or more Groups.

“Material Action” is defined in the Borrower’s limited liability company agreement.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on:

(a)       (i) if a particular Person is specified, the ability of such Person to perform its obligations under this Agreement or any other Transaction Document or (ii) if a particular Person is not specified, the ability of any Hill-Rom Party to perform its obligations under this Agreement or any other Transaction Document;

(b)       (i) the validity or enforceability against any Hill-Rom Party of any Transaction Document or (ii) the value, validity, enforceability or collectibility of the Pool Receivables, the Related Security with respect thereto or, in each case, any material portion thereof, including if such event or circumstance would materially increase the days to pay or Dilution with respect to the Pool Receivables or any material portion thereof;

(c)       the status, existence, perfection, priority, enforceability or other rights and remedies of any Credit Party under the Transaction Documents or associated with its respective interest in the Collateral; or

(d)       (i) if a particular Person is specified, the business, assets, liabilities, property, operations or financial condition of such Person or (ii) if a particular Person is not specified, the business, assets, liabilities, property, operations or financial condition of any Hill-Rom Party.

“Medicaid” means the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Secs. 1396 et seq.) and any statutes succeeding thereto.

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“Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Secs. 1395 et seq.) and any statutes succeeding thereto.

“Medicare/Medicaid Receivable” means any Receivable that arises under Medicare, TRICARE, or a Medicaid program.

“Monthly Settlement Date” means the 15th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day); provided, however, that the initial Monthly Settlement Date shall be May 31, 2017.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“MUFG” has the meaning set forth in the preamble to this Agreement.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Hill-Rom Party or any of their respective ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Net Pool Balance” means, at any time, an amount equal to the aggregate Unpaid Balance of all Pool Receivables that are Eligible Receivables determined at such time, minus (without duplication) the sum of (a) with respect to each Obligor, the amount by which the aggregate Unpaid Balance of such Eligible Receivables owed or payable by such Obligor or an Affiliate of such Obligor, exceeds the applicable Concentration Limit at such time, (b) the Governmental Authority Excess Concentration Amount at such time, (c) the Excess Foreign Receivables Concentration Amount at such time and (d) the Excess Extended Pay Concentration Amount at such time.

“No Petition Agreement” means that certain no proceedings letter agreement, dated as of the May 4, 2018, among Hill-Rom, the Administrative Agent and the Subordinated Note Financier, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Non-Defaulted Receivables Balance” means the aggregate Unpaid Balance of all Pool Receivables as to which no payment, or part thereof, remains unpaid for more than ninety (90) days from the original due date for such payment (determined without regard to any extension of the date due pursuant to Section 9.02).

“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Lender to fund its investments in accounts receivable or other financial assets.

“Obligor” means any Person obligated to make payments with respect to a Receivable, including (i) any related advertiser or any advertising agency, agent or licensee of such advertiser or (ii) any guarantor thereof or co-obligor.

“OECD Country” means any country that has signed the Convention on the Organisation for Economic Co-operation and Development.

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“OFAC” has the meaning set forth in the definition of Sanctioned Person.

“Originator” and “Originators” have the meaning set forth in the Purchase and Sale Agreement, as the same may be modified from time to time by adding new Originators or removing Originators in accordance with the terms of the Purchase and Sale Agreement.

“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery, performance, filing, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent” means Hill-Rom Holdings, Inc., an Indiana corporation.

“Participant” has the meaning set forth in Section 14.03(e).

“Participant Register” has the meaning set forth in Section 14.03(f).

“PATRIOT Act” has the meaning set forth in Section 14.15.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code, and that is maintained by or contributed to by any Hill-Rom Party or any of their respective ERISA Affiliates, or to which any such entity is obligated to contribute.

“Percentage” means, at any time of determination, with respect to any Committed Lender, a fraction (expressed as a percentage), (a) the numerator of which is (i) prior to the termination of all Commitments hereunder, its Commitment at such time or (ii) if all Commitments hereunder have been terminated, the aggregate outstanding Capital of all Loans being funded by the Lenders in such Committed Lender’s Group at such time and (b) the denominator of which is (i) prior to the termination of all Commitments hereunder, the aggregate Commitments of all Committed Lenders at such time or (ii) if all Commitments hereunder have been terminated, the aggregate outstanding Capital of all Loans at such time.

“Performance Guarantor” means the Parent.

“Performance Guaranty” means the Performance Guaranty, dated as of the Closing Date, by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

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“Performance Tests” means each of (i) the Default Ratio Test, (ii) the Dilution Ratio Test, (iii) the Loss Ratio Test and (iv) the Days Sales Outstanding Test.

“Permitted Liens” means (a) Liens created pursuant to the Transaction Documents, (b) inchoate Liens for Taxes, assessments or other governmental charges or levies not yet due or that are being contested in good faith and by appropriate proceedings in compliance with the Transaction Documents and for which adequate reserves have been established in accordance with GAAP, but only so long as foreclosure with respect to such Lien has not commenced and the use and value of the property to which the Liens attach are not impaired during the pendency of such proceedings, (c) Liens with respect to any mechanics, suppliers, materialmen, laborers, employees, repairmen and other like Liens arising in the ordinary course of business securing obligations that are not due and payable and (d) Liens in favor of Lock-Box Banks which arise under Article 4 of the UCC on amounts on deposit in Lock-Box Accounts.

“Person” means a natural individual, partnership, sole proprietorship, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, any Governmental Authority or any other entity of whatever nature.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Portion of Capital” means, with respect to any Lender and its related Capital, the portion of such Capital being funded or maintained by such Lender by reference to a particular interest rate basis.

“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Lender, (b) the issuance of one or more surety bonds for which any Conduit Lender is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by any Conduit Lender to any Program Support Provider of any Loan (or portions thereof or participation interest therein) maintained by such Conduit Lender and/or (d) the making of loans and/or other extensions of credit to any Conduit Lender in connection with such Conduit Lender’s receivables-securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.

“Program Support Provider” means and includes, with respect to any Conduit Lender, any Liquidity Provider and any other Person (other than any customer of such Conduit Lender) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Lender pursuant to any Program Support Agreement.

“Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated as of the Closing Date, among the Servicer, the Originators and the Borrower, as such agreement may be amended, supplemented or otherwise modified from time to time.

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“Purchase and Sale Termination Event” has the meaning set forth in the Purchase and Sale Agreement.

“Purchase and Sale Termination Date” has the meaning set forth in the Purchase and Sale Agreement.

“Purchase Report” has the meaning set forth in the Purchase and Sale Agreement.

“Rating Agency” means each of S&P, Fitch and Moody’s (and/or each other rating agency then rating the Notes of any Conduit Lender).

“Receivable” means any account receivable or other right to payment from a Person, whether constituting an account, chattel paper, payment intangible, instrument or a general intangible, in each case, arising from the sale of goods, provided or to be provided, or provision of services, rendered or to be rendered, by any Originator pursuant to a Contract, including the right to payment of any interest, finance charges, fees and other payment obligations of such Person with respect thereto; provided, however, that “Receivable” does not include any Excluded Receivable.

“Receivables Pool” means at any time all then outstanding Receivables sold, purported to be sold or contributed to Borrower pursuant to the Purchase and Sale Agreement.

“Records” means all Contracts and other documents, instruments, books, records, purchase orders, agreements, reports and other information (including computer programs, tapes, disks, other information storage media, data processing software and related property and rights) prepared or maintained by any Hill-Rom Party with respect to, or that evidence or relate to, the Pool Receivables, the Obligors of such Pool Receivables, any Related Security or the origination, collection or servicing of any of the foregoing.

“Register” has the meaning set forth in Section 14.03(c).

“Related Committed Lender” means with respect to any Conduit Lender, each Committed Lender listed as such for each Conduit Lender as set forth on the signature pages of this Agreement or in any Assumption Agreement.

“Related Conduit Lender” means, with respect to any Committed Lender, each Conduit Lender which is, or pursuant to any Assignment and Acceptance Agreement or Assumption Agreement or otherwise pursuant to this Agreement becomes, included as a Conduit Lender in such Committed Lender’s Group, as designated on its signature page hereto or in such Assignment and Acceptance Agreement, Assumption Agreement or other agreement executed by such Committed Lender, as the case may be.

“Related Security” means, with respect to any Receivable:

(a)       all of the Borrower’s and each Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable;

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(b)       all instruments and chattel paper that may evidence such Receivable;

(c)       all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(d)       all of the Borrower’s and each Originator’s rights, interests and claims under all insurance contracts and insurance payments with respect to, or otherwise allocable to, such Receivable or any property that generated such Receivable;

(e)       all of the Borrower’s and each Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(f)       all books and records of the Borrower and each Originator to the extent related to any of the foregoing, including all Records related to the foregoing; and

(g)       all of the Borrower’s rights, interests and claims under the Purchase and Sale Agreement and the other Transaction Documents.

“Release” has the meaning set forth in Section 4.01(a).

“Replacement Rate” has the meaning set forth in Section 5.06.

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan, other than an event for which the 30-day notice period is waived.

“Representatives” has the meaning set forth in Section 14.06(c).

“Required Capital Amount” means $5,000,000.

“Required Reserve Percentage” means, on any day, the higher of:

(a)       the sum of (i) the Loss Reserve Floor Percentage on such day, plus (ii) the Dilution Reserve Floor Percentage on such day; and

(b)       the sum of (i) the Dynamic Loss Reserve Percentage on such day, plus (ii) the Dynamic Dilution Reserve Percentage on such day.

“Required Reserves” means, on any day, an amount determined as follows:

(RRP x NPB) + YR + SFR

where:

RRP = the	Required Reserve Percentage on such day;

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NPB = the	Net Pool Balance on such day;

YR = the	Yield Reserve on such day; and

SFR = the	Servicing Fee Reserve on such day.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including, without limitation, as of the Closing Date, Cuba, Crimea (Ukraine), Iran, Sudan, Syria and North Korea.

“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (or any successor thereto) or the U.S. Department of State, available at: http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time; (b) that is fifty-percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (a) above; (c) that is operating, organized or resident in a Sanctioned Country; (d) with whom engaging in trade, business or other activities is otherwise prohibited or restricted by Sanctions; or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Sanctions” means the laws, rules, regulations and executive orders promulgated or administered to implement economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the United States government, including those administered by OFAC, the US State Department, the US Department of Commerce or the US Department of the Treasury, (b) by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) by other relevant sanctions authorities to the extent compliance with the sanctions imposed by such other authorities would not entail a violation of Applicable Law.

“Scheduled Termination Date” means May ~~3, 2019,~~1, 2020, as such date may be extended from time to time pursuant to Section 2.02(g).

“SEC” means the U.S. Securities and Exchange Commission or any successor governmental agencies.

“Secured Parties” means each Credit Party, each Borrower Indemnified Party and each Affected Person.

“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.

“Security” is defined in Section 2(a)(1) of the Securities Act.

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“Servicer” has the meaning set forth in the preamble to this Agreement.

“Servicer Indemnified Amounts” has the meaning set forth in Section 13.02(a).

“Servicer Indemnified Party” has the meaning set forth in Section 13.02(a).

“Servicing Fee” means the fee referred to in Section 9.07(a) of this Agreement.

“Servicing Fee Rate” means the rate referred to in Section 9.07(a) of this Agreement.

“Servicing Fee Reserve” means on any day an amount determined as follows:

OBR x SFR x (DSO/360) + AUSF

where:

OBR = the	Unpaid Balance of Pool Receivables on such day;

SFR = 1.00%;

DSO = the	highest Days’ Sales Outstanding as of the Cut-Off Date for any Settlement Period observed over the preceding 12 Settlement Periods; and

AUSF = the	amount of any accrued but unpaid Servicing Fees.

“Settlement Date” means with respect to any Portion of Capital for any Interest Period or any Interest or Fees, (i) so long as no Event of Default has occurred and is continuing and the Termination Date has not occurred, the Monthly Settlement Date and (ii) on and after the Termination Date or if an Event of Default has occurred and is continuing, each day selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) (it being understood that the Administrative Agent (with the consent or at the direction of the Majority Group Agents) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.

“Settlement Period” means:

(a)       the period from the Closing Date to the end of the calendar month in which the Closing Date occurs; and

(b)       thereafter, each subsequent calendar month;

provided, that the last Settlement Period shall end on the Final Payout Date.

“Solvent” means, with respect to any Person and as of any particular date, (i) the fair value of the assets of such Person, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person; (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liabilities of such Person on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Person will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are currently conducted and are proposed to be conducted.

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“Special Concentration Obligor” means, at any time, each of the Obligors set forth on Exhibit J; provided, however, the Administrative Agent may at any time, upon not less than three (3) Business Days’ notice to the Servicer and each Group Agent revoke the designation of any Obligor as a “Special Concentration Obligor” without any further action and at all times thereafter such Obligor shall no longer constitute a Special Concentration Obligor for any purpose.

“Special Concentration Obligor Percentage” means, at any time, with respect to any Special Concentration Obligor, the percentage appearing opposite the name of such Special Concentration Obligor on Exhibit J.

“Specified Concentration Percentage” means, (i) with respect to any Special Concentration Obligor, its Special Concentration Obligor Percentage and (ii) with respect to any Obligor other than a Special Concentration Obligor, the greater of (a) the percentage, if any, determined by the Administrative Agent in its sole discretion with respect to such Obligor by written notice to the Borrower and the Servicer; it being understood and agreed that the Administrative Agent, in its sole discretion, may increase or reduce any such percentage described in this clause (a) with respect to any Obligor at any time in its sole discretion by written notice thereof to the Borrower and the Servicer, and (b) the percentage appearing opposite such Obligor’s applicable rating on the table below:

S&P Short-Term Rating/ Long-Term Rating	Moody’s Short-Term Rating/ Long-Term Rating	Specified Concentration Percentage
A-1/A+ or higher	P-1/A1 or higher	20.0%
A-2/BBB+ or higher	P-2/Baa1 or higher	18.0%
A-3/BBB- or higher	P-3/Baa3 or higher	10.0%
Below A-3/BBB- or Not Rated/Withdrawn	Below P-3/Baa3 or Not Rated/Withdrawn	2.75%

For purposes of clause (b) above, each Obligor’s “Specified Concentration Percentage” shall be computed as follows:

(i) if such Obligor has a short-term unsecured debt rating (A) from both Moody’s and S&P, such Obligor’s “Specified Concentration Percentage” shall be determined based on the lower of such short-term unsecured debt ratings or (B) from only one of Moody’s or S&P, such Obligor’s “Specified Concentration Percentage” shall be determined based upon the short-term unsecured debt rating that is maintained;

(ii) if such Obligor (A) does not have a short-term unsecured debt rating from either Moody’s or S&P and (B) has a long-term unsecured debt rating (I) from both Moody’s and S&P, such Obligor’s “Specified Concentration Percentage” shall be determined based on the lower of such long-term unsecured debt ratings or (II) from only one of Moody’s or S&P, such Obligor’s “Specified Concentration Percentage” shall be determined based upon the long-term unsecured debt rating that is maintained; and

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(iii) if such Obligor has neither a short-term unsecured debt rating nor a long-term unsecured debt rating from either Moody’s or S&P, such Obligor’s “Specified Concentration Percentage” shall be the lowest percentage set forth on the table above.

“Subject Account” means the account specified in Schedule IV and maintained at the Subject Account Bank in the name of Hill-Rom.

“Subject Account Bank” means PNC Bank, National Association.

“Subject Country” means United Arab Emirates, Bermuda, China, Hong Kong, Kuwait, Malaysia, Panama, Qatar, Saudi Arabia, Singapore, and Taiwan.

“Subject Medicare/Medicaid Date” has the meaning set forth in the definition of “Eligible Receivable”.

“Subordinated Note” has the meaning set forth in the Purchase and Sale Agreement.

“Subordinated Note Financier” means MUFG Bank, Ltd. or any Affiliate thereof that is a party to any Subordinated Note Financing Document.

“Subordinated Note Financing” means any transaction or series of transactions that may be entered into by one or more Originators and the Subordinated Note Financier pursuant to which one or more Originators may (a) sell, transfer, assign or convey one or more Subordinated Notes to the Subordinated Note Financier and/or (b) grant a security interest in one or more Subordinated Notes to the Subordinated Note Financier.

“Subordinated Note Financing Document” means each purchase agreement, sale agreement, credit agreement, loan agreement, repurchase agreement, security agreement and/or other financing agreement entered into from time to time between the Subordinated Note Financier and one or more Originators in connection with a Subordinated Note Financing, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Sub-Servicer” has the meaning set forth in Section 9.01(d).

“Subsidiary” means a corporation or other entity of which Hill-Rom owns, or its other direct or indirect Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership or control interest as have more than 50% of the ordinary voting power for the election of directors or managers, as the case may be.

“Supplier Receivable” means any Pool Receivable owed by any Obligor that is a material supplier (or an Affiliate thereof) to any Originator or any of its Affiliates.

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“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings (including backup withholding) imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto.

“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 10.01 and (c) the date selected by the Borrower on which all Commitments have been reduced to zero pursuant to Section 2.02(e).

“Third Amendment Effective Date” means May 3, 2019.

“Tranche Period” means, with respect to any LIBOR Loan and subject to the provisos below, a period of one, two or three months selected by the Borrower pursuant to Section 2.05. Each Tranche Period shall commence on a Monthly Settlement Date and end on (but not including) the Monthly Settlement Date occurring one, two or three calendar months thereafter, as selected by the Borrower pursuant to Section 2.05; provided, however, that if the date any LIBOR Loan made pursuant to Section 2.01 is not a Monthly Settlement Date, the initial Tranche Period for such LIBOR Loan shall commence on the date such LIBOR Loan is made pursuant to Section 2.01 and end on (a) solely with respect to the initial LIBOR Loan under the Agreement, May 31, 2017 and (b) with respect to each other LIBOR Loan, the next Monthly Settlement Date; provided, further, ~~that with respect to (a) each LIBOR Loan outstanding on April 16, 2018, the following Tranche Period for such LIBOR Loans shall commence on such date and end on May 4, 2018 and (b) each LIBOR Loan outstanding on May 4, 2018, the following Tranche Period for such LIBOR Loans shall commence on such date and end on the next Monthly Settlement Date;~~ provided~~,~~ further~~,~~ however~~,~~ that if any Tranche Period would end after the Termination Date, such Tranche Period (including a period of one day) shall end on the Termination Date.

“Transaction Documents” means this Agreement, the Purchase and Sale Agreement, the Lock-Box Agreements, the Fee Letter, each Subordinated Note, the Performance Guaranty, the No Petition Agreement and all other certificates, instruments, UCC financing statements, and agreements executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“TRICARE” means the Civilian Health and Medical Program of the Uniformed Services formerly known as CHAMPUS, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation and established pursuant to 10 U.S.C. §§ 1071-1106, and all regulations promulgated thereunder including without limitation (a) all federal statutes (whether set forth in 10 U.S.C. §§ 1071-1106 or elsewhere) affecting CHAMPUS or TRICARE and (b) all rules, regulations (including 32 CFR 199), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Entities (including, without limitation, the Department of Health and Human Services, the Department of Defense, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs) and the Office of Military Medical Support, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law) in each case, as amended, supplemented or otherwise modified from time to time.

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“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unmatured Event of Default” means any event which, with the giving of notice or lapse of time, or both, would become an Event of Default.

“Unpaid Balance” means, at any time of determination, with respect to any Receivable, the then outstanding principal balance thereof.

“U.S. Dollars” means dollars in lawful money of the United States of America.

“U.S. Obligor” means an Obligor that is a corporation or other business organization and is organized under the laws of the United States of America (or of a United States of America territory, district, state, commonwealth, or possession, including, without limitation, Puerto Rico and the U.S. Virgin Islands) or any political subdivision thereof.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).

“Voting Stock” of any Person means the common stock of such Person and any other security of, or ownership interest in, such Person having ordinary voting power to elect a majority of the board of directors (or other Persons serving similar function) of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower, the Performance Guarantor, and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which writedown and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yield Reserve” means on any day an amount determined as follows:

NPB x [SF x (AL/360) x DSO] + AUY

where:

SF = 1.5;

NPB =	the Net Pool Balance on such day;

AL =	the three month Adjusted LIBOR on such day;

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DSO =	the highest Days’ Sales Outstanding as of the Cut-Off Date for any Settlement Period observed over the preceding 12 Settlement Periods; and

AUY =	the amount of any accrued and unpaid Interest on such day.

SECTION 1.02. Other Interpretative Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule”, “Exhibit” or “Annex” shall mean articles and sections of, and schedules, exhibits and annexes to, this Agreement. For purposes of this Agreement, the other Transaction Documents and all such certificates and other documents, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (c) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (f) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (g) references to any Person include that Person’s permitted successors and assigns; (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (i) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (j) terms in one gender include the parallel terms in the neuter and opposite gender; (k) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (l) if any calculation to be made hereunder refers to a Settlement Period (or any portion thereof) that would have occurred prior to the Closing Date, such reference shall be deemed to be a reference to a calendar month; and (m) the term “or” is not exclusive.

ARTICLE II

TERMS OF THE LOANS

SECTION 2.01. Loan Facility. Upon a request by the Borrower pursuant to Section 2.02, and on the terms and subject to the conditions hereinafter set forth, the Conduit Lenders, ratably, in accordance with the aggregate of the Commitments of the Related Committed Lenders with respect to each such Conduit Lender, severally and not jointly, may, in their sole discretion, make Loans to the Borrower on a revolving basis, and if and to the extent any Conduit Lender does not make any such requested Loan or if any Group does not include a Conduit Lender, the Related Committed Lender(s) for such Conduit Lender or the Committed Lender for such Group, as the case may be, shall, ratably in accordance with their respective Commitments, severally and not jointly, make such Loans to the Borrower, in either case, from time to time during the period from the Closing Date to the Termination Date. Under no circumstances shall any Lender be obligated to make any such Loan if, after giving effect to such Loan:

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(i)       the Aggregate Capital would exceed the Facility Limit at such time;

(ii)       the sum of (A) the Capital of such Lender, plus (B) the aggregate outstanding Capital of each other Lender in its Group, would exceed the Group Commitment of such Lender’s Group;

(iii)       if such Lender is a Committed Lender, the aggregate outstanding Capital of such Committed Lender would exceed its Commitment; or

(iv)       the Aggregate Capital would exceed the Borrowing Base at such time.

SECTION 2.02. Making Loans; Repayment of Loans. (a) Each Loan hereunder shall be made on at least three (3) Business Days prior written request from the Borrower to the Administrative Agent and each Group Agent in the form of a Loan Request attached hereto as Exhibit A. Each such request for a Loan shall be made no later than 11:00 a.m. (New York City time) on a Business Day (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day) and shall specify (i) the amount of the Loan(s) requested (which shall not be less than $2,500,000 and shall be an integral multiple of $100,000), (ii) the allocation of such amount among the Groups (which shall be ratable based on the Group Commitments), (iii) the account to which the proceeds of such Loan shall be distributed and (iv) the date such requested Loan is to be made (which shall be a Business Day).

(b)       On the date of each Loan specified in the applicable Loan Request, the Lenders shall, upon satisfaction of the applicable conditions set forth in Article VI and pursuant to the other conditions set forth in this Article II, make available to the Borrower in same day funds an aggregate amount equal to the amount of such Loans requested, at the account set forth in the related Loan Request.

(c)       Each Committed Lender’s obligation shall be several, such that the failure of any Committed Lender to make available to the Borrower any funds in connection with any Loan shall not relieve any other Committed Lender of its obligation, if any, hereunder to make funds available on the date such Loans are requested (it being understood, that no Committed Lender shall be responsible for the failure of any other Committed Lender to make funds available to the Borrower in connection with any Loan hereunder).

(d)       The Borrower shall repay in full the outstanding Capital of each Lender on the Final Maturity Date. Prior thereto, the Borrower shall, on each Settlement Date, make a prepayment of the outstanding Capital of the Lenders to the extent required under Section 4.01 and otherwise in accordance therewith. Notwithstanding the foregoing, the Borrower, in its discretion, shall have the right to make a prepayment, in whole or in part, of the outstanding Capital of the Lenders on any Business Day upon two (2) Business Days’ prior written notice thereof to the Administrative Agent and each Group Agent in the form of a Reduction Notice attached hereto as Exhibit B; provided, however, that (i) each such prepayment shall be in a minimum aggregate amount of $1,000,000 and shall be an integral multiple of $100,000; provided, however that notwithstanding the foregoing, a prepayment may be in any amount necessary to reduce any Borrowing Base Deficit existing at such time to zero, and (ii) any accrued Interest and Fees and any associated Breakage Fees in respect of such prepaid Capital shall be paid on the immediately following Settlement Date (to the extent such prepayment date is not a Settlement Date).

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(e)       The Borrower may, at any time upon at least five (5) days’ (or such later date as consented to in writing by the Administrative Agent in its sole discretion) prior written notice to the Administrative Agent and each Group Agent, terminate the Facility Limit in whole or ratably reduce the Facility Limit in part. Each partial reduction in the Facility Limit shall be in a minimum aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof, and no such partial reduction shall reduce the Facility Limit to an amount less than $50,000,000. In connection with any partial reduction in the Facility Limit, the Commitment of each Committed Lender shall be ratably reduced.

(f)       In connection with any reduction of the Commitments, the Borrower shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Lenders, cash in an amount sufficient to pay (A) Capital of Lenders in each Group in excess of the Group Commitment of such Group and (B) all other outstanding Borrower Obligations with respect to such reduction (determined based on the ratio of the reduction of the Commitments being effected to the amount of the Commitments prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding Borrower Obligations is allocable solely to that portion of the Commitments being reduced or has arisen solely as a result of such reduction, all of such portion) including, without duplication, any associated Breakage Fees. Upon receipt of any such amounts, the Administrative Agent shall apply such amounts first to the reduction of the outstanding Capital, and second to the payment of the remaining outstanding Borrower Obligations with respect to such reduction, including any Breakage Fees, by paying such amounts to the Lenders.

(g)       Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing, the Borrower may from time to time advise the Administrative Agent and each Group Agent in writing of its desire to extend the Scheduled Termination Date for an additional 364 day period, provided that such request is made not more than one hundred twenty (120) days prior to, and not less than sixty (60) days prior to, the then current Scheduled Termination Date. The Administrative Agent and each Committed Lender (or its Group Agent on its behalf) shall notify the Borrower and the Administrative Agent in writing whether or not such Person is agreeable to such extension (it being understood that the Administrative Agent and the Committed Lenders may accept or decline such a request in their sole discretion and on such terms as they may elect) not more than thirty (30) days after receipt of a request for extension; provided, however, that if the Administrative Agent or any Committed Lender fails to so notify the Borrower and the Administrative Agent, the Administrative Agent or such Committed Lender, as the case may be, shall be deemed to have declined such extension. In the event that the Administrative Agent and one or more Committed Lenders have so notified the Borrower and the Administrative Agent in writing that they are agreeable to such extension, the Borrower, the Servicer, the Administrative Agent, the applicable Group Agents and the applicable Committed Lenders shall enter into such documents as the Administrative Agent, the applicable Group Agents and the applicable Committed Lenders may deem necessary or appropriate to effect such extension, and all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent, the applicable Group Agents and the applicable Committed Lenders in connection therewith (including Attorney Costs) shall be paid by the Borrower. In the event any Committed Lender declines such request to extend the Scheduled Termination Date or is deemed to have declined such extension, such Committed Lender’s Group shall be an “Exiting Group” for all purposes of this Agreement.

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SECTION 2.03. Interest and Fees.

(a)       On each Settlement Date, the Borrower shall, in accordance with the terms and priorities for payment set forth in Section 4.01, pay to each Group Agent, each Lender and the Administrative Agent, as applicable, certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the Borrower, the members of the applicable Group (or their Group Agent on their behalf) and/or the Administrative Agent (each such fee letter agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the “Fee Letter”). Unused Fees (as defined in the Fee Letter) shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender as provided in Section 2.06.

(b)       Each Loan of each Lender and the Capital thereof shall accrue interest on each day when such Capital remains outstanding at the then applicable Interest Rate for such Loan. The Borrower shall pay all Interest (including, for the avoidance of doubt, all Interest accrued on LIBOR Loans during an Interest Period regardless of whether the applicable Tranche Period has ended), Fees and Breakage Fees accrued during each Interest Period on each Settlement Date in accordance with the terms and priorities for payment set forth in Section 4.01.

SECTION 2.04. Records of Loans. Each Group Agent shall record in its records, the date and amount of each Loan made by the Lenders in its Group hereunder, the interest rate with respect thereto, the Interest accrued thereon and each repayment and payment thereof. Subject to Section 14.03(c), such records shall be conclusive and binding absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the other Transaction Documents to repay the Capital of each Lender, together with all Interest accruing thereon and all other Borrower Obligations.

SECTION 2.05. Selection of Tranche Periods.

(a)       So long as no Event of Default has occurred and is continuing, the Borrower may from time to time elect to change or continue the Tranche Period borne by each LIBOR Loan or, subject to the minimum amount requirement for each outstanding Loan set forth in Section 2.02, a portion thereof by notice to the Administrative Agent not later than 11:00 a.m. (New York City time), three (3) Business Days prior to the expiration of any Tranche Period; provided, that there shall not be more than six (6) LIBOR Loans outstanding hereunder at any one time; provided, further that for the avoidance of doubt, any change to a Tranche Period applicable to a LIBOR Loan shall not be effective until the Monthly Settlement Date occurring after the date of such request. Any such notices requesting the change or continuation of a Tranche Period borne by a LIBOR Loan to the Administrative Agent may be given by telephone, telecopy, or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing in a manner acceptable to the Administrative Agent).

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(b)       If, by the time required in Section 2.05(a), the Borrower fails to select a Tranche Period for any LIBOR Loan, the Borrower shall be deemed to have selected a Tranche Period for a term equivalent to the term of the most recent Tranche Period.

SECTION 2.06. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)       Unused Fees (as defined in the Fee Letter) shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender.

(b)       The Commitment and Capital of such Defaulting Lender shall not be included in determining whether the Majority Group Agents have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 14.01); provided, that, except as otherwise provided in Section 14.01, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby (if such Lender is directly affected thereby).

(c)       In the event that the Administrative Agent, the Borrower and the Servicer each agrees in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans ratably in accordance with the Commitment of such Lender; provided, that no adjustments shall be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender, and provided, further, that except to the extent otherwise agreed by the affected parties, no change hereunder from Defaulting Lender to Lender that is not a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

ARTICLE III

[RESERVED]

ARTICLE IV

SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS

SECTION 4.01. Settlement Procedures.

(a)       The Servicer shall set aside and hold in trust for the benefit of the Secured Parties (or, if so requested by the Administrative Agent, segregate in a separate account designated by the Administrative Agent, which shall be an account maintained and controlled by the Administrative Agent unless the Administrative Agent otherwise instructs in its sole discretion), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are received by the Servicer or the Borrower or received in any Lock-Box Account; provided, however, that so long as each of the conditions precedent set forth in Section 6.03 are satisfied on such date, the Servicer may release to the Borrower from such Collections the amount (if any) necessary to pay the purchase price for Receivables purchased by the Borrower on such date in accordance with the terms of the Purchase and Sale Agreement (each such release, a “Release”). On each Settlement Date, the Servicer (or, following its assumption of control of the Lock-Box Accounts, the Administrative Agent) shall, distribute such Collections in the following order of priority; provided, however, that each of the parties hereto hereby acknowledge and agree that no accrued and unpaid Interest, Fees or Servicing Fees owing as of the initial Settlement Date shall be payable on such Settlement Date and instead such amounts shall be payable on the following Settlement Date:

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(i)       first, to the Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Interest Period (plus, if applicable, the amount of Servicing Fees payable for any prior Interest Period to the extent such amount has not been distributed to the Servicer);

(ii)       second, to each Lender and other Credit Party (ratably, based on the amount then due and owing), all accrued and unpaid Interest, Fees and Breakage Fees due to such Lender and other Credit Party for the immediately preceding Interest Period (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments), plus, if applicable, the amount of any such Interest, Fees and Breakage Fees (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments) payable for any prior Interest Period to the extent such amount has not been distributed to such Lender or Credit Party;

(iii)       third, as set forth in clause (x), (y) or (z) below, as applicable:

(x)       prior to the occurrence of the Termination Date, to the extent that a Borrowing Base Deficit exists on such date, to the Lenders (ratably, based on the aggregate outstanding Capital of each Lender at such time) for the payment of a portion of the outstanding Aggregate Capital at such time, in an aggregate amount equal to the amount necessary to reduce the Borrowing Base Deficit to zero ($0);

(y)       on and after the occurrence of the Termination Date, to each Lender (ratably, based on the aggregate outstanding Capital of each Lender at such time) for the payment in full of the aggregate outstanding Capital of such Lender at such time; or

(z)       prior to the occurrence of the Termination Date, at the election of the Borrower and in accordance with Section 2.02(d), to the payment of all or any portion of the outstanding Capital of the Lenders at such time (ratably, based on the aggregate outstanding Capital of each Lender at such time);

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(iv)       fourth, to the Credit Parties that are then members of an Exiting Group (ratably, based on the amount due and owing at such time), for the payment of all other Borrower Obligations then due and owing by the Borrower to such Credit Parties;

(v)       fifth, to the Credit Parties, the Affected Persons and the Borrower Indemnified Parties (ratably, based on the amount due and owing at such time), for the payment of all other Borrower Obligations then due and owing by the Borrower to the Credit Parties, the Affected Persons and the Borrower Indemnified Parties; and

(vi)       sixth, the balance, if any, to be paid to the Borrower for its own account.

(b)       All payments or distributions to be made by the Servicer, the Borrower and any other Person to the Lenders (or their respective related Affected Persons and the Borrower Indemnified Parties), shall be paid or distributed to the related Group Agent at its Group Agent’s Account. Each Group Agent, upon its receipt in the applicable Group Agent’s Account of any such payments or distributions, shall distribute such amounts to the applicable Lenders, Affected Persons and the Borrower Indemnified Parties within its Group ratably; provided that if such Group Agent shall have received insufficient funds to pay all of the above amounts in full on any such date, such Group Agent shall pay such amounts to the applicable Lenders, Affected Persons and the Borrower Indemnified Parties within its Group in accordance with the priority of payments set forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such Person in such Group) among all such Persons in such Group entitled to payment thereof.

(c)       If and to the extent the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party shall be required for any reason to pay over to any Person any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the Administrative Agent, such Credit Party, such Affected Person or such Borrower Indemnified Party, as the case may be, shall have a claim against the Borrower for such amount.

(d)       For the purposes of this Section 4.01:

(i)       if on any day the Unpaid Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Borrower, any Originator, the Servicer or any Affiliate of the Servicer, or any setoff, counterclaim or dispute between the Borrower or any Affiliate of the Borrower, an Originator or any Affiliate of an Originator, or the Servicer or any Affiliate of the Servicer, and an Obligor, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall pay, within two (2) Business Days, any and all such amounts in respect thereof to a Lock-Box Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 4.01(a); provided that so long as after giving effect to such event or condition each of (i) no Borrowing Base Deficit exists, (ii) no Event of Default or Unmatured Event of Default has occurred and is continuing, (iii) the Termination Date has not occurred and (iv) the Purchase and Sale Termination Date has not occurred, then such payment of Deemed Collection (as defined below) shall not be required to be paid by the Borrower.

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(ii)       if on any day any of the representations or warranties in Section 7.01 is not true in all material respects with respect to any Pool Receivable, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall pay, within two Business Days, the amount of such deemed Collection to a Lock-Box Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 4.01(a) (Collections deemed to have been received pursuant to this Section 4.01(d) are hereinafter sometimes referred to as “Deemed Collections”); provided that so long as after giving effect to such event or condition each of (i) no Borrowing Base Deficit exists, (ii) no Event of Default or Unmatured Event of Default has occurred and is continuing, (iii) the Termination Date has not occurred and (iv) the Purchase and Sale Termination Date has not occurred, then such payment of Deemed Collection shall not be required to be paid by the Borrower.

(iii)       except as provided in clauses (i) or (ii) above or otherwise required by Applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

(iv)       if and to the extent the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any insolvency proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Borrower and, accordingly, such Person shall have a claim against the Borrower for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

SECTION 4.02. Payments and Computations, Etc. (a) All amounts to be paid by the Borrower or the Servicer to the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party hereunder shall be paid no later than noon (New York City time) on the day when due in same day funds to the applicable Group Agent’s Account.

(b)       At the request of the Majority Group Agents, each of the Borrower and the Servicer shall, to the extent permitted by Applicable Law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.00% per annum above the Base Rate, payable on demand.

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(c)       All computations of interest under subsection (b) above and all computations of Interest, Fees and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of amounts determined by reference to the Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

ARTICLE V

INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST

SECTION 5.01. Increased Costs.

(a)       Increased Costs Generally. If any Change in Law shall:

(i)       impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Affected Person (except any increase in the Euro-Reserve Percentage to the extent reflected in the definition of Adjusted LIBOR);

(ii)       subject any Affected Person to any Taxes (except to the extent such Taxes are (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes or (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)       impose on any Affected Person or any other condition, cost or expense (other than Taxes) (A) affecting the Collateral, this Agreement, any other Transaction Document, any Program Support Agreement, any Loan or any participation therein or (B) affecting its obligations or rights to make Loans;

and the result of any of the foregoing shall be to increase the cost to such Affected Person of (A) acting as the Administrative Agent, a Group Agent or a Lender hereunder or as a Program Support Provider with respect to the transactions contemplated hereby, (B) funding or maintaining any Loan or (C) maintaining its obligation to fund or maintain any Loan, or to reduce the amount of any sum received or receivable by such Affected Person hereunder, then, upon request of such Affected Person (or its Group Agent), the Borrower shall pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered.

(b)       Capital and Liquidity Requirements. If any Affected Person determines that any Change in Law affecting such Affected Person or any lending office of such Affected Person or such Affected Person’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of (x) increasing the amount of capital required to be maintained by such Affected Person or Affected Person’s holding company, if any, (y) reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any, or (z) causing an internal capital or liquidity charge or other imputed cost to be assessed upon such Affected Person or Affected Person’s holding company, if any, in each case, as a consequence of (A) this Agreement or any other Transaction Document, (B) the commitments of such Affected Person hereunder or under any other Transaction Document or any related Program Support Agreement, (C) the Loans made by such Affected Person, or (D) any Capital, to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy and liquidity), then from time to time, upon request of such Affected Person (or its Group Agent), the Borrower will pay to such Affected Person such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such increase, reduction or charge.

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(c)       Certificates for Reimbursement. A certificate of an Affected Person (or its Group Agent on its behalf) setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 4.01, pay such Affected Person the amount shown as due on any such certificate on the first Settlement Date occurring after the Borrower’s receipt of such certificate.

(d)       Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation.

SECTION 5.02. Funding Losses.

(a)       The Borrower will pay each Lender all Breakage Fees.

(b)       A certificate of a Lender (or its Group Agent on its behalf) setting forth the amount or amounts necessary to compensate such Lender, as specified in clause (a) above and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 4.01, pay such Lender the amount shown as due on any such certificate on the first Settlement Date occurring after the Borrower’s receipt of such certificate. Any Breakage Fees that are not paid on such first Settlement Date shall continue to be owing under this Agreement until paid in full.

SECTION 5.03. Taxes.

(a)       Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Affected Person receives an amount equal to the sum it would have received had no such deduction or withholding been made.

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(b)       Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

(c)       Indemnification by the Borrower. The Borrower shall indemnify each Affected Person, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this clause) payable or paid by such Affected Person or required to be withheld or deducted from a payment to such Affected Person and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by an Affected Person (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of an Affected Person, shall be conclusive absent manifest error.

(d)       Indemnification by the Lenders. Each Lender (other than the Conduit Lenders) shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons (but only to the extent that the Borrower and its Affiliates have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of the Borrower, the Servicer or their Affiliates to do so), (ii) any Taxes attributable to the failure of such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons to comply with Section 14.03(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender (or its Group Agent) by the Administrative Agent shall be conclusive absent manifest error. Each Lender (other than the Conduit Lenders) hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons under any Transaction Document or otherwise payable by the Administrative Agent to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons from any other source against any amount due to the Administrative Agent under this clause (d).

(e)       Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 5.03, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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(f)       Status of Affected Persons. (i) Any Affected Person that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent and at the time or times prescribed by Applicable Law, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent or prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Affected Person, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Affected Person is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.03(f)(ii)(A), 5.03(f)(ii)(B) and 5.03(g)) shall not be required if, in the Affected Person’s reasonable judgment, such completion, execution or submission would subject such Affected Person to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Affected Person.

(ii)       Without limiting the generality of the foregoing:

(A)       an Affected Person that is a U.S. Person shall deliver to the Borrower and the Administrative Agent from time to time upon the reasonable request of the Borrower or the Administrative Agent, executed originals of Internal Revenue Service Form W-9 certifying that such Affected Person is exempt from U.S. federal backup withholding tax; and

(B)       any Affected Person that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) from time to time upon the reasonable request of the Borrower or the Administrative Agent, whichever of the following is applicable:

(1)       in the case of such an Affected Person claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Transaction Document, executed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(2)       executed originals of Internal Revenue Service Form W-8ECI;

(3)       in the case of such an Affected Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Affected Person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable; or

(4)       to the extent such Affected Person is not the beneficial owner, executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if such Affected Person is a partnership and one or more direct or indirect partners of such Affected Person are claiming the portfolio interest exemption, such Affected Person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.

(C)       any Affected Person that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Affected Person becomes an Affected Person under any Transaction Document (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction to be made.

(g)       Documentation Required by FATCA. If a payment made to an Affected Person under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Affected Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Affected Person shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Affected Person has complied with such Affected Person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and any fiscal or regulatory legislation, rules or practices adopted after the date of this Agreement pursuant to any intergovernmental agreement entered into in connection with the implementation of FATCA.

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(h)       Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)       Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Credit Party or any other Affected Person, the termination of the Commitments and the repayment, satisfaction or discharge of all the Borrower Obligations and the Servicer’s obligations hereunder.

(j)       Updates. Each Affected Person agrees that if any form or certification it previously delivered pursuant to this Section 5.03 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

SECTION 5.04. Inability to Determine Adjusted LIBOR; Change in Legality.

(a)       If any Group Agent shall have determined (which determination shall be conclusive and binding upon the parties hereto absent manifest error) on any day, by reason of circumstances affecting the interbank Eurodollar market, either that: (i) dollar deposits in the relevant amounts and for the relevant Interest Period or day, as applicable, are not available, (ii) adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR for such Interest Period or day, as applicable, or (iii) the Adjusted LIBOR determined pursuant hereto does not accurately reflect the cost to the applicable Affected Person (as conclusively determined by such Group Agent) of maintaining any Portion of Capital during such Interest Period or day, as applicable, such Group Agent shall promptly give telephonic notice of such determination, confirmed in writing, to the Borrower on such day. Upon delivery of such notice: (i) no Portion of Capital shall be funded thereafter at the Adjusted LIBOR unless and until such Group Agent shall have given notice to the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist and (ii) with respect to any outstanding Portion of Capital then funded at the Adjusted LIBOR, such Interest Rate shall automatically be converted to the Base Rate.

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(b)       If on any day any Group Agent shall have been notified by any Affected Person that such Affected Person has determined (which determination shall be final and conclusive absent manifest error) that any Change in Law, or compliance by such Affected Person with any Change in Law, shall make it unlawful or impossible for such Affected Person to fund or maintain any Portion of Capital at or by reference to the Adjusted LIBOR, such Group Agent shall notify the Borrower and the Administrative Agent thereof. Upon receipt of such notice, until the applicable Group Agent notifies the Borrower and the Administrative Agent that the circumstances giving rise to such determination no longer apply, (i) no Portion of Capital shall be funded at or by reference to the Adjusted LIBOR and (ii) the Interest for any outstanding portions of Capital then funded at the Adjusted LIBOR shall automatically and immediately be converted to the Base Rate.

SECTION 5.05. Security Interest.

(a)       As security for the performance by the Borrower of all the terms, covenants and agreements on the part of the Borrower to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Capital and all Interest in respect of the Loans and all other Borrower Obligations, the Borrower hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the Borrower’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Collateral”): (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Borrower under the Purchase and Sale Agreement, and (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.

The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Borrower hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby as set forth above.

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Immediately upon the occurrence of the Final Payout Date, the Collateral shall be automatically released from the lien created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Lenders and the other Credit Parties hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower; provided, however, that promptly following written request therefor by the Borrower delivered to the Administrative Agent following any such termination, and at the expense of the Borrower, the Administrative Agent shall execute and deliver to the Borrower UCC-3 termination statements and such other documents as the Borrower shall reasonably request to evidence such termination.

SECTION 5.06. Successor Adjusted LIBOR. If (x) at any time (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) or the Majority Group Agents notify the Administrative Agent that adequate and reasonable means do not exist for ascertaining Adjusted LIBOR (including, without limitation, because Adjusted LIBOR is not available or published on a current basis) as contemplated in Section 5.04 and such circumstances are unlikely to be temporary (such date, a “LIBOR Termination Date”) or (ii) a rate other than Adjusted LIBOR has become a widely recognized benchmark rate for newly originated loans in U.S. Dollars in the United States of America syndicated loan market or (y) a LIBOR Discontinuance Date has occurred, then in each case, the Administrative Agent shall notify the Borrower, and the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest (the “Replacement Rate”) to Adjusted LIBOR that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States of America at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable, including adjustments, or method for calculating or determining such adjustment (which may be a positive or negative value or zero) that shall have been selected, endorsed or recommended by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto, to be added to the Replacement Rate to account for the effects of the transition from Adjusted LIBOR to such Replacement Rate. Notwithstanding anything to the contrary in Section 14.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of the Replacement Rate is provided to the Lenders, a written notice from the Majority Group Agents stating that such Majority Group Agents object to such amendment. Until an amendment reflecting the Replacement Rate has been implemented, any Portion of Capital for which the Interest Rate is determined by reference to Adjusted LIBOR will continue to accrue Interest with reference to Adjusted LIBOR; provided, that if the Administrative Agent determines in its commercially reasonable discretion with notice to the Borrower that a LIBOR Termination Date has occurred and is continuing, then following the LIBOR Termination Date all Portions of Capital that would otherwise accrue Interest with reference to Adjusted LIBOR shall instead automatically accrue Interest with reference to the Base Rate until such time as an amendment reflecting the Replacement Rate has been implemented. Notwithstanding anything else herein, any definition of Replacement Rate shall provide that in no event shall such Replacement Rate be less than zero for the purposes of this Agreement. To the extent the Replacement Rate is approved by the Administrative Agent in connection with this clause, the Replacement Rate shall be applied in a manner consistent with market practice; provided, that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, the Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Group Agents or the Lenders).

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ARTICLE VI

CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS

SECTION 6.01. Conditions Precedent to Effectiveness and the Initial Credit Extension. This Agreement shall become effective as of the Closing Date when (a) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit I hereto, in each case, in form and substance reasonably acceptable to the Administrative Agent and (b) all fees and expenses payable by the Borrower on the Closing Date to the Credit Parties have been paid in full in accordance with the terms of the Transaction Documents.

SECTION 6.02. Conditions Precedent to All Credit Extensions. Each Credit Extension hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a)       the Borrower shall have delivered to the Administrative Agent and each Group Agent a Loan Request for such Loan, in accordance with Section 2.02(a);

(b)       the Servicer shall have delivered to the Administrative Agent and each Group Agent all Information Packages and Purchase Reports required to be delivered hereunder and under the Purchase and Sale Agreement;

(c)       the restrictions with respect to such Credit Extension specified in Section 2.01(i) through (iv) shall not be violated;

(d)       on the date of such Credit Extension the following statements shall be true and correct (and upon the occurrence of such Credit Extension, the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i)       the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)       no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Credit Extension;

(iii)       no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension;

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(iv)       the Aggregate Capital does not exceed the Facility Limit;

(v)       no Performance Test is then being breached; and

(vi)       the Termination Date has not occurred.

SECTION 6.03. Conditions Precedent to All Releases. Each Release hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a)       after giving effect to such Release, the Servicer shall be holding in trust for the benefit of the Secured Parties an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Interest, Fees and Breakage Fees, in each case, through the date of such Release, (y) the amount of any Borrowing Base Deficit and (z) the amount of all other accrued and unpaid Borrower Obligations through the date of such Release;

(b)       the Borrower shall use the proceeds of such Release solely to pay the purchase price for Receivables purchased by the Borrower in accordance with the terms of the Purchase and Sale Agreement; and

(c)       on the date of such Release the following statements shall be true and correct (and upon the occurrence of such Release, the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i)       the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Release as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)       no Event of Default has occurred and is continuing, and no Event of Default would result from such Release;

(iii)       no Borrowing Base Deficit exists or would exist after giving effect to such Release;

(iv)       no Performance Test is then being breached; and

(v)       the Termination Date has not occurred.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

SECTION 7.01. Representations and Warranties of the Borrower. The Borrower represents and warrants to each Credit Party, as of the Closing Date, on each Settlement Date, on the date of each Release and on each day on which a Credit Extension shall have occurred, as follows:

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(a)       Organization and Good Standing. It has been duly and solely organized in, and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted and will be conducted as contemplated herein, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Pool Receivables.

(b)       Due Qualification. It is in good standing in the State of Delaware, and has obtained all necessary licenses, approvals and qualifications, if any, in connection with its execution and delivery of the Transaction Documents to which it is a party, the purchase of the Receivables pursuant to the Purchase and Sale Agreement and the performance by it of its obligations contemplated in the Transaction Documents.

(c)       Power and Authority; Due Authorization. It (i) has all necessary limited liability company power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of and perform its obligations under the Transaction Documents to which it is a party, (C) acquire the Pool Receivables and Related Security pursuant to the Purchase and Sale Agreement and own, sell, pledge, hold, maintain, collect and service the Pool Receivables and Related Security and (D) grant a security interest in the Collateral on the terms and conditions herein provided and (ii) has duly authorized by all necessary action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the grant of a security interest in the Collateral on the terms and conditions herein provided.

(d)       Valid Security; Binding Obligations. This Agreement constitutes a granting of a valid security interest in the Collateral to the Administrative Agent (on behalf of the Secured Parties), enforceable against creditors of, and purchasers from, the Borrower; and this Agreement constitutes, and each other Transaction Document to be signed by the Borrower when duly executed and delivered by it will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law and implied covenants of good faith and fair dealing.

(e)       No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof by it will not, (i) conflict with, result in any breach or (without notice or lapse of time or both) a default under, (A) its certificate of formation or limited liability company agreement, or (B) any indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which the Borrower is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Borrower’s properties pursuant to the terms of any such indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, other than any Adverse Claim created in connection with this Agreement and the other Transaction Documents, or (iii) violate any Applicable Law applicable to it or any of its properties.

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(f)       No Proceedings. There are no actions, suits, proceedings or investigations pending, or to its knowledge threatened, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the grant of a security interest in any portion of the Collateral or the consummation of the purposes of this Agreement or of any of the other Transaction Documents, or (iii) seeking any determination or ruling that has had or could reasonably be expected to have a Material Adverse Effect.

(g)       Bulk Sales Act. No transaction contemplated hereby requires compliance by it with any bulk sales act or similar law.

(h)       Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of this Agreement or any other Transaction Document to which it is a party, except for (i) the filing of the UCC financing statements referred to in Article VI, all of which, at the time required in Article VI, shall have been duly filed and shall be in full force and effect, (ii) those that have been made or obtained and are in full force and effect, or (iii) those that are not currently required.

(i)       Litigation. No injunction, decree or other decision has been issued or made by any Governmental Authority against the Borrower or its properties, and no threat by any Person has been made to attempt to obtain any such decision against it or its properties.

(j)       Use of Proceeds. The use of all funds obtained by the Borrower under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Federal Reserve Board.

(k)       Quality of Title. The Borrower has acquired, for fair consideration and reasonably equivalent value, all of the right, title and interest of the applicable Originator in each Pool Receivable and the Related Security. Each Pool Receivable and the Related Security is owned by Borrower free and clear of any Adverse Claim other than Permitted Liens; the Administrative Agent shall have acquired and shall at all times thereafter continuously maintain a valid and perfected first priority perfected security interest in each Pool Receivable and Collections and proceeds of any of the foregoing, free and clear of any Adverse Claim other than Permitted Liens; and no financing statement or other instrument similar in effect covering any Pool Receivable and any interest therein is on file in any recording office except such as may be filed (i) in favor of the Borrower in accordance with any Transaction Document (and assigned to the Administrative Agent), or (ii) in favor of the Administrative Agent in accordance with this Agreement or any Transaction Document.

(l)       Accurate Reports. No Information Package, Purchase Report or any other information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of any Hill-Rom Party or any of their respective Affiliates to Administrative Agent, any Group Agent, any Liquidity Provider or any other Secured Party in connection with the Collateral, this Agreement or the other Transaction Documents: (i) was or will be untrue or inaccurate in any material respect as of the date it was or will be dated or as of the date so furnished; or (ii) contained or will contain when furnished any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, however, that with respect to projected financial information and information of a general economic or industry specific nature, the Borrower represents only that such information has been prepared in good faith based on assumptions believed by the Borrower to be reasonable at the time such information was delivered.

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(m)       UCC Details. The Borrower’s true legal name as registered in the sole jurisdiction in which it is organized, the jurisdiction of such organization, its organizational identification number, if any, as designated by the jurisdiction of its organization, its federal employer identification number, if any, and the location of its chief executive office and principal place of business are specified in Schedule 7.01(m) and the offices where the Borrower keeps all its Records are located at the addresses specified in Schedule 7.01(m) (or at such other locations, notified to the Administrative Agent in accordance with Section 8.01(f)), in jurisdictions where all actions required under Section 9.06 have been taken and completed. Except as described in Schedule 7.01(m), the Borrower has no, and has never had any, trade names, fictitious names, assumed names or “doing business as” names and the Borrower has never changed the location of its chief executive office or its true legal name, identity or corporate structure. The Borrower is organized only in a single jurisdiction.

(n)       Lock-Box Accounts. The names and addresses of all of the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II (or have been notified to and approved by the Administrative Agent in accordance with Section 8.03(d)).

(o)       Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Credit Extension or on the date of any Information Package constitutes an Eligible Receivable on such date.

(p)       No Disclosure Required. Under Applicable Law, the Borrower is not required to file a copy of this Agreement or any other Transaction Document with the SEC or any other Governmental Authority, except for the filing of the UCC financing statements referred to in Article VI, all of which, at the time required in Article VI, shall have been duly filed and shall be in full force and effect and any filings with the SEC to be made by Parent.

(q)       Security. The Loans being provided for hereunder do not constitute a Security.

(r)       Adverse Change. Since December 31, ~~2016,~~2018, no event or occurrence exists that has caused, or could reasonably be expected to cause, a Material Adverse Effect.

(s)       Credit and Collection Policies. It has engaged Servicer to service the Pool Receivables in accordance with the Credit and Collection Policies and all Applicable Law, and such policies have not changed since the Closing Date, except in accordance with this Agreement.

(t)       Compliance with Law. It has complied in all material respects with all Applicable Laws to which it may be subject.

(u)       Financial Information. All financial statements of the Borrower delivered to Administrative Agent in accordance with Section 8.02(a) were prepared in accordance with GAAP in effect on such date such statements were prepared and fairly present in all material respects the financial position of the Borrower and its results of operations as of the date and for the period presented or provided (other than in the case of annual financial statements, subject to the absence of footnotes and year-end audit adjustments), as applicable.

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(v)       Investment Company Act. The Borrower is not (i) required to register as an “Investment Company” or (ii) “controlled” by an “Investment Company”, under (and as to each such term, as defined in) the Investment Company Act.

(w)       Covered Fund. The Borrower is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”). In determining that the Borrower is not a “covered fund” under the Volcker Rule, Borrower is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5)(A) or (B) of the Investment Company Act.

(x)       No Other Obligations. The Borrower does not have outstanding any Security of any kind, except (i) membership interests issued to Hill-Rom in connection with its organization and (ii) the Subordinated Notes, if any, and has not incurred, assumed, guaranteed or otherwise become directly or indirectly liable for, or in respect of, any Debt and no Person has any commitment or other arrangement to extend credit to the Borrower, in each case, other than as will occur in accordance with the Transaction Documents.

(y)       Representations and Warranties in Other Transactions Documents. The Borrower hereby makes for the benefit of the Administrative Agent and each Credit Party all of the representations and warranties it makes in the other Transaction Documents to which it is a party as if such representations and warranties (together with the related and ancillary provisions) were set forth in full herein.

(z)       Ordinary Course of Business. Each remittance of Collections by or on behalf of the Borrower pursuant to the Transaction Documents and any related accounts of amounts owing hereunder in respect of the Loans will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (ii) made in the ordinary course of business or financial affairs of the Borrower.

(aa) Tax Status. The Borrower (i) has timely filed all material tax returns required to be filed by it and (ii) has paid, or caused to be paid, all material taxes, assessments and other governmental charges, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(bb) Disregarded Entity. The Borrower is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is disregarded as separate from a United States person within the meaning of Section 7701(a)(30) of the Code.

(cc) Policies and Procedures. Policies and procedures have been implemented and maintained by or on behalf of the Borrower that are designed to achieve compliance by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and the Borrower and, to the knowledge of the Borrower, its officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the facility established hereby, are in compliance with Anti-Corruption Laws and Anti-Terrorism Laws in all material respects and with applicable Sanctions.

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(dd) Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. (i) None of the Borrower or, to the knowledge of the Borrower, any of its directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the facility established hereby is a Sanctioned Person, (ii) the Borrower is not organized or resident in a Sanctioned Country, and (iii) the Borrower has not violated, been found in violation of or is under investigation by any Governmental Authority for possible violation of any Anti-Corruption Laws or Anti-Terrorism Laws in any material respect or of any Sanctions.

(ee) Proceeds. No Credit Extension or Release or use of proceeds thereof by the Borrower in any manner will violate Anti-Corruption Laws, Anti-Terrorism Laws or applicable Sanctions.

(ff) Solvency. The Borrower is Solvent.

(gg) Opinions. The facts regarding each Hill Rom Party, the Receivables, the Related Security, the transactions contemplated by the Transaction Documents and the related matters set forth or assumed in each of the true sale and non-consolidation opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(hh) Perfection Representations.

(i)       This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Borrower’s right, title and interest in, to and under the Collateral which, (A) security interest has been perfected and is enforceable against creditors of and purchasers from the Borrower and (B) will be free of all Adverse Claims in such Collateral other than Permitted Liens.

(ii)       The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.

(iii)       The Borrower owns and has good and marketable title to the Collateral free and clear of any Adverse Claim of any Person.

(iv)       All appropriate UCC financing statements, UCC financing statement amendments, and UCC continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale and contribution of the Receivables and Related Security from each Originator to the Borrower pursuant to the Purchase and Sale Agreement and the grant by the Borrower of a security interest in the Collateral to the Administrative Agent pursuant to this Agreement, in each case.

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(v)       Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral except as permitted by this Agreement and the other Transaction Documents. The Borrower has not authorized the filing of and is not aware of any financing statements or other lien filing filed against the Borrower that include a description of collateral covering the Collateral other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated. The Borrower is not aware of any judgment lien, ERISA lien or tax lien filings against the Borrower.

(ii)       The Lock-Boxes, Lock-Box Accounts and Subject Account.

(i)       Nature of Lock-Box Accounts. Each Lock-Box Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii)       Ownership. Each Lock-Box Account is in the name of the Borrower, and the Borrower owns and has good and marketable title to each Lock-Box Account free and clear of any Adverse Claim other than Permitted Liens. The Subject Account is in the name of Hill-Rom, and Hill-Rom owns and has good and marketable title to the Subject Account free and clear of any Adverse Claim other than Permitted Liens.

(iii)       Perfection. The Borrower has delivered to the Administrative Agent a fully executed Lock-Box Agreement relating to each Lock-Box Account. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over each Lock-Box Account.

(iv)       Instructions. None of the Lock-Box Accounts is in the name of any Person other than the Borrower. Neither the Borrower nor the Servicer has consented to the applicable Lock-Box Bank complying with instructions of any Person other than the Administrative Agent.

(jj) No Event of Default. No event has occurred and is continuing and no condition exists, or would result from any Loan or Release or from the application of proceeds therefrom, that constitutes or may reasonably be expected to constitute an Event of Default or Unmatured Event of Default.

(kk) Beneficial Ownership Rule. As of the Third Amendment Effective Date, the Borrower is an entity (other than a bank) whose common stock or analogous equity interests are listed on the New York Stock Exchange or the American Stock Exchange or have been designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange (as used in this clause, a “listed entity”) or that is organized under the laws of the United States or of any state and at least 51 percent of whose common stock or analogous equity interest is owned by a listed entity and is excluded on that basis from the definition of Legal Entity Customer as defined in the Beneficial Ownership Rule.

SECTION 7.02. Representations and Warranties of the Servicer. The Servicer represents and warrants to each Credit Party, as of the Closing Date, on each Settlement Date, on the date of each Release and on each day on which a Credit Extension shall have occurred, as follows:

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(a)       Organization and Good Standing. It has been duly organized and is validly existing as a corporation (or other business entity in the case of any successor of the Servicer) in good standing under the Applicable Laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

(b)       Due Qualification. It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Pool Receivables) requires such qualifications, licenses or approvals, except where the failure to be in good standing or to hold any such qualifications, licenses and approvals could not reasonably be expected to have a Material Adverse Effect.

(c)       Power and Authority; Due Authorization. It (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of and perform its obligations under the Transaction Documents applicable to it, and (C) service the Pool Receivables and Related Security in accordance with the provisions hereof and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the servicing of the Pool Receivables in accordance with the provisions hereof.

(d)       Binding Obligations. This Agreement constitutes, and each other Transaction Document to be signed by it when duly executed and delivered by it will constitute, a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law and implied covenants of good faith and fair dealing.

(e)       No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof by it will not, (i) conflict with, result in any breach or (without notice or lapse of time or both) a default under, (A) its articles or certificate of incorporation, by laws, certificate of formation or limited liability company agreement, as applicable, or (B) any indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound if such conflict, breach or default could reasonably be expected to have a Material Adverse Effect, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, other than any Adverse Claim created in connection with this Agreement and the other Transaction Documents or otherwise permitted by this Agreement or other Transaction Documents, or (iii) violate any Applicable Law applicable to it or any of its properties if such violation of Applicable Law could reasonably be expected to have a Material Adverse Effect.

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(f)       No Proceedings. There are no actions, suits, proceedings or investigations pending, or to its knowledge threatened, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the servicing of the Receivables or the consummation of the purposes of this Agreement or of any of the other Transaction Documents, or (iii) seeking any determination or ruling that has had or could reasonably be expected to have a Material Adverse Effect.

(g)       Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of this Agreement or any other Transaction Document to which it is a party, except for (i) the filing of the UCC financing statements referred to in Article VI, all of which, at the time required in Article VI, shall have been duly filed and shall be in full force and effect, (ii) those that have been made or obtained and are in full force and effect, (iii) those that are not currently required, or (iv) as could not reasonably be expected to have a Material Adverse Effect.

(h)       Financial Condition. The Servicer has furnished to the Administrative Agent the consolidated balance sheet and statements of income, stockholders equity and cash flows of the Parent as of and for the fiscal year ended December 31, ~~2016,~~2018, reported on by PricewaterhouseCoopers LLP, independent public accountants. All financial statements of the Parent and its consolidated Subsidiaries referenced above or delivered to the Administrative Agent pursuant to Section 8.05(a) were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition, business, and operations of the Parent and its consolidated Subsidiaries as of the date and for the period presented or provided (other than in the case of annual financial statements, subject to the absence of footnotes and year-end audit adjustments). Since December 31, ~~2016,~~2018, there has been no change in the business, property, operation or condition of the Parent and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

(i)       Litigation. No injunction, decree or other decision has been issued or made by any Governmental Authority against it or its properties that prevents, and no threat by any Person has been made to attempt to obtain any such decision against it or its properties, and there are no actions, suits, litigation or proceedings pending or threatened against it or its properties in or before any Governmental Authority that has had or could reasonably be expected to have a Material Adverse Effect.

(j)       Accurate Reports. No Information Package, Purchase Report or any other information, exhibit, financial statement, document, book, record or report furnished by any Hill-Rom Party or any of their respective Affiliates to Administrative Agent, any Group Agent, any Liquidity Provider or any other Secured Party in connection with the Collateral, this Agreement or the other Transaction Documents: (i) was or will be untrue or inaccurate in any material respect as of the date it was or will be dated or as of the date so furnished or (ii) contained or will contain when furnished any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, however, that with respect to projected financial information and information of a general economic or industry specific nature, the Servicer represents only that such information has been prepared in good faith based on assumptions believed by the Servicer to be reasonable at the time such information was delivered.

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(k)       Lock-Box Accounts. The names and addresses of all of the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II (or have been notified to and approved by the Administrative Agent in accordance with Section 8.03(d)).

(l)       Servicing Programs. No license or approval is required for the Administrative Agent’s use of any software or other computer program used by Servicer, any Originator or any Sub-Servicer in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.

(m)       Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Credit Extension or on the date of any Information Package constitutes an Eligible Receivable on such date.

(n)       [Reserved].

(o)       Credit and Collection Policies. It has complied with the Credit and Collection Policies in all material respects and such policies have not changed in any material respect since the Closing Date except as permitted under Sections 8.03(c) and 8.06(c).

(p)       Adverse Change. Since December 31, ~~2016,~~2018, no event or occurrence exists that has caused, or could reasonably be expected to cause, a Material Adverse Effect.

(q)       Compliance with Law. It has complied with all Applicable Law, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect.

(r)       Investment Company Act. The Servicer is not (i) required to register as an “Investment Company” or (ii) “controlled” by an “Investment Company”, under (and as to each such term, as defined in) the Investment Company Act.

(s)       ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, each Hill-Rom Party and their respective ERISA Affiliates (i) have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Pension Plan; (ii) are in compliance in all material respects with the applicable provisions of ERISA and the Code with respect to each Pension Plan; (iii) have not incurred any liability to the PBGC or to any Pension Plan under Title IV of ERISA, other than a liability to the PBGC for premiums under Section 4007 of ERISA already paid or not yet due; (iv) have not incurred any liability to the PBGC or to any Pension Plan under Title IV of ERISA with respect to a plan termination under Section 4041 of ERISA; and (v) have not incurred any Withdrawal Liability to a Multiemployer Plan. No steps have been taken by any Person to terminate any Pension Plan the assets of which are not sufficient to satisfy all of its benefit liabilities under Title IV of ERISA.

(t)       Adverse Change in Receivables. Since December 31, ~~2016,~~2018, other than through Collections received in the ordinary course of business, there has been no material adverse change in the value, validity, enforceability, collectability or payment of its receivable or of all or a material portion of the Pool Receivables.

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(u)       Tax Status. The Servicer (i) has timely filed all material tax returns required to be filed by it and (ii) has paid or caused to be paid all material taxes, assessments and other governmental charges, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(v)       Policies and Procedures. Policies and procedures have been implemented and maintained by or on behalf of the Servicer that are designed to achieve compliance by the Servicer and its Subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and the Servicer, its Subsidiaries and, to the knowledge of the Servicer, their respective officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the facility established hereby, are in compliance with Anti-Corruption Laws and Anti-Terrorism Laws in all material respects and with applicable Sanctions.

(w)       Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. (i) None of the Servicer or any of its Subsidiaries or, to the knowledge of the Servicer, any of its directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the facility established hereby is a Sanctioned Person, (ii) none of the Servicer or any of its Subsidiaries is organized or resident in a Sanctioned Country and (iii) the Servicer has not violated, been found in violation of or is under investigation by any Governmental Authority for possible violation of any Anti-Corruption Laws or Anti-Terrorism Laws in any material respect or of any Sanctions.

(x)       Opinions. The facts regarding each Hill Rom Party, the Receivables, the Related Security, the transactions contemplated by the Transaction Documents and the related matters set forth or assumed in each of the true sale and non-consolidation opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(y)       No Event of Default. No event has occurred and is continuing and no condition exists, or would result from any Loan or Release or from the application of proceeds therefrom, that constitutes or may reasonably be expected to constitute an Event of Default or Unmatured Event of Default.

ARTICLE VIII

COVENANTS

SECTION 8.01. Affirmative Covenants of the Borrower. At all times from the Closing Date until the Final Payout Date, the Borrower shall, unless Administrative Agent and the Majority Group Agents shall otherwise consent in writing:

(a)       Compliance with Laws, Etc. Comply in all material respects with all Applicable Laws with respect to it, the Pool Receivables and each of the related Contracts.

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(b)       Preservation of Existence. Preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction except where the failure to qualify or preserve or maintain such existence, rights, franchises or privileges could not reasonably be expected to have a Material Adverse Effect.

(c)       Inspections. (i) From time to time, upon reasonable notice and during regular business hours permit each Group Agent, the Administrative Agent, Liquidity Agent, any Program Support Provider or any of their respective agents, regulators or representatives including certified public accountants or other auditors or consultants acceptable to the Administrative Agent, Liquidity Agent, such Program Support Provider or such Group Agent, as applicable (at the sole cost and expense of the Borrower), (A) to examine and make copies of and abstracts from all Records in the possession or under the control of the Borrower or its Affiliates or agents, and (B) to visit the offices and properties of the Borrower or its agents for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to the Pool Receivables or the Borrower’s performance hereunder with any of the officers or employees of the Borrower or its Affiliates having knowledge of such matters; and (ii) without limiting the provisions of clause (i) above, from time to time on request of the Administrative Agent with reasonable notice and during reasonable business hours, permit certified public accountants or other consultants or auditors acceptable to Administrative Agent to conduct, at Borrower’s expense, a review of Borrower’s books and records relating to Pool Receivables; provided that, unless an Event of Default shall have occurred and be continuing at the time any such audit/inspection is requested, the Borrower shall only be required to reimburse any Person for costs and expenses related to one such audit/inspections during any calendar year and all such Persons shall conduct such audit/inspection at the same time.

(d)       Keeping of Records and Books of Account; Delivery. Maintain and implement, or cause to be maintained and implemented, administrative and operating procedures (including an ability to recreate records evidencing the Pool Receivables and Related Security in the event of the destruction of the originals thereof, backing up on at least a daily basis on a separate backup computer from which electronic file copies can be readily produced and distributed to third parties being agreed to suffice for this purpose), and keep and maintain, or cause to be kept and maintained (or transferred to Servicer), all documents, books, records and other information necessary or advisable for the collection of all Pool Receivables and Related Security (including records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable received, made or otherwise processed on that day). At any time during the continuation of an Event of Default, upon request of Administrative Agent, deliver or cause the Servicer to deliver the originals of all Contracts to Administrative Agent or its designee, together with electronic and other files applicable thereto, and other Records necessary to enforce the related Receivable against any Obligor thereof.

(e)       Performance and Compliance with Pool Receivables and Contracts. At its expense, timely and fully perform and comply in all material respects with all provisions, covenants and promises required to be observed by it under the Contracts and the Pool Receivables, unless an Originator or the Borrower makes a Deemed Collection in respect of the entire Unpaid Balance thereof in accordance with Section 3.2 of the Purchase and Sale Agreement.

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(f)       Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its Records (and all original documents relating thereto), at the address(es) of the Borrower referred to in Section 7.01(m) or, upon ten (10) days’ prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required by Section 9.06 shall have been taken and completed.

(g)       Credit and Collection Policies. Cause the Servicer to service the Pool Receivables in accordance with the Credit and Collection Policies in all material respects and not agree to any material changes thereto except as permitted under Sections 8.03(c) and 8.06(c).

(h)       Collections. Instruct or cause the Servicer to instruct all Obligors to cause all Collections of Pool Receivables and the Related Security to be deposited (i) directly in a Lock-Box Account covered by an effective Lock-Box Agreement or (ii) solely with respect to Medicare/Medicaid Receivables, directly to the Subject Account. The Borrower shall, at all times on and after the Subject Medicare/Medicaid Date, maintain or cause to be maintained standing instructions in full force and effect with the Subject Account Bank to sweep all available funds in the Subject Account to a Lock-Box Account on each Business Day. In the event the Borrower or its Affiliates receive any Collections, they will deposit such Collections in a Lock-Box Account covered by a Lock-Box Agreement within two (2) Business Days of such receipt thereof. In the event that any funds other than Collections are deposited into any Lock-Box Account or the Subject Account, the Borrower (or the Servicer on its behalf) shall within two (2) Business Days of receipt thereof identify and transfer such funds to the appropriate Person entitled to such funds. The Borrower shall at all times maintain or cause to be maintained such documents, books, records and other information necessary or advisable to (i) on a daily basis identify Collections of Pool Receivables received from time to time and (ii) segregate within two (2) Business Days Collections of Pool Receivables from property of the Servicer, the Originators and their respective Affiliates other than the Borrower.

(i)       Right and Title. Hold all right, title and interest in each Pool Receivable, except to the extent that any such right, title or interest has been transferred or granted to the Administrative Agent (on behalf of the Secured Parties).

(j)       Transaction Documents. Comply with each of its covenants and agreements under each Transaction Document to which it is a party in any capacity and its certificate of formation and limited liability company agreement.

(k)       Enforcement of Purchase and Sale Agreement. On its own behalf and on behalf of the Credit Parties and the Administrative Agent, (x) promptly enforce all covenants and obligations of each Originator contained in the Purchase and Sale Agreement and (y) deliver to the Administrative Agent all consents, approvals, directions, notices and waivers and take other actions under the Purchase and Sale Agreement as may be reasonably directed by the Administrative Agent.

(l)       Filing of Financing Statements; Etc. (i) Within one (1) Business Day of the date hereof, the Borrower shall cause the financing statements and other lien filings described in Section 6.01 to be duly filed in the appropriate jurisdictions and (ii) when received by the Borrower it shall promptly provide the Administrative Agent with acknowledgment copies of all financing statements and other filings described in Section 6.01.

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(m)       Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Ensure that policies and procedures are maintained and enforced by or on behalf of the Borrower that are designed to promote and achieve compliance by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.

(n)       Federal Assignment of Claims Act; Etc. If reasonably requested by the Administrative Agent, the Borrower shall prepare and make any filings under the Federal Assignment of Claims Act (or any other similar Applicable Law) with respect to Receivables from Obligors that are Governmental Authorities, that are necessary or desirable in order for the Administrative Agent to enforce such Receivable against the Obligor thereof.

(o)       Beneficial Ownership Rule. Promptly following any change that would result in a change to the status of the Borrower as an excluded “Legal Entity Customer” under the Beneficial Ownership Rule, the Borrower shall execute and deliver to the Administrative Agent and each Group Agent a Beneficial Ownership Certification complying with the Beneficial Ownership Rule, in form and substance reasonably acceptable to the Administrative Agent and each Group Agent.

SECTION 8.02. Reporting Requirements of the Borrower. From the date hereof until the Final Payout Date, the Borrower shall, unless the Administrative Agent and the Majority Group Agents shall otherwise consent in writing, furnish or cause to be furnished to the Administrative Agent and each Group Agent:

(a)       Financial Statements. As soon as available and in any event within 100 days after the end of the fiscal year of the Borrower, copies of the annual income statement and balance sheet of the Borrower, prepared in conformity with GAAP, duly certified by a Financial Officer of the Borrower with respect to such fiscal year.

(b)       Information Packages. As soon as available and in any event not later than three (3) Business Days (or such later date as consented to in writing by the Administrative Agent in its sole discretion) prior to each Settlement Date, an Information Package signed by the Servicer and for the most recently completed Settlement Period (or solely with respect to the initial Information Package delivered hereunder, as of the most recently completed calendar month); provided, that the Administrative Agent may modify, in any reasonable respect, the information required to be provided by Servicer in, or the form of, the Information Package upon reasonable prior notice to the Borrower.

(c)       ERISA. (a) (i) Promptly after the filing or receiving thereof, copies of (I) all reports and notices with respect to any Reportable Event with respect to any Pension Plan, which any Hill-Rom Party or any of their respective ERISA Affiliates files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or which any Hill-Rom Party or any of their respective ERISA Affiliates receives from the Internal Revenue Service, the PBGC or the U.S. Department of Labor, and (II) all reports and documents which it files under any other applicable pension benefits legislation that relate to matters concerning, or that would or could reasonably be expected to affect, the Receivables (including the value, the validity, the collectability, or the enforceability thereof), the transactions contemplated by the Transaction Documents, or the performance of the Borrower (or any of its Affiliates), or the ability of the Borrower (or any of its Affiliates) to perform, thereunder.

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(ii)       Promptly after the Borrower becomes aware of the occurrence of any of the events listed in clauses (1) through (5) below, a notice indicating that such event has occurred:

(1)       the Secretary of the Treasury issues a notice to any Hill-Rom Party that a Pension Plan has ceased to be a plan described in Section 4021(a)(2) of Title IV of ERISA or when the Secretary of Labor determines that any such plan is not in compliance with Title I of ERISA;

(2)       the Secretary of the Treasury determines that there has been a termination or a partial termination within the meaning of Section 411(d)(3) of ERISA of any Pension Plan; or there has been a termination of any Pension Plan under Section 4041 of ERISA;

(3)       any Pension Plan fails to meet the minimum funding standards under Section 412 of the Code or Section 302 of ERISA;

(4)       any Pension Plan is unable to pay benefits thereunder when due; or

(5)       any Hill-Rom Party or any of their respective ERISA Affiliates liquidates in a case under the Bankruptcy Code, or under any similar law as now or hereafter in effect.

(d)       Events of Default. Notice of the occurrence of any Event of Default or Unmatured Event of Default, accompanied by a written statement of a Financial Officer of the Borrower setting forth details of such event and the action that the Borrower proposes to take with respect thereto, such notice to be provided promptly (but not later than three (3) Business Days) after the Borrower obtains knowledge of any such event.

(e)       Litigation. Promptly, and in any event within five (5) Business Days after the Borrower obtains knowledge thereof, notice of (i) any litigation, investigation or proceeding (including a contingency thereof) initiated against any Hill-Rom Party and (ii) any development in litigation previously disclosed by it, in each case, that could reasonably be expected to have a Material Adverse Effect.

(f)       Agreed Upon Procedures Report. Not later than 90 days (or such greater number of days consented to in writing by the Administrative Agent) following the close of each fiscal year of the Servicer (at the sole cost and expense of the Borrower), a report of an accounting firm or consulting firm reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and each Group Agent and setting forth the results of such firm’s performance of agreed upon procedures with respect to the performance of Servicer for the prior fiscal year. The scope of the above agreed upon procedures report or other reports shall be as reasonably requested by the Administrative Agent or any Group Agent.

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(g)       Change in Credit and Collection Policies or Business. At least thirty (30) days prior to (i) the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a description or, if available, a copy of the Credit and Collection Policy then in effect and a written notice (A) indicating such change or amendment and (B) if such proposed change or amendment would be reasonably likely to materially and adversely affect the collectability of the Pool Receivables or materially decrease the credit quality of any newly created Pool Receivables, requesting the Administrative Agent’s and the Majority Group Agent’s consent thereto and (ii) any change in the character of the Borrower’s business, a written notice indicating such change and requesting the Administrative Agent’s and the Majority Group Agent’s consent thereto.

(h)       Change in Accountants or Accounting Policy. Promptly notify the Administrative Agent and each Group Agent of any change in (i) the external accountants of the Borrower, the Servicer, the Performance Guarantor or any Originator or (ii) any material accounting policy of the Borrower or any Originator (it being understood that any change to the manner in which the Borrower or any Originator accounts for the Pool Receivables or the transactions contemplated under the Transaction Documents shall be deemed “material” for such purpose).

(i)       Other Information. Promptly, from time to time, such Records or other information, documents, records or reports respecting the condition or operations, financial or otherwise, of the Borrower or any other Hill-Rom Party as the Administrative Agent or any Group Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or any Credit Party under or as contemplated by this Agreement or any other Transaction Document or to comply with any Applicable Law or any Governmental Authority.

(j)       Notices Under Purchase and Sale Agreement. A copy of each notice received by the Borrower from an Originator pursuant to any provision of the Purchase and Sale Agreement.

(k)       Purchase and Sale Agreement. The occurrence of a Purchase and Sale Termination Event under the Purchase and Sale Agreement.

(l)       Agreed Upon Procedures. In addition, the Borrower shall cooperate with the Servicer and the designated accountants or consultants for each annual agreed upon procedures report required pursuant to Sections 8.02(f) and 8.05(g).

(m)       Advanced Respiratory Division. Any change, reorganization, merger or other corporate, organizational or other structural change to the Advanced Respiratory Division that adversely affects the rights or interests of the Secured Parties under this Agreement.

Information required to be delivered pursuant to Sections 8.02(a) or (h) shall be deemed to have been delivered on the date such information has been posted to the SEC website or through a link on the Parent’s website.

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SECTION 8.03. Negative Covenants of the Borrower. From the date hereof until the Final Payout Date, the Borrower shall not, without the prior written consent of the Administrative Agent and the Majority Group Agents, do or permit to occur any act or circumstance with which it has covenanted not to do or permit to occur in any Transaction Document to which it is a party in any capacity, or:

(a)       Sales, Adverse Claims, Etc. Except as otherwise expressly provided herein or in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than Permitted Liens) upon or with respect to, any of its assets, including any Pool Receivable, any Related Security or any proceeds of any of the foregoing, or any interest therein, or any Lock-Box Account or Subject Account to which any Collections of any of the foregoing are sent, or any right to receive income or proceeds from or in respect of any of the foregoing or purport to do any of the foregoing.

(b)       Extension or Amendment of Receivables. Except as permitted under Section 9.02(a), extend, amend or otherwise modify the payment terms of any Pool Receivable or amend, modify or waive any payment term or condition of any related Contract, in each case unless a corresponding Deemed Collection payment in respect of the related Pool Receivable is made, in full, in connection therewith.

(c)       Change in Credit and Collection Policies, Business or Organizational Documents. (i) Make or consent to any change in, or waive any of the provisions of, the Credit and Collection Policies that would be reasonably likely to materially and adversely affect the collectability of the Pool Receivables or materially decrease the credit quality of any newly created Pool Receivables or otherwise make any material change thereto without the prior written consent of the Administrative Agent and the Majority Group Agents, (ii) make any change in the character of its business or amend, waive or otherwise modify its limited liability company agreement or certificate of formation without the prior written consent of Administrative Agent and the Majority Group Agents or (iii) amend, waive or otherwise modify any other Transaction Document to which the Borrower is a party or consent to any amendment, waiver or modification of any Transaction Document, in each case, without the prior written consent of the Administrative Agent and the Majority Group Agents.

(d)       Change in Payment Instructions to Obligors. Deposit Collections or cause Collections to be deposited in any lock-box account (or related lock-box, if applicable) other than those listed in Schedule II (or solely with respect to Medicare/Medicaid Receivables, Schedule IV), unless the Administrative Agent shall have previously received duly executed copies of all Lock-Box Agreements with each applicable Lock-Box Bank; provided, that a Lock-Box Account may not be terminated unless the payments from Obligors that are being sent to such Lock-Box Account will, upon termination of such Lock-Box Account and at all times thereafter, be deposited in a separate Lock-Box Account covered by a Lock-Box Agreement; provided, further, that the Subject Account may not be terminated without the prior written consent of the Administrative Agent.

(e)       Name Change, Mergers, Acquisitions, Sales, etc. Without the prior written consent of the Administrative Agent and the Majority Group Agents, (i) change its name, (ii) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey, contribute or lease all or any substantial part of its assets, or sell or assign with or without recourse any Receivables or any interest therein (other than pursuant hereto and to the Purchase and Sale Agreement) to any Person or (iii) have any Subsidiaries.

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(f)       Deposits to Accounts. (i) Deposit or otherwise credit, or cause or permit to be so deposited or credited, or direct any Obligor to deposit or remit, any Collection or proceeds thereof to any lock-box account (or related lock-box, if applicable) other than a Lock-Box Account covered by a Lock-Box Agreement (or solely with respect to Medicare/Medicaid Receivables, to the Subject Account) or (ii) permit funds other than Collections to be deposited into any Lock-Box Account or Subject Account.

(g)       Debt and Business Activity. (i) Incur, assume, guarantee or otherwise become directly or indirectly liable for or in respect of any Debt or other obligation, (ii) purchase any asset, (iii) make any investment by share purchase loan or otherwise or (iv) engage in any other activity (whether or not pursued for gain or other pecuniary advantage), in any case, other than as will occur in accordance with this Agreement or the other Transaction Documents and as is permitted by its certificate of formation and limited liability company agreement.

(h)       Change in Organization, Etc. Without the prior written consent of the Administrative Agent and the Majority Group Agents, (i) change its jurisdiction of organization or its name, identity or corporate structure, (ii) merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) or (iii) make any other change such that any financing statement or other lien filing filed or other action taken to perfect Administrative Agent’s interests under this Agreement would become seriously misleading or would otherwise be rendered ineffective. Borrower shall at all times maintain its jurisdiction of organization in the State of Delaware.

(i)       Actions Impairing Quality of Title. Take any action that could cause any Pool Receivable, together with the Related Security, not to be owned by it free and clear of any Adverse Claim; or take any action that could reasonably be expected to cause Administrative Agent not to have a valid ownership interest or first priority perfected security interest in the Pool Receivables and Lock-Box Accounts and, to the extent such security interest can be perfected by filing a financing statement or the execution of an account control agreement, any Related Security (or any portion thereof) and all cash proceeds of any of the foregoing, in each case, free and clear of any Adverse Claim other than Permitted Liens; or suffer the existence of any financing statement or other instrument similar in effect covering any Pool Receivable on file in any recording office except such as may be filed (i) in favor of the Borrower in accordance with any Transaction Document or (ii) in favor of Administrative Agent in accordance with this Agreement or any Transaction Document.

(j)       Net Worth. Permit Borrower’s Net Worth (as calculated in accordance with GAAP consistently applied), at any time, to be less than the Required Capital Amount.

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(k)       Actions by Originators. Notwithstanding anything to the contrary set forth in the Purchase and Sale Agreement, the Borrower will not consent to (i) any change or removal of any notation required to be made by any Originator pursuant to Section 3.3 of the Purchase and Sale Agreement, or (ii) any waiver of or departure from any term set forth in Article V of the Purchase and Sale Agreement, in each case without the prior written consent of the Administrative Agent.

(l)       Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Use, or permit its Subsidiaries or its or their respective directors, officers, employees or agents to use, the proceeds of any Credit Extension or Release (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any Affected Person under any applicable Sanctions or result in the violation of any Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.

(m)       Evading and Avoiding. Engage in, or authorize or consent to any of its Affiliates, directors, officers, employees, agents or other Persons, each to the extent acting on behalf of the Borrower in connection with this Agreement, to engage in, or to conspire to engage in, any transaction that unlawfully evades or avoids, or has the purpose of unlawfully evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions, each as applicable.

SECTION 8.04. Affirmative Covenants of the Servicer. At all times from the Closing Date until the Final Payout Date, the Servicer shall, unless the Administrative Agent and the Majority Group Agents shall otherwise consent in writing:

(a)       Compliance with Laws, Etc. Comply with all Applicable Laws with respect to it, the Pool Receivables, the related Contracts and the servicing and collection thereof, except to the extent such non-compliance could not reasonably be expected to have a Material Adverse Effect.

(b)       Preservation of Existence. Preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction except where the failure to qualify or preserve or maintain such existence, rights, franchises or privileges or to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(c)       Inspections. (i) From time to time, upon reasonable notice and during regular business hours, permit each Group Agent, the Administrative Agent, Liquidity Agent, any Program Support Provider or any of their respective agents, regulators or representatives including certified public accountants or other auditors or consultants acceptable to the Administrative Agent, Liquidity Agent, such Program Support Provider or such Group Agent, as applicable (at the sole cost and expense of Servicer), (A) to examine and make copies of and abstracts from all Records in the possession or under the control of Servicer or its Affiliates or agents, and (B) to visit the offices and properties of Servicer or its agents for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to the Pool Receivables or Servicer’s performance hereunder with any of the officers or employees of Servicer or its Affiliates having knowledge of such matters; and (ii) without limiting the provisions of clause (i) above, from time to time on request of Administrative Agent with reasonable notice and during reasonable business hours, permit certified public accountants or other consultants or auditors acceptable to Administrative Agent to conduct, at Servicer’s expense, a review of Borrower’s books and records relating to Pool Receivables; provided that, unless an Event of Default shall have occurred and be continuing at the time any such audit/inspection is requested, Servicer shall only be required to reimburse any Person for costs and expenses related to one such audit/inspections during any calendar year and all such Persons shall conduct such audit/inspection at the same time.

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(d)       Keeping of Records and Books of Account; Delivery; Location of Records. Maintain and implement, or cause to be maintained and implemented, administrative and operating procedures (including an ability to recreate records evidencing the Pool Receivables and Related Security in the event of the destruction of the originals thereof, backing up on at least a daily basis on a separate backup computer from which electronic file copies can be readily produced and distributed to third parties being agreed to suffice for this purpose), and keep and maintain, or cause to be kept and maintained, all documents, books, records and other information necessary or advisable (i) for the collection of all Pool Receivables and Related Security (including records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable received, made or otherwise processed on that day) and (ii) to identify and track sales with respect to Excluded Receivables and collections of all Excluded Receivables and related security with respect thereto (including records adequate to permit the daily identification of each new Excluded Receivable and all collections of and adjustments to each existing Excluded Receivable received, made or otherwise processed on that day). At any time during the continuation of an Event of Default, upon the request of the Administrative Agent, deliver the originals of all Contracts to the Administrative Agent or its designee, together with electronic and other files applicable thereto, and other Records necessary to enforce the related Receivable against any Obligor thereof.

(e)       Performance and Compliance with Receivables and Contracts. At its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts and the Pool Receivables, unless, with respect to a Pool Receivable, a Deemed Collection occurs in respect of the entire Unpaid Balance thereof in accordance with Section 3.2 of the Purchase and Sale Agreement.

(f)       Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its Records (and all original documents relating thereto), at the address(es) of the Servicer referred to in Schedule 8.04(f) or, upon ten (10) days’ prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required by Section 9.06 shall have been taken and completed.

(g)       Credit and Collection Policy. Comply in all material respects with the applicable Credit and Collection Policy in regard to each Pool Receivable and the other Related Security, the related Contract and the servicing and collection thereof.

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(h)       Collections. Instruct all Obligors to cause all Collections of Pool Receivables and the Related Security to be deposited (i) directly in a Lock-Box Account covered by an effective Lock-Box Agreement or (ii) solely with respect to Medicare/Medicaid Receivables, directly to the Subject Account. The Servicer shall, at all times on and after the Subject Medicare/Medicaid Date, maintain or cause to be maintained standing instructions in full force and effect with the Subject Account Bank to sweep all available funds in the Subject Account to a Lock-Box Account on each Business Day. In the event the Servicer or any of its Affiliates receives any Collections, such Person will deposit such Collections in a Lock-Box Account covered by a Lock-Box Agreement within two (2) Business Days of its receipt thereof. In the event that any funds other than Collections are deposited into any Lock-Box Account or Subject Account, the Servicer shall within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Servicer shall at all times maintain or cause to be maintained such documents, books, records and other information necessary or advisable to (i) on a daily basis identify Collections of Pool Receivables received from time to time and (ii) segregate Collections of Pool Receivables from property of the Servicer, the Originators and their respective Affiliates other than the Borrower.

(i)       Transaction Documents. So long as the Servicer is an Originator or the Performance Guarantor, the Servicer shall comply with each of its covenants and agreements as an Originator or the Performance Guarantor, if applicable, under each Transaction Document to which it is a party.

(j)       [Reserved]

(k)       Frequency of Billing. Prepare and deliver (or cause to be prepared or delivered) invoices with respect to each Pool Receivable in accordance with the Credit and Collection Policy, but in any event no less frequently than as required under the Contract related to such Pool Receivable.

(l)       Insurance. Keep its insurable properties insured at all times by financially sound and responsible insurers; maintain insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses in the same geographic area; maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and maintain such other insurance as may be required by Applicable Law.

(m)       Maintenance of Assets. Maintain all of its assets used or useful in its business in good repair, working order and condition (normal wear and tear excepted and except as may be disposed of in the ordinary course of business and in accordance with the terms of the Transaction Documents) and from time to time to make all necessary repairs, renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

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(n)       Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Ensure that policies and procedures are maintained and enforced by or on behalf of the Servicer that are designed to promote and achieve compliance by the Servicer and each of its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.

(o)       Federal Assignment of Claims Act; Etc. If requested by the Administrative Agent, the Servicer shall prepare and make any filings under the Federal Assignment of Claims Act (or any other similar Applicable Law) with respect to Receivables from Obligors that are Governmental Authorities, that are necessary or desirable in order for the Administrative Agent to enforce such Receivable against the Obligor thereof.

SECTION 8.05. Reporting Requirements of the Servicer. From the date hereof until the Final Payout Date, the Servicer shall furnish to the Administrative Agent and each Group Agent each of the following:

(a) (i) Quarterly Financial Statements. Within 55 days (or such earlier date as the Parent may be required to file its applicable quarterly report on Form 10-Q by the rules and regulations of the SEC) after the close of each of the first three quarterly periods of each fiscal year, for the Parent and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated unaudited profit and loss statements and a consolidated unaudited statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by a Financial Officer.

(ii)       Annual Financial Statements. Within 100 days (or such earlier date as the Parent may be required to file its applicable annual report on Form 10-K by the rules and regulations of the SEC) after the close of each of its fiscal years, an audit report (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) certified by independent certified public accountants of nationally recognized standing, prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss statements, and a statement of cash flows.

(iii)       Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit H signed by a Financial Officer of Parent and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(b)       Financial Statements and Other Information. The Servicer will furnish to the Administrative Agent and each Group Agent:

(i)       promptly after the sending thereof, copies of all proxy statements, financial statements and regular or special reports which the Parent sends to its stockholders;

(ii)       promptly upon its receipt of any material notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Borrower, the Administrative Agent or any Group Agent, copies of the same; and

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(iii)       promptly following a request therefor, any documentation or other information (including with respect to any Hill-Rom Party) that the Administrative Agent or any Group Agent reasonably requests in order to comply with its ongoing obligations under the applicable “know your customer” and anti money laundering rules and regulations, including the PATRIOT Act.

(c)       Information Packages. As soon as available and in any event not later than three (3) Business Days (or such later date as consented to in writing by the Administrative Agent in its sole discretion) prior to each Settlement Date, an Information Package signed by the Servicer and for the most recently completed Settlement Period (or solely with respect to the initial Information Package delivered hereunder, as of the most recently completed calendar month); provided, that the Administrative Agent may modify, in any reasonable respect, the information required to be provided by Servicer in, or the form of, the Information Package upon reasonable prior notice to the Servicer.

(d)       ERISA. (a) (i) Promptly after the filing or receiving thereof, copies of (I) all reports and notices with respect to any Reportable Event described in Section 4043 of ERISA which any Hill-Rom Party or any of their respective ERISA Affiliates files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or which any Hill-Rom Party or any of their respective ERISA Affiliates receives from the Internal Revenue Service, the PBGC or the U.S. Department of Labor and (II) all reports and documents which it files under any other applicable pension benefits legislation that relate to matters concerning, or that would or could reasonably be expected to affect the Receivables (including the value, the validity, the collectability, or the enforceability thereof), the priority of the Administrative Agent’s lien therein or the enforceability thereof, the transactions contemplated by the Transaction Documents, or the performance of the Servicer, or the ability of the Servicer or any of its Affiliates to perform, thereunder.

(ii)       Promptly after the Servicer becomes aware of the occurrence of any of the events listed in clauses (1) through (5) below, a notice indicating that such event has occurred:

(1)       the Secretary of the Treasury issues a notice to any Hill-Rom Party that a Pension Plan has ceased to be a plan described in Section 4021(a)(2) of Title IV of ERISA or when the Secretary of Labor determines that any such plan is not in compliance with Title I of ERISA;

(2)       the Secretary of the Treasury determines that there has been a termination or a partial termination within the meaning of Section 411(d)(3) of the Code of any Pension Plan; or there has been a termination of any Pension Plan under Section 4041 of ERISA;

(3)       any Pension Plan fails to meet the minimum funding standards under Section 412 of the Code or Section 302 of ERISA;

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(4)       any Pension Plan is unable to pay benefits thereunder when due; or

(5)       any Hill-Rom Party or any of their respective ERISA Affiliates liquidates in a case under the Bankruptcy Code, or under any similar law as now or hereafter in effect.

(e)       Events of Default. Notice of the occurrence of any Event of Default or Unmatured Event of Default, accompanied by a written statement of a Financial Officer of the Servicer setting forth details of such event and the action that the Servicer proposes to take with respect thereto, such notice to be provided promptly (but not later than three (3) Business Days) after the Servicer obtains knowledge of any such event.

(f)       Litigation. Promptly, and in any event within five (5) Business Days after the Servicer obtains knowledge thereof, notice of (i) any litigation, investigation or proceeding (including a contingency thereof) initiated against any Hill-Rom Party and (ii) any development in litigation previously disclosed by it, in each case, that could reasonably be expected to have a Material Adverse Effect.

(g)       Agreed Upon Procedures Report. Not later than 90 days (or such greater number of days consented to in writing by the Administrative Agent) following the close of each fiscal year of the Servicer (at the sole cost and expense of the Servicer), a report of an accounting firm or consulting firm reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and each Group Agent and setting forth the results of such firm’s performance of agreed upon procedures with respect to the performance of the Servicer for the prior fiscal year. The scope of the above agreed upon procedures report or other reports shall be as reasonably requested by the Administrative Agent or any Group Agent.

(h)       Change in Credit and Collection Policies or Business. At least thirty (30) days prior to (i) the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a description or, if available, a copy of the Credit and Collection Policy then in effect and a written notice (A) indicating such change or amendment and (B) if such proposed change or amendment would be reasonably likely to materially and adversely affect the collectability of the Pool Receivables or materially decrease the credit quality of any newly created Receivables, requesting the Administrative Agent’s and the Majority Group Agent’s consent thereto and (ii) any change in the character of the Servicer’s business that has or could reasonably be expected to materially and adversely affect the ability of the Servicer to perform its obligations hereunder or that would prevent the Servicer from conducting its business operations relating to the Receivables, its servicing of the Receivables or the performance of its duties and obligations hereunder or under the other Transaction Documents, a written notice indicating such change and requesting the Administrative Agent’s and the Majority Group Agent’s consent thereto.

(i)       Change in Accountants or Accounting Policy. Promptly notify the Administrative Agent and each Group Agent of any change in (i) the external accountants of the Borrower, the Servicer, the Performance Guarantor or any Originator or (ii) any material accounting policy of the Borrower or any Originator (it being understood that any change to the manner in which the Borrower or any Originator accounts for the Pool Receivables or the transactions contemplated under the Transaction Documents shall be deemed “material” for such purpose).

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(j)       Other Information. Promptly, from time to time, such Records or other information, documents, records or reports respecting the condition or operations, financial or otherwise, of the Servicer, Performance Guarantor or any other Hill-Rom Party as the Administrative Agent or any Group Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or any Credit Party under or as contemplated by this Agreement or any other Transaction Document or to comply with any Applicable Law or any Governmental Authority.

(k)       Servicing Programs. If Servicer is not Hill-Rom (or an Affiliate of Hill-Rom) or if any Event of Default has occurred and is continuing and a license or approval is required for the Administrative Agent’s or such successor Servicer’s use of any software or other computer program used by Hill-Rom in the servicing of the Receivables, then at the request of the Administrative Agent or a successor servicer, Hill-Rom shall at its own expense arrange for the Administrative Agent or such successor Servicer to receive any such required license or approval.

Information required to be delivered pursuant to Sections 8.05(a), (b), or (i) shall be deemed to have been delivered on the date such information has been posted to the SEC website or through a link on the Parent’s website.

SECTION 8.06. Negative Covenants of the Servicer. From the date hereof until the Final Payout Date, the Servicer shall not, without the prior written consent of the Administrative Agent and the Majority Group Agents, do or permit to occur any act or circumstance with which it (in its capacity as Servicer) has covenanted not to do or permit to occur in any Transaction Document to which it is a party in any capacity, or:

(a)       Interference. Take any action that would cause the Borrower or any Originator to breach any of its representations, undertakings, obligations or covenants under any of the Transaction Documents.

(b)       Extension or Amendment of Receivables. Except as permitted under Section 9.02(a), extend, amend or otherwise modify the payment terms of any Pool Receivable or amend, modify or waive any payment term or condition of any related Contract, in each case unless a corresponding Deemed Collection payment in respect of the related Pool Receivable is made in connection therewith.

(c)       Change in Credit and Collection Policies, Business or Organizational Documents. (i) Make or consent to any change in, or waive any of the provisions of, the Credit and Collection Policies that would be reasonably likely to materially and adversely affect the collectability of the Pool Receivables or materially decrease the credit quality of any newly created Pool Receivables or otherwise make any material change thereto without the prior written consent of the Administrative Agent and the Majority Group Agent, (ii) make any change in the character of the Servicer’s business that has or could reasonably be expected to materially and adversely affect the ability of the Servicer to perform its obligations hereunder or that would prevent the Servicer from conducting its business operations relating to the Receivables, its servicing of the Receivables or the performance of its duties and obligations hereunder or under the other Transaction Documents, without the prior written consent of the Administrative Agent and the Majority Group Agent or (iii) amend, waive or otherwise modify any other Transaction Document to which it is a party, in any capacity, or consent to any amendment, waiver or modification of any Transaction Document, in each case, without the prior written consent of Administrative Agent and the Majority Group Agent.

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(d)       Change in Lock-Box Banks. (i) Add any bank or lock-box account not listed on Schedule II as a Lock-Box Bank or Lock-Box Account unless the Administrative Agent shall have previously approved and received duly executed copies of all Lock-Box Agreements and/or amendments thereto covering each such new bank and lock-box account, (ii) terminate any Lock-Box Bank, Lock-Box Agreement or related Lock-Box Account without the prior written consent of the Administrative Agent and, in each case, only if all of the payments from Obligors that were being sent to such Lock-Box Bank or Lock-Box Account will, upon termination of such Lock-Box Bank or Lock-Box Account and at all times thereafter, be deposited in a Lock-Box Account with a Lock-Box Bank covered by a Lock-Box Agreement or (iii) amend, supplement or otherwise modify any Lock-Box Agreement without the prior written consent of Administrative Agent and the Majority Group Agent.

(e)       Deposits to Accounts. (i) Deposit or otherwise credit, or cause or permit to be so deposited or credited, or direct any Obligor to deposit or remit, any Collection or proceeds thereof to any account or lock-box account (or related lock-box, if applicable) other than a Lock-Box Account covered by a Lock-Box Agreement (or solely with respect to Medicare/Medicaid Receivables, to the Subject Account) or (ii) permit funds other than Collections to be deposited into any Lock-Box Account or the Subject Account.

(f)       Mergers, Acquisitions, Sales, Etc. Unless the Servicer is the surviving or continuing entity and no Change in Control shall result, consolidate with or merge with any Person, or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless the Administrative Agent and the Majority Group Agent provides prior written consent to such transaction and (i) the surviving entity shall execute and deliver to Administrative Agent and each Group Agent an agreement, in form and substance reasonably satisfactory to Administrative Agent, containing an assumption by the surviving entity of the due and punctual performance and observance of each obligation, covenant and condition of the Servicer under this Agreement and each other Transaction Document, (ii) no Change in Control shall result, (iii) Performance Guarantor reaffirms in a writing, in form and substance reasonably satisfactory to the Administrative Agent, that its obligations under the Performance Guaranty shall apply to the surviving entity and (iv) the Administrative Agent and each Group Agent receives such additional certifications, documents, instruments, agreements and opinions of counsel as it shall reasonably request, including as to the necessity and adequacy of any new UCC financing statements or amendments to existing UCC financing statements.

(g)       Actions Contrary to Separateness. Take any action inconsistent with the terms of Section 8.08.

(h)       Sales, Liens, Etc. Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Pool Receivable or related Contract or Related Security, or any interest therein, or any proceeds of any of the foregoing, or any lock-box account to which any Collections of any Pool Receivable are sent, or any right to receive income or proceeds from or in respect of any of the foregoing, in each case, except for Permitted Liens.

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(i)       Actions Evidencing Transfers by Originators. Notwithstanding anything to the contrary set forth in the Purchase and Sale Agreement, Servicer shall not consent to any change or removal of any notation required to be made by any Originator pursuant to Section 3.3 of the Purchase and Sale Agreement without the prior written consent of the Administrative Agent.

(j)       No Adverse Claim on Seller. Create or permit to exist any Adverse Claim on any Capital Stock of the Borrower, except for Permitted Liens.

(k)       Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Use, or permit its Subsidiaries, Affiliates or its or their respective directors, officers, employees or agents to use, the proceeds of any Loan or Release (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any Affected Person under any applicable Sanctions or result in the violation of any Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.

(l)       Evading and Avoiding. Engage in, or authorize or consent to any of its Subsidiaries, Affiliates, directors, officers, employees, agents or other Persons, each to the extent acting on behalf of the Servicer in connection with this Agreement, to engage in, or to conspire to engage in, any transaction that unlawfully evades or avoids, or has the purpose of unlawfully evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions, each as applicable.

SECTION 8.07. Full Recourse. Notwithstanding any limitation on recourse contained herein or in any other Transaction Document: (i) the Borrower has the obligation to pay all Capital, Interest, Fees, and all other amounts payable by the Borrower hereunder (which obligation shall be full recourse general obligations of the Borrower), and (ii) all obligations of the Servicer so specified hereunder shall be full recourse general obligations of the Servicer.

SECTION 8.08. Separate Existence of the Borrower. Each of the Borrower and the Servicer hereby acknowledges that the Secured Parties, the Group Agents and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Borrower’s identity as a legal entity separate from any Originator, the Servicer, the Performance Guarantor and their Affiliates. Therefore, each of the Borrower and Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent or any Group Agent to continue the Borrower’s identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of the Performance Guarantor, the Originators, the Servicer and any other Person, and is not a division of the Performance Guarantor, the Originators, the Servicer, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Borrower and the Servicer shall take such actions as shall be required in order that:

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(a)       Hill-Rom, the Borrower and the Servicer shall assure that the Borrower, Performance Guarantor, Hill-Rom and each Originator (and each of their respective Affiliates) shall observe the applicable legal requirements for the recognition of the Borrower as a legal entity separate and apart from each of each Originator, Hill-Rom, Performance Guarantor, the Servicer and any of their respective Affiliates, and comply with (and cause to be true and correct) its organizational documents and assuring that each of the following is complied with:

(i)       the Borrower shall maintain (or cause to be maintained) separate company records, books of account and financial statements (each of which shall be sufficiently full and complete to permit a determination of the Borrower’s assets and liabilities and to permit a determination of the obligees thereon and the time for performance on each of the Borrower’s obligations) from those of each Hill-Rom Party and their respective Affiliates other than the Borrower;

(ii)       except as otherwise permitted by this Agreement, the Borrower shall not commingle any of its assets or funds with those of any other Hill-Rom Party or any of their respective Affiliates other than the Borrower;

(iii)       at least one member of the Borrower’s Board of Directors shall be an Independent Director and the limited liability company agreement of the Borrower shall provide: (i) for the same definition of “Independent Director” as used herein, (ii) that Borrower’s Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower unless the Independent Director shall approve the taking of such action in writing before the taking of such action and (iii) that the provisions required by clauses (i) and (ii) of this sentence cannot be amended except in accordance with this Agreement and without the prior written consent of the Independent Director and the Administrative Agent;

(iv)       the members and Board of Directors of the Borrower shall hold all regular and special meetings appropriate to authorize the Borrower’s actions. The members and directors of the Borrower may act from time to time by unanimous written consent or through one or more committees in accordance with the Borrower’s certificate of formation and its limited liability company agreement. The Borrower shall not take any Material Actions (as defined in its limited liability company agreement) without the consent of all its managers, including its Independent Director. Appropriate minutes of all meetings of the Borrower’s members and managers (and committees thereof) shall be kept by the Borrower;

(v)       the Borrower shall compensate its Independent Director in accordance with its limited liability company agreement;

(vi)       decisions with respect to the Borrower’s business and daily operations shall be independently made by Borrower and shall not be dictated by any other Hill-Rom Party or any of their respective Affiliates (except by Hill-Rom as a member and/or manager of the Borrower in accordance with the Borrower’s limited liability company agreement), provided that Servicer shall service the Pool Receivables as contemplated by the Transaction Documents;

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(vii)       the Borrower shall have its own separate stationery;

(viii)       subject to clause (xvii) below, no transactions shall be entered between the Borrower, on the one hand and any other Hill-Rom Party or any Affiliate of any of them, on the other hand (other than as contemplated hereby and in the other Transaction Documents);

(ix)       the Borrower shall act solely in its own name and through its own authorized managers, members, directors, officers and agents, except that, as a general matter, the Obligors will not be informed in the first instance that the Servicer, Originators or Performance Guarantor are acting on behalf of the Borrower. No Originator, Servicer, Performance Guarantor or any Affiliates of Hill-Rom shall be appointed as an agent of the Borrower, except in the capacity of Servicer or Sub-Servicer hereunder;

(x)       none of the Servicer, any Originator, Performance Guarantor or any of their respective Affiliates shall advance funds or credit to the Borrower; and none of the Servicer, Performance Guarantor nor any Affiliate of the Servicer, any Originator or Performance Guarantor will otherwise supply funds or credit to, or guarantee any obligation of, the Borrower except for Hill-Rom’s contributions of capital to the Borrower and the issuance by the Borrower of Subordinated Notes to Originators as contemplated by the Transaction Documents;

(xi)       the Borrower shall maintain a separate office which shall be physically separate from space occupied by an Originator, Performance Guarantor or any Affiliate of any Originator, or Performance Guarantor (but may be in a separate space occupied solely by the Borrower at the offices of any Originator or any Affiliate of any Originator) and shall be clearly identified as the Borrower’s office so it can be identified by outsiders;

(xii)       other than as permitted by the Transaction Documents, the Borrower shall not guarantee, or otherwise become liable with respect to, any obligation of Hill-Rom, any Originator, the Servicer, Performance Guarantor or any Affiliate of any Originator;

(xiii)       the Borrower shall at all times hold itself out to the public under the Borrower’s own name as a legal entity separate and distinct from its equity holders, members, managers, Performance Guarantor, Hill-Rom, each Originator, the Servicer and each of their respective Affiliates (the foregoing to include, but not be limited to, the Borrower not using the letterhead or telephone number of any such Person);

(xiv)       Hill-Rom or Performance Guarantor may issue consolidated financial statements that will include the Borrower, but such financial statements will contain a footnote to the effect that the Receivables of the Borrower are not available to creditors of Hill-Rom or Performance Guarantor; in addition the Borrower shall prepare separate financial statements in compliance with GAAP consistently applied;

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(xv)       if any of the Borrower, the Servicer, Performance Guarantor or any Originator shall provide Records relating to Pool Receivables to any creditor of the Borrower or the Servicer, the Borrower or the Servicer, as the case may be, shall also provide (or cause any Originator to provide) to such creditor a notice indicating that the Collections relating to such Pool Receivables are held in trust pursuant to Section 4.01;

(xvi)       each Originator’s financial statements shall disclose the separateness of the Borrower and that the Pool Receivables are owned by the Borrower and are not available to creditors of such Originator or of their respective Affiliates;

(xvii)       any allocations of direct, indirect or overhead expenses for items shared between the Borrower and any Originator, Performance Guarantor or any of their respective Affiliates that are not included as part of the Servicing Fee shall be made among the Borrower and such Originator, Performance Guarantor or any of their respective Affiliates to the extent practical on the basis of actual use or value of services rendered and otherwise on a basis reasonably related to actual use or the value of services rendered;

(xviii)       the Borrower shall not be named, directly or indirectly, as a contingent beneficiary or loss payee on any insurance policy covering the Servicer, any Originator, Performance Guarantor or any Affiliate of any of them other than insurance policies entered into in the ordinary course of business covering other Affiliates of any of the foregoing;

(xix)       the Borrower shall maintain adequate capital in light of its contemplated business operations;

(xx)       the Borrower shall generally maintain an arm’s-length relationship with each Originator, Performance Guarantor, the Servicer and its Affiliates and each transaction entered into with the Borrower shall be undertaken in good faith for a bona fide business purpose; and

(xxi)       the Independent Director shall not at any time serve as a trustee in bankruptcy for the Borrower, the Servicer, any Originator, Performance Guarantor or any of their respective Affiliates.

(b)       The Borrower agrees that (and Servicer, in its capacity as the sole member of the Borrower, agrees that it will cause the Borrower to comply herewith), until the Final Payout Date:

(i)       the Borrower shall not (A) create any Security of any kind, or (B) incur, assume, guarantee or otherwise become directly or indirectly liable for or in respect of any Debt or obligation other than the Subordinated Notes and otherwise as expressly permitted by the Transaction Documents;

(ii)       the Borrower shall not sell, pledge or dispose of any of its assets, except as permitted by, or as provided in, the Transaction Documents;

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(iii)       the Borrower shall not purchase any asset (or make any investment, by share purchase, loan or otherwise) except as permitted by, or as provided in, the Transaction Documents;

(iv)       the Borrower shall not engage in any activity (whether or not pursued for gain or other pecuniary advantage) other than as permitted by the Transaction Documents;

(v)       the Borrower shall not create, assume or suffer to exist any Adverse Claim on any of its assets other than any Lien created pursuant to the Transaction Documents or any Permitted Lien;

(vi)       the Borrower shall not make any payment, directly or indirectly, to, or for the account or benefit of, any owner of any Voting Stock, security interest or equity interest in Borrower or any Affiliate of any such owner (except, in each case, as expressly permitted by the Transaction Documents);

(vii)       the Borrower shall not make, declare or otherwise commence or become obligated in respect of, any dividend, stock or other security redemption or purchase, distribution or other payment to, or for the account or benefit of, any owner of any Voting Stock or other equity interest, security interest or equity interest in the Borrower to any such owner or any Affiliate of any such owner other than from funds received by it under Article IV and so long as, in any case, (I) the result would not directly or indirectly cause any non-compliance with Section 8.03(j) or (II) before or after giving effect thereto, an Event of Default shall not have occurred that remains continuing or an Unmatured Event of Default shall not have occurred that remains continuing;

(viii)       the Borrower shall not acquiesce in, or direct the Servicer or any other agent to take, any action that is prohibited to be taken by the Borrower in clauses (i) through (vii) above or in Section 8.03 hereof;

(ix)       the Borrower shall not have any employees; and

(x)       the Borrower will provide for not less than ten (10) Business Days’ prior written notice to the Administrative Agent of any removal, replacement or appointment of any director that is to serve as an Independent Director, such notice to include the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements for an Independent Director set forth in this Agreement and the limited liability company agreement of the Borrower.

(c)       None of Hill-Rom, the Borrower or the Servicer shall take any action or permit any of their respective Affiliates to take any action inconsistent with this Section 8.08.

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ARTICLE IX

ADMINISTRATION AND COLLECTION
OF RECEIVABLES

SECTION 9.01. Appointment of the Servicer.

(a)       The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 9.01. Until the Administrative Agent gives notice to Hill-Rom (in accordance with this Section 9.01) of the designation of a new Servicer, Hill-Rom is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of an Event of Default, the Administrative Agent may (with the consent of the Majority Group Agents) and shall (at the direction of the Majority Group Agents) designate as Servicer any Person (including itself) to succeed Hill-Rom or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

(b)       Upon the designation of a successor Servicer as set forth in clause (a) above, Hill-Rom agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and Hill-Rom shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of records (including all Contracts) related to Pool Receivables and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or reasonably desirable to collect the Pool Receivables and the Related Security.

(c)       Hill-Rom acknowledges that, in making its decision to execute and deliver this Agreement, the Administrative Agent and each member in each Group have relied on Hill-Rom’s agreement to act as Servicer hereunder. Accordingly, Hill-Rom agrees that it will not voluntarily resign as Servicer without the prior written consent of the Administrative Agent and the Majority Group Agents.

(d)       The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Borrower, the Administrative Agent, each Lender and each Group Agent shall have the right to look solely to the Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not a Subsidiary of the Parent, the Administrative Agent and the Majority Group Agents shall have consented in writing in advance to such delegation.

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SECTION 9.02. Duties of the Servicer.

(a)       The Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and consistent with the past practices of the Originators. The Servicer shall set aside, for the accounts of each Group, the amount of Collections to which each such Group is entitled in accordance with Article IV hereof. The Servicer may, in accordance with the Credit and Collection Policy and consistent with past practices of the Originators, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under Applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document, (iii) the Servicer may not modify, waive, restructure or adjust any Pool Receivable or any related Contract if any Borrowing Base Deficit exists or shall exist after giving effect thereto, (iv) unless a Deemed Collection payment is made in accordance with Section 4.01(d) with respect to such Pool Receivable, the Servicer shall not extend the due date of any Pool Receivable more than once or extend the due date of any Pool Receivable to a date more than 30 days after the original due date thereof and (v) if an Event of Default has occurred and is continuing, the Servicer may take such action only upon the prior written consent of the Administrative Agent. The Borrower shall deliver to the Servicer and the Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Group), in accordance with their respective interests, all records and documents (including Records, computer tapes and disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing, the Administrative Agent may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable.

(b)       The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Person entitled thereto, the collections of any indebtedness that is not a Pool Receivable, less, if Hill-Rom or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than Hill-Rom or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Borrower all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

(c)       The Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout Date, the Servicer shall deliver to the Borrower all books, records and related materials that the Borrower previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

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SECTION 9.03. Lock-Box Account Arrangements. On or prior to the Closing Date, the Borrower shall have entered into Lock-Box Agreements with all of the Lock-Box Banks and delivered executed counterparts of each to the Administrative Agent. At any time following the occurrence and during the continuation of an Event of Default, the Administrative Agent may (with the consent of the Majority Group Agents) and shall (upon at the direction of the Majority Group Agents), give notice to each Lock-Box Bank that the Administrative Agent is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts redirected pursuant to the Administrative Agent’s instructions rather than deposited in the applicable Lock-Box Account and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Borrower hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Borrower hereby further agrees to take any other action that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Borrower or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent.

SECTION 9.04. Enforcement Rights.

(a)       At any time following the occurrence and during the continuation of an Event of Default:

(i)       the Administrative Agent (at the Borrower’s expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrative Agent or its designee;

(ii)       the Administrative Agent may instruct the Borrower or the Servicer to give notice of the Secured Parties’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and the Borrower or the Servicer, as the case may be, shall give such notice at the expense of the Borrower or the Servicer, as the case may be; provided, that if the Borrower or the Servicer, as the case may be, fails to so notify each Obligor within three (3) Business Days following instruction by the Administrative Agent, the Administrative Agent (at the Borrower’s or the Servicer’s, as the case may be, expense) may so notify the Obligors;

(iii)       the Administrative Agent may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrative Agent or its designee (for the benefit of the Secured Parties) at a place selected by the Administrative Agent and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee;

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(iv)       notify the Lock-Box Banks that the Borrower and the Servicer will no longer have any access to the Lock-Box Accounts;

(v)       the Administrative Agent may (or, at the direction of the Majority Group Agents shall) replace the Person then acting as Servicer; and

(vi)       the Administrative Agent may collect any amounts due from an Originator under the Purchase and Sale Agreement or the Performance Guarantor under the Performance Guaranty.

(b)       The Borrower hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Borrower, which appointment is coupled with an interest, to take any and all steps in the name of the Borrower and on behalf of the Borrower necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Borrower on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

(c)       The Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Servicer, which appointment is coupled with an interest, to take any and all steps in the name of the Servicer and on behalf of the Servicer necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Servicer on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

SECTION 9.05. Responsibilities of the Borrower.

(a)       Anything herein to the contrary notwithstanding, the Borrower shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrative Agent, or any other Credit Party of their respective rights hereunder shall not relieve the Borrower from such obligations, (ii) pay when due any material taxes, including any sales taxes, to the extent payable in connection with the Pool Receivables and their creation and satisfaction except to the extent such taxes are being contested in good faith and appropriate reserves have been maintained in accordance with GAAP and (iii) timely file all material tax returns required to be filed by it with respect to the Pool Receivables. None of the Credit Parties shall have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Borrower, the Servicer or any Originator thereunder.

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(b)       Hill-Rom hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, Hill-Rom shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Hill-Rom conducted such data-processing functions while it acted as the Servicer. In connection with any such processing functions, the Borrower shall pay to Hill-Rom its reasonable and documented out-of-pocket costs and expenses from the Borrower’s own funds (subject to the priority of payments set forth in Section 4.01).

SECTION 9.06. Further Actions. Borrower agrees that from time to time, at its expense, it shall (or cause Servicer to) promptly execute and deliver all further instruments and documents, and take all further actions, that Administrative Agent or its designee may reasonably request or that are necessary in order to perfect, protect or more fully evidence the transactions contemplated by the other Transaction Documents.

SECTION 9.07. Servicing Fee.

(a)       Subject to clause (b) below, the Borrower shall pay the Servicer a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Unpaid Balance of the Pool Receivables. Accrued Servicing Fees shall be payable from Collections to the extent of available funds in accordance with Section 4.01.

(b)       If the Servicer ceases to be Hill-Rom or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a) above and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer hereunder.

ARTICLE X

EVENTS OF DEFAULT

SECTION 10.01. Events of Default. If any of the following events (each an “Event of Default”) shall occur:

(a)       Any of the following events:

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(i)       any Hill-Rom Party shall fail to perform or observe any term, covenant or agreement as and when required hereunder or under any other Transaction Document (other than as referred to in clause (a)(ii) below) and such failure, solely to the extent capable of cure, shall remain unremedied for ten (10) Business Days;

(ii)       any of the following shall occur: (A) any Hill-Rom Party shall fail to make any payment or deposit or transfer any monies to be made by it hereunder or under any other Transaction Document as and when due and such failure is not remedied within one (1) Business Day, (B) the Borrower or Servicer, as applicable, shall breach Sections 8.02(b) or 8.05(c) and such failure shall remain unremedied for two (2) Business Days or (C) the Borrower or Servicer, as applicable, shall breach Sections 8.03(a), 8.03(e), 8.03(i), 8.03(j), 8.06(f) or 8.06(h);

(b)       any representation or warranty made or deemed to be made by any Hill-Rom Party under or in connection with any Transaction Document shall prove to have been false or incorrect in any material respect when made or deemed to be made;

(c)       (i) failure of any Hill-Rom Party or any Subsidiary thereof to pay when due any principal of or premium or interest on any Debt that is outstanding in an aggregate amount exceeding $100,000,000 (or solely with respect to the Borrower, $10,000) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the applicable agreement relating to such Debt (whether or not such failure shall have been waived under the related agreement); (ii) the default by any such Person in the performance of any term, provision or condition contained in any agreement under which any such Debt was created or is governed, or any other event shall occur or condition exist, and such failure shall continue after the applicable grace period, if any, specified in the applicable agreement relating to such Debt, the effect of which is to cause, such Debt to become due prior to its stated maturity or to permit such holders to terminate any undrawn committed thereunder; (iii) any such Debt of any Hill-Rom Party or any Subsidiary thereof shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment), redeemed, defeased, accelerated or repurchased, or the commitment of any lender thereunder to be terminated, in each case, prior to the stated maturity thereof; (iv) any “event of default” (or similar event) shall occur under the Credit Agreement; or (v) any “event of default” (or similar event) shall occur under any Subordinated Note Financing Document;

(d)       an Event of Bankruptcy shall have occurred with respect to any Hill-Rom Party;

(e)       the average of the Default Ratios for the consecutive three preceding Settlement Periods shall at any time exceed 17.00% (such test, the “Default Ratio Test”), and the Aggregate Capital shall not have been reduced to zero within one (1) Business Day;

(f)       the average of the Dilution Ratios for the consecutive three preceding Settlement Periods shall at any time exceed 9.75% (such test, the “Dilution Ratio Test”), and the Aggregate Capital shall not have been reduced to zero within one (1) Business Day;

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(g)       the average of the Loss Ratios for the consecutive three preceding Settlement Periods shall at any time exceed 5.25% (such test, the “Loss Ratio Test”), and the Aggregate Capital shall not have been reduced to zero within one (1) Business Day;

(h)       the average Days Sales Outstanding for the consecutive three preceding Settlement Periods shall at any time be more than 90 days (such test, the “Days Sales Outstanding Test”), and the Aggregate Capital shall not have been reduced to zero within one (1) Business Day;

(i)       a Borrowing Base Deficit shall occur, and shall not have been cured within two (2) Business Days;

(j)       a Change of Control shall occur;

(k)       any Hill-Rom Party shall make any change in any of the Credit and Collection Policies that could reasonably be expected to have a Material Adverse Effect without the prior written consent of the Administrative Agent;

(l)       the Administrative Agent, for the benefit of the Secured Parties, fails at any time to have a valid and perfected first priority ownership interest or first priority perfected security interest in all the Collateral or any Lock-Box Account (other than such Lock-Box Bank’s right to set off or deduct from the Lock-Box Accounts customary banking fees and charges pursuant to the Lock-Box Agreements), in each case, free and clear of any Adverse Claim;

(m)       either (i) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of any Hill-Rom Party and such lien shall not have been released within five (5) days, or (ii) the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 303(k) or Section 4068 of ERISA with regard to any of the assets of any Hill-Rom Party or any of their ERISA Affiliates;

(n)       (i) the occurrence of a Reportable Event which has resulted or could reasonably be expected to result in a Material Adverse Effect; (ii) the adoption of an amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code; (iii) the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA with respect to any Pension Plan and such failure has resulted or could reasonably be expected to result in a Material Adverse Effect; (iv) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of any Hill-Rom Party or any of their respective ERISA Affiliates from any Multiemployer Plan and such liability has resulted or could reasonably be expected to result in a Material Adverse Effect; (v) the receipt by any of any Hill-Rom Party or any of their respective ERISA Affiliates from the PBGC or any plan administrator of any notice relating to the intention to terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan or Multiemployer Plan and such plan termination or appointment of a trustee has resulted or could reasonably be expected to result in a Material Adverse Effect; (vi) the receipt by any Hill-Rom Party or any of their respective ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA and such Withdrawal Liability or insolvency has resulted or could reasonably be expected to result in a Material Adverse Effect; or (vii) the occurrence of a prohibited transaction with respect to any Hill-Rom Party or any of their respective ERISA Affiliates (pursuant to Section 4975 of the Code) except for a prohibited transaction with respect to which a statutory, regulatory, or individual exemption exists;

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(o)       (i) any Hill-Rom Party shall be required to register as an “investment company” within the meaning of the Investment Company Act or (ii) the Borrower becomes a “covered fund” under the Volcker Rule;

(p)       any Transaction Document shall cease to be the valid and binding obligation enforceable against any Hill-Rom Party;

(q)       the Borrower shall fail to comply with Sections 8.08(a)(iii) or 8.08(b)(x);

(r)       the Borrower shall fail to pay in full all of its obligations to the Credit Parties hereunder and under each other Transaction Documents on or prior to the Final Maturity Date;

(s)       one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 (other than judgments fully covered by insurance issued by an insurer that has irrevocably accepted coverage and has the ability to pay such judgments) shall be rendered against any Hill-Rom Party or any Subsidiary of any Hill-Rom Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Hill-Rom Party or any Subsidiary of any Hill-Rom Party to enforce any such judgment which is not effectively stayed for a period of 10 consecutive days;

(t)       one or more judgments shall be rendered against the Borrower;

(u)       (i) the occurrence of a Purchase and Sale Termination Event under the Purchase and Sale Agreement or (ii) Receivables cease being sold or contributed to the Borrower pursuant to the Purchase and Sale Agreement; or

(v)       the Performance Guaranty is canceled, rescinded, amended, waived or otherwise modified without the prior written consent of the Administrative Agent;

then, and in any such event, the Administrative Agent may (or, at the direction of the Majority Group Agents, shall) by notice to the Borrower (x) declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred), (y) declare the Final Maturity Date to have occurred (in which case the Final Maturity Date shall be deemed to have occurred) and (z) declare the Aggregate Capital and all other Borrower Obligations to be immediately due and payable (in which case the Aggregate Capital and all other Borrower Obligations shall be immediately due and payable); provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (d) of this Section 10.01 with respect to the Borrower, the Termination Date shall occur and the Aggregate Capital and all other Borrower Obligations shall be immediately due and payable. Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative. Any proceeds from liquidation of the Collateral shall be applied in the order of priority set forth in Section 4.01.

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ARTICLE XI

THE ADMINISTRATIVE AGENT

SECTION 11.01. Authorization and Action. Each Credit Party hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Administrative Agent. The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Borrower or any Affiliate thereof or any Credit Party except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.

SECTION 11.02. Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement (including the Administrative Agent’s servicing, administering or collecting Pool Receivables in the event it replaces the Servicer in such capacity pursuant to Section 9.01), in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for any Credit Party or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Credit Party (whether written or oral) and shall not be responsible to any Credit Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Credit Party or to inspect the property (including the books and records) of any Credit Party; (d) shall not be responsible to any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 11.03. Administrative Agent and Affiliates. With respect to any Credit Extension or interests therein owned by any Credit Party that is also the Administrative Agent, such Credit Party shall have the same rights and powers under this Agreement as any other Credit Party and may exercise the same as though it were not the Administrative Agent. The Administrative Agent and any of its Affiliates may generally engage in any kind of business with the Borrower or any Affiliate thereof and any Person who may do business with or own securities of the Borrower or any Affiliate thereof, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any other Secured Party.

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SECTION 11.04. Indemnification of Administrative Agent. Each Committed Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or any Affiliate thereof), ratably according to the respective Percentage of such Committed Lender, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided that no Committed Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.

SECTION 11.05. Delegation of Duties. The Administrative Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 11.06. Action or Inaction by Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Group Agents or the Majority Group Agents, as the case may be, and assurance of its indemnification by the Committed Lenders, as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Group Agents or the Majority Group Agents, as the case may be, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Credit Parties. The Credit Parties and the Administrative Agent agree that unless any action to be taken by the Administrative Agent under a Transaction Document (i) specifically requires the advice or concurrence of all Group Agents or (ii) may be taken by the Administrative Agent alone or without any advice or concurrence of any Group Agent, then the Administrative Agent may take action based upon the advice or concurrence of the Majority Group Agents.

SECTION 11.07. Notice of Events of Default; Action by Administrative Agent. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default unless the Administrative Agent has received notice from any Credit Party or the Borrower stating that an Unmatured Event of Default or Event of Default has occurred hereunder and describing such Unmatured Event of Default or Event of Default. If the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Group Agent, whereupon each Group Agent shall promptly give notice thereof to its respective Conduit Lender(s) and Related Committed Lender(s). The Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, concerning an Unmatured Event of Default or Event of Default or any other matter hereunder as the Administrative Agent deems advisable and in the best interests of the Secured Parties.

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SECTION 11.08. Non-Reliance on Administrative Agent and Other Parties. Each Credit Party expressly acknowledges that neither the Administrative Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Credit Party represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower, each Originator, the Performance Guarantor or the Servicer and the Pool Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by the Administrative Agent to any Credit Party, the Administrative Agent shall not have any duty or responsibility to provide any Credit Party with any information concerning the Borrower, any Originator, the Performance Guarantor or the Servicer that comes into the possession of the Administrative Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

SECTION 11.09. Successor Administrative Agent.

(a)       The Administrative Agent may, upon at least thirty (30) days’ notice to the Borrower, the Servicer and each Group Agent, resign as Administrative Agent. Except as provided below, such resignation shall not become effective until a successor Administrative Agent is appointed by the Majority Group Agents (and so long as no Event of Default has occurred and is continuing with the consent of the Borrower), as a successor Administrative Agent and has accepted such appointment. If no successor Administrative Agent shall have been so appointed by the Majority Group Agents (and so long as no Event of Default has occurred and is continuing with the consent of the Borrower), within thirty (30) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent as successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Group Agents (and so long as no Event of Default has occurred and is continuing with the consent of the Borrower), within sixty (60) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent.

(b)       Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article XI and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

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ARTICLE XII

THE GROUP AGENTS

SECTION 12.01. Authorization and Action. Each Credit Party that belongs to a Group hereby appoints and authorizes the Group Agent for such Group to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Group Agent by the terms hereof, together with such powers as are reasonably incidental thereto. No Group Agent shall have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against any Group Agent. No Group Agent assumes, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with the Borrower or any Affiliate thereof, any Lender except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall any Group Agent ever be required to take any action which exposes such Group Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.

SECTION 12.02. Group Agent’s Reliance, Etc. No Group Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as a Group Agent under or in connection with this Agreement or any other Transaction Documents in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, a Group Agent: (a) may consult with legal counsel (including counsel for the Administrative Agent, the Borrower or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Credit Party (whether written or oral) and shall not be responsible to any Credit Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Borrower or any Affiliate thereof or any other Person or to inspect the property (including the books and records) of the Borrower or any Affiliate thereof; (d) shall not be responsible to any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Transaction Documents or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 12.03. Group Agent and Affiliates. With respect to any Credit Extension or interests therein owned by any Credit Party that is also a Group Agent, such Credit Party shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not a Group Agent. A Group Agent and any of its Affiliates may generally engage in any kind of business with the Borrower or any Affiliate thereof and any Person who may do business with or own securities of the Borrower or any Affiliate thereof or any of their respective Affiliates, all as if such Group Agent were not a Group Agent hereunder and without any duty to account therefor to any other Secured Party.

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SECTION 12.04. Indemnification of Group Agents. Each Committed Lender in any Group agrees to indemnify the Group Agent for such Group (to the extent not reimbursed by the Borrower or any Affiliate thereof), ratably according to the proportion of the Percentage of such Committed Lender to the aggregate Percentages of all Committed Lenders in such Group, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Group Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by such Group Agent under this Agreement or any other Transaction Document; provided that no Committed Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Group Agent’s gross negligence or willful misconduct.

SECTION 12.05. Delegation of Duties. Each Group Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Group Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 12.06. Notice of Events of Default. No Group Agent shall be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default unless such Group Agent has received notice from the Administrative Agent, any other Group Agent, any other Credit Party, the Servicer or the Borrower stating that an Unmatured Event of Default or Event of Default has occurred hereunder and describing such Unmatured Event of Default or Event of Default. If a Group Agent receives such a notice, it shall promptly give notice thereof to the Credit Parties in its Group and to the Administrative Agent (but only if such notice received by such Group Agent was not sent by the Administrative Agent). A Group Agent may take such action concerning an Unmatured Event of Default or Event of Default as may be directed by Committed Lenders in its Group representing a majority of the Commitments in such Group (subject to the other provisions of this Article XII), but until such Group Agent receives such directions, such Group Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as such Group Agent deems advisable and in the best interests of the Conduit Lenders and Committed Lenders in its Group.

SECTION 12.07. Non-Reliance on Group Agent and Other Parties. Each Credit Party expressly acknowledges that neither the Group Agent for its Group nor any of such Group Agent’s directors, officers, agents or employees has made any representations or warranties to it and that no act by such Group Agent hereafter taken, including any review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by such Group Agent. Each Credit Party represents and warrants to the Group Agent for its Group that, independently and without reliance upon such Group Agent, any other Group Agent, the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower or any Affiliate thereof and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by a Group Agent to any Credit Party in its Group, no Group Agent shall have any duty or responsibility to provide any Credit Party in its Group with any information concerning the Borrower or any Affiliate thereof that comes into the possession of such Group Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

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SECTION 12.08. Successor Group Agent. Any Group Agent may, upon at least thirty (30) days’ notice to the Administrative Agent, the Borrower, the Servicer and the Credit Parties in its Group, resign as Group Agent for its Group. Such resignation shall not become effective until a successor Group Agent is appointed by the Lender(s) in such Group. Upon such acceptance of its appointment as Group Agent for such Group hereunder by a successor Group Agent, such successor Group Agent shall succeed to and become vested with all the rights and duties of the resigning Group Agent, and the resigning Group Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Group Agent’s resignation hereunder, the provisions of this Article XII and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Group Agent.

SECTION 12.09. Reliance on Group Agent. Unless otherwise advised in writing by a Group Agent or by any Credit Party in such Group Agent’s Group, each party to this Agreement may assume that (i) such Group Agent is acting for the benefit and on behalf of each of the Credit Parties in its Group, as well as for the benefit of each assignee or other transferee from any such Person and (ii) each action taken by such Group Agent has been duly authorized and approved by all necessary action on the part of the Credit Parties in its Group.

ARTICLE XIII

INDEMNIFICATION

SECTION 13.01. Indemnities by the Borrower.

(a)       Without limiting any other rights that the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Borrower Indemnified Party”) may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify each Borrower Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Borrower Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of the Credit Extensions or the security interest in respect of any Pool Receivable or any other Collateral; excluding, however, (a) Borrower Indemnified Amounts (x) resulted solely from the gross negligence or willful misconduct by the Borrower Indemnified Party seeking indemnification, as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) resulting from a material breach of any Transaction Document on the part of such Borrower Indemnified Party, as determined by a final non-appealable judgment of a court of competent jurisdiction, or (z) that constitute recourse with respect to a Pool Receivable by reason of an Event of Bankruptcy or insolvency, or the financial or credit condition or financial default, of the related Obligor, and (b) Taxes (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax Claim). Without limiting or being limited by the foregoing, the Borrower shall pay on demand (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 4.01), to each Borrower Indemnified Party any and all amounts necessary to indemnify such Borrower Indemnified Party from and against any and all Borrower Indemnified Amounts relating to or resulting from any of the following (but excluding Borrower Indemnified Amounts and Taxes described in clauses (a) and (b) above):

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(i)       any Pool Receivable which the Borrower or the Servicer includes as an Eligible Receivable as part of the Net Pool Balance but which is not an Eligible Receivable at such time;

(ii)       any representation, warranty or statement made or deemed made by the Borrower (or any of its officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package, any Purchase Report or any other information or report delivered by or on behalf of the Borrower pursuant hereto which shall have been untrue or incorrect when made or deemed made;

(iii)       the failure by the Borrower to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;

(iv)       the failure to vest in the Administrative Agent a first priority perfected security interest in all or any portion of the Collateral, in each case free and clear of any Adverse Claim;

(v)       the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable and the other Collateral and Collections in respect thereof, whether at the time of any Credit Extension or at any subsequent time;

(vi)       any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Pool Receivable (including a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), any other claim resulting from or relating to collection activities with respect to such Pool Receivable, or any other claim resulting from the sale of goods or rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of nay Obligor to pay undisputed indebtedness;

(vii)       any failure of the Borrower to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;

(viii)       any products liability, environmental or other claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Pool Receivable;

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(ix)       the commingling of Collections of Pool Receivables at any time with other funds;

(x)       any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of any Credit Extensions or in respect of any Pool Receivable or other Collateral or any related Contract;

(xi)       any failure of the Borrower to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;

(xii)       any setoff with respect to any Pool Receivable;

(xiii)       any failure of the Borrower or any Originator to perform any of their respective duties or obligations under any Contract related to any Receivable;

(xiv)       any claim brought by any Person other than a Borrower Indemnified Party arising from any activity by the Borrower or any Affiliate of the Borrower in servicing, administering or collecting any Pool Receivable;

(xv)       ~~[Reserved];~~any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Terrorism Law, Anti-Corruption Law or Sanctions, each as applicable, and all reasonable costs and expenses (including reasonable documented legal fees and disbursements) incurred in connection with defense thereof by, any Borrower Indemnified Party in connection with the Transaction Documents to the extent resulting from any action of the Borrower or any action of its Affiliates;

(xvi)       any failure of a Lock-Box Bank to comply with the terms of the applicable Lock-Box Agreement or any amounts payable by the Administrative Agent to a Lock-Box Bank under any Lock-Box Agreement;

(xvii)       any action taken by the Administrative Agent as attorney-in-fact for the Borrower, any Originator or the Servicer pursuant to this Agreement or any other Transaction Document, other than any action constituting gross negligence or willful misconduct of the Administrative Agent;

(xviii)       the use of proceeds of any Credit Extension; or

(xix)       any reduction in Capital as a result of the distribution of Collections if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

(b)       If for any reason the foregoing indemnification is unavailable to any Borrower Indemnified Party or insufficient to hold it harmless, then the Borrower shall contribute to such Borrower Indemnified Party the amount paid or payable by such Borrower Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Borrower and its Affiliates on the one hand and such Borrower Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Borrower and its Affiliates and such Borrower Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Borrower under this Section shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Borrower Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower and the Borrower Indemnified Parties.

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(c)       Any indemnification or contribution under this Section shall survive the termination of this Agreement.

SECTION 13.02. Indemnification by the Servicer.

(a)       The Servicer hereby agrees to indemnify and hold harmless the Borrower, the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Servicer Indemnified Party”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer pursuant to this Agreement or any other Transaction Document, including any judgment, award, settlement, Attorney Costs and other reasonable and documented out-of-pocket costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Servicer Indemnified Amounts”); excluding (i) Servicer Indemnified Amounts (x) resulted solely from the gross negligence or willful misconduct by the Servicer Indemnified Party seeking indemnification, as determined by a final non-appealable judgment of a court of competent jurisdiction holds that such Servicer Indemnified Amounts, (y) resulting from a material breach of any Transaction Document on the part of such Servicer Indemnified Party, as determined by a final non-appealable judgment of a court of competent jurisdiction, or (z) that constitute recourse with respect to a Pool Receivable by reason of an Event of Bankruptcy or insolvency, or the financial or credit condition or financial default, of the related Obligor, (ii) Taxes (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax Claim), and (iii) Servicer Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor. Without limiting or being limited by the foregoing, the Servicer shall pay on demand, to each Servicer Indemnified Party any and all amounts necessary to indemnify such Servicer Indemnified Party from and against any and all Servicer Indemnified Amounts relating to or resulting from any of the following (but excluding Servicer Indemnified Amounts described in clauses (i), (ii) and (iii) above):

(i)       any Pool Receivable which the Servicer includes as an Eligible Receivable as part of the Net Pool Balance but which is not an Eligible Receivable at such time;

(ii)       any representation, warranty or statement made or deemed made by the Servicer (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package, any Purchase Report or any other information or report delivered by or on behalf of the Servicer pursuant hereto which shall have been untrue or incorrect when made or deemed made;

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(iii)       the failure by the Servicer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;

(iv)       any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Terrorism Law, Anti-Corruption Law or Sanctions, each as applicable, and all reasonable costs and expenses (including reasonable documented legal fees and disbursements) incurred in connection with defense thereof by, any Servicer Indemnified Party in connection with the Transaction Documents to the extent resulting from any action of the Servicer or any action of its Affiliates;

(v)       ~~(iv)~~ any failure of the Servicer to perform any of its duties or obligations under any Contract related to any Receivable;

(vi)       ~~(v)~~ the commingling of Collections of Pool Receivables at any time with other funds; or

(vii)       ~~(vi)~~ any failure of the Servicer to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document.

(b)       If for any reason the foregoing indemnification is unavailable to any Servicer Indemnified Party or insufficient to hold it harmless, then the Servicer shall contribute to such Servicer Indemnified Party the amount paid or payable by such Servicer Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Servicer and its Affiliates on the one hand and such Servicer Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Servicer and its Affiliates and such Servicer Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Servicer under this Section shall be in addition to any liability which the Servicer may otherwise have, shall extend upon the same terms and conditions to each Servicer Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Servicer and the Servicer Indemnified Parties.

(c)       Any indemnification or contribution under this Section shall survive the termination of this Agreement.

ARTICLE XIV

MISCELLANEOUS

SECTION 14.01. Amendments, Etc.

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(a)       No failure on the part of any Credit Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No amendment or waiver of any provision of this Agreement or consent to any departure by any of the Borrower or any Affiliate thereof shall be effective unless in a writing signed by the Administrative Agent and the Majority Group Agents (and, in the case of any amendment, also signed by the Borrower), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Servicer, affect the rights or duties of the Servicer under this Agreement; (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Group Agent:

(i)       change (directly or indirectly) the definitions of, Borrowing Base Deficit, Defaulted Receivable, Eligible Receivable, Facility Limit, Final Maturity Date, Net Pool Balance or Required Reserves contained in this Agreement, or increase the then existing Specified Concentration Percentage for any Obligor or change the calculation of the Borrowing Base;

(ii)       reduce the amount of Capital or Interest that is payable on account of any Loan or with respect to any other Credit Extension or delay any scheduled date for payment thereof;

(iii)       release all or a material portion of the Collateral from the Administrative Agent’s security interest created hereunder;

(iv)       release the Performance Guarantor from all or a material portion of its obligations under the Performance Guaranty or terminate the Performance Guaranty;

(v)       change any of the provisions of this Section 14.01 or the definition of “Majority Group Agents”; or

(vi)       change the order of priority in which Collections are applied pursuant to Section 4.01.

Notwithstanding the foregoing, (A) no amendment, waiver or consent shall increase any Committed Lender’s Commitment hereunder without the consent of such Committed Lender, (B) no amendment, waiver or consent shall reduce any Fees payable by the Borrower to any member of any Group or delay the dates on which any such Fees are payable, in either case, without the consent of the Group Agent for such Group and (C) no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clauses (i) through (vii) above and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.

SECTION 14.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on Schedule III hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

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SECTION 14.03. Assignability; Addition of Lenders.

(a)       Assignment by Conduit Lenders. This Agreement and the rights of each Conduit Lender hereunder (including each Loan made by it hereunder) shall be assignable by such Conduit Lender and its successors and permitted assigns (i) to any Program Support Provider of such Conduit Lender without prior notice to or consent from the Borrower or any other party, or any other condition or restriction of any kind, (ii) to any other Lender with prior notice to the Borrower but without consent from the Borrower or (iii) with the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Default has occurred and is continuing), to any other Eligible Assignee so long as such Person is not a Disqualified Institution. Each assignor of a Loan or any interest therein may, in connection with the assignment or participation, disclose to the assignee or Participant any information relating to the Borrower and its Affiliates, including the Receivables, furnished to such assignor by or on behalf of the Borrower and its Affiliates or by the Administrative Agent; provided that, prior to any such disclosure, the assignee or Participant agrees to preserve the confidentiality of any confidential information relating to the Borrower and its Affiliates received by it from any of the foregoing entities in a manner consistent with Section 14.06(b).

(b)       Assignment by Committed Lenders. Each Committed Lender may assign to any Eligible Assignee or to any other Committed Lender all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and any Loan or interests therein owned by it); provided, however that

(i)       except for an assignment by a Committed Lender to either an Affiliate of such Committed Lender or any other Committed Lender, each such assignment shall require the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Default or an Unmatured Event of Default has occurred and is continuing);

(ii)       each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement;

(iii)       the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall in no event be less than the lesser of (x) $5,000,000 and (y) all of the assigning Committed Lender’s Commitment;

(iv)       the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement; and

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(v)       no assignments may be made to a Disqualified Institution without the prior written consent of the Borrower; provided, however, that such consent shall not be required if an Event of Default has occurred and is continuing.

Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement, and to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Committed Lender hereunder and (y) the assigning Committed Lender shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Committed Lender’s rights and obligations under this Agreement, such Committed Lender shall cease to be a party hereto).

(c)       Register. The Administrative Agent shall, acting solely for this purpose as an agent of the Borrower, maintain at its address referred to on Schedule III of this Agreement (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Committed Lenders and the Conduit Lenders, the Commitment of each Committed Lender and the aggregate outstanding Capital (and stated interest) of the Loans of each Conduit Lender and Committed Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Servicer, the Administrative Agent, the Group Agents, and the other Credit Parties may treat each Person whose name is recorded in the Register as a Committed Lender or Conduit Lender, as the case may be, under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Servicer, any Group Agent, any Conduit Lender or any Committed Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)       Procedure. Upon its receipt of an Assignment and Acceptance Agreement executed and delivered by an assigning Committed Lender and an Eligible Assignee or assignee Committed Lender, the Administrative Agent shall, if such Assignment and Acceptance Agreement has been duly completed, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the Servicer.

(e)       Participations. Each Committed Lender may sell participations to one or more Eligible Assignees (each, a “Participant”) in or to all or a portion of its rights and/or obligations under this Agreement (including all or a portion of its Commitment and the interests in the Loans owned by it); provided, however, that

(i)       such Committed Lender’s obligations under this Agreement (including its Commitment to the Borrower hereunder) shall remain unchanged,

(ii)       such Committed Lender shall remain solely responsible to the other parties to this Agreement for the performance of such obligations, and

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(iii)       no participation may be sold to a Disqualified Institution without the prior written consent of the Borrower; provided, however, that such consent shall not be required if an Event of Default has occurred and is continuing.

The Administrative Agent, the Group Agents, the Conduit Lenders, the other Committed Lenders, the Borrower and the Servicer shall have the right to continue to deal solely and directly with such Committed Lender in connection with such Committed Lender’s rights and obligations under this Agreement.

(f)       Participant Register. Each Committed Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Committed Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Committed Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g)       Assignments by Agents. This Agreement and the rights and obligations of the Administrative Agent and each Group Agent herein shall be assignable by the Administrative Agent or such Group Agent, as the case may be, and its successors and assigns; provided that in the case of an assignment to a Person that is not an Affiliate of the Administrative Agent or such Group Agent, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, such assignment shall require the Borrower’s consent (not to be unreasonably withheld, conditioned or delayed).

(h)       Assignments by the Borrower or the Servicer. Neither the Borrower nor, except as provided in Section 9.01, the Servicer may assign any of its respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Group Agent (such consent to be provided or withheld in the sole discretion of such Person).

(i)       Addition of Lenders or Groups. The Borrower may, with written notice to the Administrative Agent and each Group Agent, add additional Persons as Lenders (by creating a new Group) or cause an existing Lender to increase its Commitment; provided, however, that the Commitment of any existing Lender may only be increased with the prior written consent of such Lender. Each new Lender (or Group) shall become a party hereto, by executing and delivering to the Administrative Agent and the Borrower, an assumption agreement (each, an “Assumption Agreement”) in the form of Exhibit D hereto (which Assumption Agreement shall, in the case of any new Lender, be executed by each Person in such new Lender’s Group).

(j)       Pledge to a Federal Reserve Bank. Notwithstanding anything to the contrary set forth herein, any Lender, Program Support Provider or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including rights to payment of Capital and Interest) and any other Transaction Document to secure its obligations to a Federal Reserve Bank, without notice to or the consent of the Borrower, the Servicer, any Affiliate thereof or any Credit Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.

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(k)       Pledge to a Security Trustee. Notwithstanding anything to the contrary set forth herein, any Lender, Program Support Provider or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including rights to payment of Capital and Interest) and any other Transaction Document to a security trustee in connection with the funding by such Person of Loans, without notice to or the consent of the Borrower, the Servicer, any Affiliate thereof or any Credit Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.

SECTION 14.04. Costs and Expenses. In addition to the rights of indemnification granted under Section 13.01 hereof, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, any Program Support Agreement (or any supplement or amendment thereof) related to this Agreement and the other Transaction Documents (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto and thereto), including (i) the reasonable Attorney Costs for the Administrative Agent and the other Credit Parties with respect thereto and with respect to advising the Administrative Agent and the other Credit Parties as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) reasonable accountants’, auditors’ and consultants’ fees and expenses for the Administrative Agent and the fees and charges of any nationally recognized statistical rating agency incurred in connection with the administration and maintenance of this Agreement or advising the Administrative Agent as to its rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document. In addition, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented Attorney Costs), of the Administrative Agent and the other Credit Parties and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents. This Section 14.04 shall not apply to Taxes.

SECTION 14.05. No Proceedings; Limitation on Payments.

(a)       Each of the Borrower, the Administrative Agent, the Servicer, each Group Agent, each Lender and each assignee of a Loan or any interest agrees that it will not institute against, or join any other Person in instituting against, any Conduit Lender any Event of Bankruptcy so long as any Notes or other senior indebtedness issued by such Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Notes or other senior indebtedness shall have been outstanding.

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(b)       Each of the Servicer, each Group Agent, each Lender and each assignee of a Loan or any interest therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Borrower any Event of Bankruptcy until one year and one day after the Final Payout Date; provided, that the Administrative Agent may take any such action in its sole discretion following the occurrence of an Event of Default.

(c)       Notwithstanding any provisions contained in this Agreement to the contrary, a Conduit Lender shall not, and shall be under no obligation to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Lender has received funds which may be used to make such payment and which funds are not required to repay such Conduit Lender’s Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Lender could issue Notes to refinance all of its outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Lender’s securitization program or (y) all of such Conduit Lender’s Notes are paid in full. Any amount which any Conduit Lender does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or company obligation of such Conduit Lender for any such insufficiency unless and until such Conduit Lender satisfies the provisions of clauses (i) and (ii) above. The provisions of this Section 14.05 shall survive any termination of this Agreement.

SECTION 14.06. Confidentiality.

(a)       Each of the Borrower and the Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement or the Fee Letter (including any fees payable in connection with this Agreement, the Fee Letter or any other Transaction Document or the identity of the Administrative Agent or any other Credit Party), except as the Administrative Agent and each Group Agent may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Borrower, the Servicer or their Advisors and Representatives or (iii) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (iii) above, the Borrower and the Servicer will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Administrative Agent and the affected Credit Party of its intention to make any such disclosure prior to making such disclosure. Each of the Borrower and the Servicer agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section. Notwithstanding the foregoing, it is expressly agreed that each of the Borrower, the Servicer and their respective Affiliates may publish a press release or otherwise publicly announce the existence and principal amount of the Commitments under this Agreement and the transactions contemplated hereby; provided that the Administrative Agent shall be provided a reasonable opportunity to review such press release or other public announcement prior to its release and provide comment thereon; and provided, further, that no such press release shall name or otherwise identify the Administrative Agent, any other Credit Party or any of their respective Affiliates without such Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Borrower consents to the publication by the Administrative Agent or any other Credit Party of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.

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(b)       Each of the Administrative Agent and each other Credit Party, severally and with respect to itself only, agrees to hold in confidence, and not disclose to any Person, any confidential and proprietary information concerning the Borrower, the Servicer and their respective Affiliates and their businesses or the terms of this Agreement (including any fees payable in connection with this Agreement or the other Transaction Documents), except as the Borrower or the Servicer may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives and to any related Program Support Provider, (ii) to its assignees and Participants and potential assignees and Participants and their respective counsel if they agree in writing to hold it confidential, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through it or its Representatives or Advisors or any related Program Support Provider, (iv) to any nationally recognized statistical rating organization in connection with obtaining or maintaining the rating of any Conduit Lender’s Notes or as contemplated by 17 CFR 240.17g-5(a)(3), (v) at the request of a bank examiner or other regulatory authority or in connection with an examination of any of the Administrative Agent, any Group Agent or any Lender or their respective Affiliates or Program Support Providers or (vi) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (vi) above, the Administrative Agent, each Group Agent and each Lender will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Borrower and the Servicer of its making any such disclosure as promptly as reasonably practicable thereafter. Each of the Administrative Agent, each Group Agent and each Lender, severally and with respect to itself only, agrees to be responsible for any breach of this Section by its Representatives, Advisors and Program Support Providers and agrees that its Representatives, Advisors and Program Support Providers will be advised by it of the confidential nature of such information and shall agree to comply with this Section.

(c)       As used in this Section, (i) “Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii) “Representatives” means, with respect to any Person, such Person’s Affiliates, Subsidiaries, directors, managers, officers, employees, members, investors, financing sources, insurers, professional advisors, representatives and agents; provided that such Persons shall not be deemed to be Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person.

(d)       Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure.

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SECTION 14.07. GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION 14.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 14.09. Integration; Binding Effect; Survival of Termination. This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, however, that the provisions of Sections 5.01, 5.02, 5.03, 11.04, 11.06, 12.04, 13.01, 13.02, 14.04, 14.05, 14.06, 14.09, 14.11 and 14.13 shall survive any termination of this Agreement.

SECTION 14.10. CONSENT TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE BORROWER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE BORROWER, THE SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 14.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

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(a)       EACH OF THE BORROWER AND THE SERVICER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 14.02. NOTHING IN THIS SECTION 14.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 14.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 14.12. Ratable Payments. If any Credit Party, whether by setoff or otherwise, has payment made to it with respect to any Borrower Obligations in a greater proportion than that received by any other Credit Party entitled to receive a ratable share of such Borrower Obligations, such Credit Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Borrower Obligations held by the other Credit Parties so that after such purchase each Credit Party will hold its ratable proportion of such Borrower Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Credit Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 14.13. Limitation of Liability.

(a)       No claim may be made by the Borrower or any Affiliate thereof or any other Person against any Credit Party or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Borrower and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. None of the Credit Parties and their respective Affiliates shall have any liability to the Borrower or any Affiliate thereof or any other Person asserting claims on behalf of or in right of the Borrower or any Affiliate thereof in connection with or as a result of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Borrower or any Affiliate thereof result from the breach of contract, gross negligence or willful misconduct of such Credit Party in performing its duties and obligations hereunder and under the other Transaction Documents to which it is a party.

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(b)       The obligations of the Administrative Agent and each of the other Credit Parties under this Agreement and each of the Transaction Documents are solely the corporate obligations of such Person. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement or any other Transaction Document against any member, director, officer, employee or incorporator of any such Person.

SECTION 14.14. Intent of the Parties. The parties hereto have structured this Agreement with the intention that the Loans and the obligations of the Borrower hereunder will be treated, for purposes of United States federal income tax and applicable state, local and foreign tax measured by net income, as debt (the “Intended Tax Treatment”). The Borrower, the Servicer, the Administrative Agent and the other Credit Parties agree not to file any income tax return, and not to take any action, inconsistent with the Intended Tax Treatment unless required by law. Each assignee and each Participant acquiring an interest in a Credit Extension, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.

SECTION 14.15. USA Patriot Act. Each of the Administrative Agent and each of the other Credit Parties hereby notifies the Borrower and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrative Agent and the other Credit Parties may be required to obtain, verify and record information that identifies the Borrower, the Originators, the Servicer and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding the Borrower, the Originators, the Servicer and the Performance Guarantor that will allow the Administrative Agent and the other Credit Parties to identify the Borrower, the Originators, the Servicer and the Performance Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Borrower and the Servicer agrees to provide the Administrative Agent and each other Credit Parties, from time to time, with all documentation and other information required by bank regulatory authorities ~~under~~requested by the Administrative Agent or the other Credit Parties for purposes of compliance with applicable “know your customer” ~~and~~requirements under the PATRIOT Act, the Beneficial Ownership Rule or other applicable anti-money laundering laws, rules and regulations~~, including the PATRIOT Act~~.

SECTION 14.16. Right of Setoff. Each Credit Party is hereby authorized (in addition to any other rights it may have), at any time during the continuance of an Event of Default, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Credit Party (including by any branches or agencies of such Credit Party) to, or for the account of, the Borrower or the Servicer against amounts owing by the Borrower or the Servicer hereunder (even if contingent or unmatured); provided that such Credit Party shall notify the Borrower or the Servicer, as applicable, promptly following such setoff.

SECTION 14.17. Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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SECTION 14.18. Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 14.19. Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

SECTION 14.20. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)       the effects of any Bail-In Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HILL-ROM FINANCE COMPANY LLC, as the Borrower By:________________________________________ Name: Title:

HILL-ROM COMPANY, INC., as the Servicer By:________________________________________ Name: Title:

Loan and Security Agreement

S-1

MUFG BANK, LTD., as Administrative Agent By:________________________________________ Name: Title:

MUFG BANK, LTD., as Group Agent for the MUFG Group By:________________________________________ Name: Title:

MUFG BANK, LTD., as a Committed Lender By:________________________________________ Name: Title:

Loan and Security Agreement

S-2

EXHIBIT A
Form of Loan Request

[Letterhead of Borrower]

[Date]

[Administrative Agent]

[Group Agents]

Re: Loan Request

Ladies and Gentlemen:

Reference is hereby made to that certain Loan and Security Agreement, dated as of May 5, 2017 among Hill-Rom Finance Company LLC (the “Borrower”), Hill-Rom Company, Inc., as Servicer (the “Servicer”), the Lenders party thereto, the Group Agents party thereto and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Loan Request and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

This letter constitutes a Loan Request pursuant to Section 2.02(a) of the Agreement. The Borrower hereby request a Loan in the amount of [$_______] to be made on [_____, 20__] and for a Tranche Period of [one] [two] [three] [month[s]]. The proceeds of such Loan should be deposited to [Account number], at [Name, Address and ABA Number of Bank]. After giving effect to such Loan, the Aggregate Capital will be [$_______].

The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such Credit Extension, as follows:

(i)       the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 of the Agreement are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)       no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Credit Extension;

(iii)       no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension;

(iv)       the Aggregate Capital will not exceed the Facility Limit;

Exhibit A-1

(v)       no Performance Test is then being breached; and

(vi)       the Termination Date has not occurred.

Exhibit A-2

IN WITNESS WHEREOF, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

Very truly yours,

HILL-ROM FINANCE COMPANY LLC

By:
Name:
Title:

Exhibit A-3

EXHIBIT B
Form of Reduction Notice

[Letterhead of Borrower]

[Date]

[Administrative Agent]

[Group Agents]

Re: Reduction Notice

Ladies and Gentlemen:

Reference is hereby made to that certain Loan and Security Agreement, dated as of May 5, 2017 among Hill-Rom Finance Company LLC, as borrower (the “Borrower”), Hill-Rom Company, Inc., as Servicer (the “Servicer”), the Lenders party thereto, and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Reduction Notice and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

This letter constitutes a Reduction Notice pursuant to Section 2.02(d) of the Agreement. The Borrower hereby notifies the Administrative Agent and the Lenders that it shall prepay the outstanding Capital of the Lenders in the amount of [$_______] to be made on [_____, 201_]. After giving effect to such prepayment, the Aggregate Capital will be [$_______].

The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such reduction, as follows:

(i)       the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 of the Agreement are true and correct in all material respects on and as of the date of such prepayment as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)       no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such prepayment;

(iii)       no Borrowing Base Deficit exists or would exist after giving effect to such prepayment;

(iv)       the Aggregate Capital will not exceed the Facility Limit;

(v)      no Performance Test is then being breached; and

Exhibit B-1

(vi)       the Termination Date has not occurred.

Exhibit B-2

In Witness Whereof, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

Very truly yours,

HILL-ROM FINANCE COMPANY LLC

By: ________________________________________
Name:
Title:

Exhibit B-3

EXHIBIT C
[Form of Assignment and Acceptance Agreement]

Dated as of ___________, 20__

Section 1.

Commitment assigned:	$[_____]
Assignor’s remaining Commitment:	$[_____]
Capital allocable to Commitment assigned:	$[_____]
Assignor’s remaining Capital:	$[_____]
Interest (if any) allocable to Capital assigned:	$[_____]
Interest (if any) allocable to Assignor’s remaining Capital:	$[_____]

Section 2.

Effective Date of this Assignment and Acceptance Agreement: [__________]

Upon execution and delivery of this Assignment and Acceptance Agreement by the assignee and the assignor and the satisfaction of the other conditions to assignment specified in Section 14.03(b) of the Agreement (as defined below), from and after the effective date specified above, the assignee shall become a party to, and, to the extent of the rights and obligations thereunder being assigned to it pursuant to this Assignment and Acceptance Agreement, shall have the rights and obligations of a Committed Lender under that certain Loan and Security Agreement, dated as of May 5, 2017 among Hill-Rom Finance Company LLC, Hill-Rom Company, Inc., as Servicer, the Lenders party thereto, the Group Agents party thereto and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Agreement”).

(Signature Pages Follow)

Exhibit C-1

ASSIGNOR:	[_________]

By:
Name:
Title

ASSIGNEE:	[_________]

By:
Name:
Title:

[Address]

Accepted as of date first above

written:

MUFG BANK, LTD.,

as Administrative Agent

By:_______________________________________
Name:
Title:

HILL-ROM FINANCE COMPANY LLC

By:_______________________________________
Name:
Title:]

Exhibit C-2

EXHIBIT D
[Form of Assumption Agreement]

THIS ASSUMPTION AGREEMENT (this “Agreement”), dated as of [______ __, ____], is among ____________________ (the “Borrower”), [________], as conduit lender (the “[_____] Conduit Lender”), [________], as the Related Committed Lender (the “[______] Committed Lender” and together with the Conduit Lender, the “[_____] Lenders”), and [________], as group agent for the [_____] Lenders (the “[______] Group Agent” and together with the [_____] Lenders, the “[_______] Group”).

BACKGROUND

The Borrower and various others are parties to a certain Loan and Security Agreement, dated as of May 5, 2017 among Hill-Rom Finance Company LLC, Hill-Rom Company, Inc., as Servicer, the Lenders party thereto, the Group Agents party thereto and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. This letter constitutes an Assumption Agreement pursuant to Section 14.03(i) of the Loan and Security Agreement. The Borrower desires [the [_____] Lenders] [the [______] Committed Lender] to [become a Group] [increase its existing Commitment] under the Loan and Security Agreement, and upon the terms and subject to the conditions set forth in the Loan and Security Agreement, the [[________] Lenders] [[__________] Committed Lender] agree[s] to [become Lenders within a Group thereunder] [increase its Commitment to the amount set forth as its “Commitment” under the signature of such [______] Committed Lender hereto].

The Borrower hereby represents and warrants to the [________] Lenders and the [_________] Group Agent as of the date hereof, as follows:

(i)       the representations and warranties of the Borrower contained in Section 7.01 of the Agreement are true and correct in all material respects on and as of such date as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)       no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the assumption contemplated hereby; and

(iii)       the Termination Date has not occurred.

Exhibit D-1

SECTION 2. Upon execution and delivery of this Agreement by the Borrower and each member of the [______] Group, satisfaction of the other conditions with respect to the addition of a Group specified in Section 14.03(i) of the Loan and Security Agreement (including the written consent of the Administrative Agent and the Majority Group Agents) and receipt by the Administrative Agent of counterparts of this Agreement (whether by facsimile or otherwise) executed by each of the parties hereto, [the [_____] Lenders shall become a party to, and have the rights and obligations of Lenders under, the Loan and Security Agreement and the “Commitment” with respect to the Committed Lenders in such Group as shall be as set forth under the signature of each such Committed Lender hereto] [the [______] Committed Lender shall increase its Commitment to the amount set forth as the “Commitment” under the signature of the [______] Committed Lender hereto].

SECTION 3. Each party hereto hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Lender, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing commercial paper notes or other senior indebtedness issued by such Conduit Lender is paid in full. The covenant contained in this paragraph shall survive any termination of the Loan and Security Agreement.

SECTION 4. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF). This Agreement may not be amended or supplemented except pursuant to a writing signed be each of the parties hereto and may not be waived except pursuant to a writing signed by the party to be charged. This Agreement may be executed in counterparts, and by the different parties on different counterparts, each of which shall constitute an original, but all together shall constitute one and the same agreement.

(Signature Pages Follow)

Exhibit D-2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

[___________], as a Conduit Lender By:______________________________________________________________________
Name Printed:______________________________________________________________
Title:_____________________________________________________________________
[Address]

[___________], as a Committed Lender By:______________________________________________________________________
Name Printed:______________________________________________________________
Title:_____________________________________________________________________
[Address]
[Commitment]

[_____________], as Group Agent for [_________]
By:______________________________________________________________________
Name Printed:______________________________________________________________
Title:_____________________________________________________________________
[Address]_________________________________________________________________

Exhibit D-3

HILL-ROM FINANCE COMPANY LLC,
as Borrower

By:_____________________________________________________________________
Name:
Title:

Exhibit D-4

EXHIBIT E
[Reserved]

Exhibit E

EXHIBIT F
[Reserved]

Exhibit F

EXHIBIT G

Form of Information Package

(Attached)

Exhibit G

EXHIBIT H

Form of Compliance Certificate

To: MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Administrative Agent

This Compliance Certificate is furnished pursuant to that certain Loan and Security Agreement, dated as of May 5, 2017 among Hill-Rom Finance Company LLC (the “Borrower”), Hill-Rom Company, Inc., as Servicer (the “Servicer”), the Lenders party thereto, the Group Agents party thereto and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.       I am the duly elected ________________of the Hill-Rom Holdings, Inc. (the “Parent”).

2.       I have reviewed the terms of the Agreement and each of the other Transaction Documents and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of the Borrower during the accounting period covered by the attached financial statements.

3.       The examinations described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or an Unmatured Event of Default, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 5 below].

4.       Schedule I attached hereto sets forth financial statements of the Parent and its Subsidiaries for the period referenced on such Schedule I.

[5. Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:]

Exhibit H-1

The foregoing certifications are made and delivered this ______ day of ___________________, 20___.

HILL-ROM HOLDINGS, INC.

By: ______________________________________________________
Name:
Title:

Exhibit H-2

SCHEDULE I TO COMPLIANCE CERTIFICATE

This schedule relates to the month ended: __________________.

A.       Schedule of Compliance as of ______________, 20__ with Section 8.05(a) of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

B.       The following financial statements of the Parent and its Subsidiaries for the period ending on ______________, 20__, are attached hereto:

Exhibit H-3

EXHIBIT I

Closing Memorandum

(Attached)

Exhibit I

EXHIBIT J

Special Concentration Obligor Percentages

Obligor	Special Concentration Obligor Percentage
HOSPITAL CORPORATION OF AMERICA	11.75%

Exhibit J

SCHEDULE I
Commitments

Party	Capacity	Commitment
MUFG	Committed Lender	$110,000,000

Schedule I

SCHEDULE II
Lock-Box Accounts and Lock-Box Banks

Lock-Box Account Bank	Lock-Box Account Number
PNC Bank, National Association	XXXXXXXXX

Schedule II

SCHEDULE III
Notice Addresses

(A)       in the case of the Borrower or Servicer, at the following address:

c/o Hill-Rom Holdings, Inc.

130 E. Randolph Street, Suite 1000

Chicago, IL 60601

Attn: ~~Steve Strobel~~Barbara Bodem, Senior Vice President and Chief Financial Officer

Tel: (312) 819-7258

Fax: (812) 934-8329

Email: ~~steven.strobel~~barbara.bodem@hill-rom.com

With a copy to:

c/o Hill-Rom Holdings, Inc.

130 E. Randolph Street, Suite 1000

Chicago, IL 60601

Attn: Legal Department

Tel: (312) 819-7200

Fax: (312) 819-7219

Email: ari.mintzer@hill-rom.com

With a copy to:

~~Jones Day~~

~~77 West Wacker Dr.~~

~~Chicago, IL 60601~~

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attn: ~~Beth Vogel~~Ryan Dzierniejko

Tel: (~~312~~212) ~~269-1505~~735-3712

Fax: (~~312~~917) ~~782-8585~~777-3712

Email: ~~bvogel@JonesDay~~ryan.dzierniejko@skadden.com

(B)       in the case of the Administrative Agent, at the following address:

MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.)

1221 Avenue of the Americas

New York, NY 10020

Attention: Securitization Group

Email: securitization_reporting@us.mufg.jp

Schedule III-1

(C)       in the case of any other Person, at the address for such Person specified in the other Transaction Documents; in each case, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

Schedule III-2

SCHEDULE IV
Subject Account

Subject Bank	Subject Account Number
PNC Bank, National Association	XXXXXXXXX

Schedule IV-1

SCHEDULE 7.01(m)
UCC Details

Legal Name: Hill-Rom Finance Company LLC

Other Names: None.

Jurisdiction of Organization: Delaware

Organizational Identification Number: 6355797

FEIN: 35-153892

Chief Executive Office / Principal Place of Business:

130 E. Randolph Street, Suite 1000
Chicago, IL 60601

Records Location:

130 E. Randolph Street, Suite 1000
Chicago, IL 60601

Schedule 7.01(m)-1

SCHEDULE 8.04(f)
Location of Records

Chief Executive Office / Principal Place of Business:

130 E. Randolph Street, Suite 1000
Chicago, IL 60601

Records Location:

130 E. Randolph Street, Suite 1000
Chicago, IL 60601

Schedule 8.04(f)-1